    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 WORLDTEX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   56-1789271
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                    WILLCOX & GIBBS FILIX OF DELAWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   13-3573177
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                       REGAL MANUFACTURING COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   13-3141786
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                      ELASTIC CORPORATION OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   63-1187625
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                 ELASTEX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   56-2050119
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                         REGAL YARNS OF ARGENTINA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NORTH CAROLINA                                 2241                                   56-1796525
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                              WTX COLOMBIA I, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   56-2059864
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                             WTX COLOMBIA II, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                    2241                                   56-2059865
    (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC CODE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                            ------------------------
                             212 12TH AVENUE, N.E.
                         HICKORY, NORTH CAROLINA 28601
                                 (704) 328-5381
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                      BARRY D. SETZER                                             WITH COPIES TO:
                       WORLDTEX, INC.                                           JOHN K. HOYNS, ESQ.
                   212 12TH AVENUE, N.E.                                     HUGHES HUBBARD & REED LLP
               HICKORY, NORTH CAROLINA 28601                                   ONE BATTERY PARK PLAZA
                       (704) 328-5381                                         NEW YORK, NEW YORK 10004
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                         (212) 837-6762
         INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    TITLE OF EACH CLASS OF          AMOUNT TO BE           PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
 SECURITIES TO BE REGISTERED         REGISTERED         OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
9 5/8% Series B Notes Due
  2007........................      $175,000,000(1)               (2)                      (2)                    $51,625
----------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 9 5/8%
  Series B Senior Notes Due
  2007........................            --                      --                       --                     None(3)
==================================================================================================================================

(1) Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

(3) Pursuant to Rule 457(n).
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 1998

                                 WORLDTEX, INC.

          OFFER TO EXCHANGE ITS 9 5/8% SERIES B SENIOR NOTES DUE 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                     9 5/8% SERIES A SENIOR NOTES DUE 2007

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[            ], 1998, UNLESS EXTENDED.

     Worldtex, Inc. ("Worldtex" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 9 5/8% Series B Senior Notes due 2007 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 5/8% Series A Senior Notes due 2007 (the "Old Notes"), of which $175,000,000 principal amount is outstanding as of the date hereof. See "The Exchange Offer." The Old Notes and the New Notes are sometimes collectively referred to herein as the "Notes." The Notes are senior unsecured obligations of the Company and are fully and unconditionally guaranteed on a senior unsecured basis (the "Subsidiary Guarantees") by all existing and future U.S. subsidiaries of the Company (the "Guarantors"), but Subsidiary Guarantees will not be provided by the Company's non-U.S. subsidiaries (the "Foreign Subsidiaries").

     The Company will accept for exchange any and all validly tendered Old Notes
prior to 5:00 p.m., New York City time, on             , 1998, unless extended
by the Company (such date, as it may be extended, the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS OF OLD NOTES ON             , 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1998

     The New Notes will be obligations of the Company evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same indenture (the "Indenture"). See "Description of Notes." The form and terms of the New Notes are generally the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "The Exchange Offer."

     The New Notes are being offered hereunder in order to satisfy certain obligations under the Registration Rights Agreement, dated as of December 1, 1997 (the "Registration Rights Agreement"), among the Company, the Guarantors, and NationsBanc Montgomery Securities, Inc., BancAmerica Robertson Stephens and Interstate/Johnson Lane Corporation (the "Initial Purchasers"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement to register the New Notes and exchange them for the Old Notes under the Securities Act. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes tendered for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the Exchange Offer." See "Risk
Factors -- Consequences to Non-Tendering Holders of Old Notes." The Company has agreed to pay the expenses of the Exchange Offer.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters issued to third parties including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of Worldtex (other than a broker-dealer who acquired such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including the Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purpose of The Exchange Offer." In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from the Company) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Company). The Company has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR ANY OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

     Old Notes were initially represented by a single Global Old Note (as defined herein) in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. The New Notes exchanged for Old Notes represented by the Global Old Note will be represented by one or more Global New Notes (as defined herein) in fully registered form, registered in the name of the nominee of DTC. The Global New Notes will be exchangeable for New Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity of such New Notes will therefore settle in immediately available funds. See "Description of Notes -- Book Entry, Delivery and Form."

     The New Notes will bear interest at a rate equal to 9 5/8% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of original issue of such Old Notes. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1998.

     The Notes are redeemable at the option of the Company, in whole or in part, on or after December 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and liquidated damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement with respect to the Old Notes ("Liquidated Damages") to the redemption date. Notwithstanding the foregoing, at any time on or before December 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of a public offering of common stock of the Company at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date, provided that at least $113.75 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption, and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase.

     The Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Company, including indebtedness under the New Credit Facility. The obligations of the Company under the New Credit Facility (as defined herein), however, are secured by the accounts receivable and inventory of the Company and its U.S. subsidiaries, as well as by all of the outstanding capital stock of its U.S. subsidiaries and 65% of the outstanding capital stock of each of its non-U.S. subsidiaries. Accordingly, the Company's obligations under the New Credit Facility is effectively rank senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Company's payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes is fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors, but Subsidiary Guarantees are not provided by the Foreign Subsidiaries. The Subsidiary Guarantees rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Guarantors but secured indebtedness of a Guarantor (including the secured guarantees granted under the New Credit Facility) effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Notes effectively rank junior to the secured and unsecured indebtedness and trade payables of the Foreign Subsidiaries. The terms of the Indenture (as defined herein) permit the Company and its subsidiaries to incur additional indebtedness (including secured indebtedness), subject to certain limitations.

     Prior to this offering, there has been no public market for the Notes. The Company does not intend to list the Notes on a national securities exchange or to seek approval for quotation through the NASDAQ National Market. As the Old Notes were issued and the New Notes are being issued primarily to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Notes will develop. In addition, resales by certain holders of the Notes of a substantial percentage of the aggregate principal amount of such notes could constrain the ability of any market maker to develop or maintain a market for the Notes. To the extent that a market for the Notes should develop, the market value of the Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Company. Such factors might cause the Notes to trade at a discount from face value. See "Risk Factors -- Lack of a Public Market for the Notes."

     THE COMPANY WILL NOT RECEIVE ANY PROCEEDS FROM THE EXCHANGE OFFER. THE COMPANY HAS AGREED TO PAY THE EXPENSES OF THE EXCHANGE OFFER. NO UNDERWRITER IS BEING USED IN CONNECTION WITH THE EXCHANGE OFFER.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-11438) are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Company's Current Report on Form 8-K dated December 1, 1997.

     All reports and any definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the terminations of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM WORLDTEX, INC., 212 12TH AVENUE N.E., HICKORY, NORTH CAROLINA, 28601, ATTENTION: SECRETARY, TELEPHONE (704) 328-5381. IN ORDER TO ENSURE TIMELY
DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [            ].

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF THE COMPANY'S MANAGEMENT AS WELL AS ON ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY AT THE TIME SUCH STATEMENTS WERE MADE. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY, ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THESE STATEMENTS ARE REASONABLE, INVESTORS SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED BY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW UNDER THE CAPTION "RISK FACTORS" OR OTHER FACTORS. INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS UNDER THE CAPTION "RISK FACTORS," AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE NOTES. THE COMPANY CAUTIONS THE READER, HOWEVER, THAT SUCH LIST OF FACTORS UNDER THE CAPTION "RISK FACTORS" MAY NOT BE EXHAUSTIVE AND THAT THOSE OR OTHER FACTORS, MANY OF WHICH ARE OUTSIDE OF THE COMPANY'S CONTROL, COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS ABILITY TO SERVICE ITS INDEBTEDNESS, INCLUDING PRINCIPAL AND INTEREST PAYMENTS ON AND LIQUIDATED DAMAGES, IF ANY, WITH RESPECT TO THE NOTES. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTIONS "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and historical and pro forma financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference in, this Prospectus. Unless the context otherwise requires, references to the "Company" include Worldtex and its direct and indirect subsidiaries. The information set forth below under "Risk Factors" should be considered carefully in evaluating an investment in the Notes offered hereby.

                                  THE COMPANY

     The Company believes that it is the largest supplier of covered elastic yarn in the world. Covered elastic yarns are used by the Company's customers to produce stretch fabrics for apparel that provide enhanced styling capabilities, better shape retention, and improved aesthetics, durability and comfort. The principal products that utilize covered elastic yarn produced by the Company are sheer and opaque pantyhose, men's, women's and children's socks, sweaters, swimwear, active and athletic wear and men's, women's and children's stretch apparel. During 1996, Worldtex yarns were used in the products of some of the world's best known brands and designers, including Giorgio Armani, Hugo Boss, Pierre Cardin, Liz Claiborne, Danskin, Dim, Christian Dior, Fogal, Fruit of the Loom, Givenchy, Jockey, Calvin Klein, Evan Picone, Polo, Round the Clock, Nina Ricci, Ellen Tracy and others. The Company, which was one of the first independent producers of covered elastic yarn when it began operations in 1934, operates 11 manufacturing and distribution facilities located in the United States, Canada, France and South America. The Company also has a 38% interest in a joint venture production facility in Estonia, and currently plans joint venture production facilities in China and India. For the year ended December 31, 1996, Worldtex had net sales of $207.8 million.

     The net proceeds from the sale of the Old Notes were used to fund the acquisition on December 1, 1997 by the Company of the Elastic Corporation of America division ("ECA") of NFA Corp. (the "ECA Acquisition") and to reduce outstanding indebtedness, including indebtedness incurred to finance the acquisition on October 3, 1997, of the Narrow Fabrics division ("Elastex") of Texfi Industries, Inc. (the "Elastex Acquisition"). As a result of the ECA Acquisition and the Elastex Acquisition, the Company believes that it is the largest manufacturer of woven and knitted narrow elastic fabrics in the world. Narrow elastic fabrics are elasticized fabric bands, typically under six inches in width, that are used as components in the production of a broad range of apparel products, such as waistbands for men's, women's and children's underwear, athletic apparel and other garments, straps, facings and edgings in women's intimate apparel and elastic bands in women's hosiery. For the year ended December 28, 1996, ECA had net sales of $55.8 million, and for the year ended November 1, 1996, Elastex had net sales of $15.8 million. During 1996, ECA's and Elastex's narrow elastic fabrics were used in apparel produced by Bassett Walker, Fruit of the Loom, Tommy Hilfiger, Jockey, Michael Jordan Sports, Donna Karan, Calvin Klein, Ralph Lauren, Russell Corporation, Sara Lee (Hanes products), Vanity Fair, Warnaco (Warner, Olga and Speedo brands) and others. ECA and Elastex together own a total of five manufacturing facilities, which are located in Alabama, North Carolina, South Carolina and Virginia. On a pro forma basis assuming that the ECA Acquisition and the Elastex Acquisition had been consummated January 1, 1996, the Company would have had net sales of $279.4 million for the year ended December 31, 1996, and $216.1 million for the nine months ended September 30, 1997.

     The Company's common stock is listed on the New York Stock Exchange (Symbol
WTX). The Company's principal offices are located at 212 12th Avenue N.E., Hickory, North Carolina 28601, and its telephone number is (704) 328-5381.

INDUSTRY OVERVIEW

     In recent years, the worldwide fabric/apparel industry has been undergoing significant changes relating to the types of garments produced. Specifically, two trends have significantly impacted the Company: (i) the growth of covered elastic yarn applications in fabric/apparel production, and (ii) increased consumer demand for more casual, comfortable and durable apparel. As a leading supplier of covered elastic yarns and narrow elastic fabrics, the Company believes it is well-positioned to benefit from both of these trends.

     Covered elastic yarns are produced by wrapping nylon, polyester, cotton or other fibers around spandex or latex rubber. The core of spandex or rubber provides stretch capability and durability, while the wrapped fiber results in more comfort to the touch and permits the covered yarn to be dyed. Advanced manufacturing equipment permits production of ultrafine covered elastic yarns that result in fabrics comparable in appearance to natural fibers, but with superior flexibility, shape retention and durability. Historically, covered elastic yarns were principally used in the manufacture of women's pantyhose and other hosiery products. However, advances in production techniques and trends in consumer apparel preferences have led to a substantial expansion of the end uses for covered elastic yarn. Today, covered elastic yarn is used in a broad range of apparel, including sweaters, swimwear, running clothes, athletic uniforms, slacks, skirts and dresses, as well as in pantyhose and socks.

     Consumer demand for increased comfort has also favorably affected the market for narrow elastic fabrics. These fabrics are produced by weaving covered elastic yarn or knitting spandex or latex rubber, in each case with other yarn, such as nylon, polyester or cotton, in order to create narrow bands of elasticized fabric. Although the market for narrow elastic fabrics has been relatively flat over the past five years, demand has grown during such period for intimate apparel and athletic wear that include designer or other logos in the waistband, which are generally higher-margin products compared to unadorned elasticized waistbands. ECA has focused on the development and production of such specialized waistbands, through investment in advanced weaving machines, development of specialized dyeing techniques and close working relationships with apparel producers to determine their requirements, and ECA is currently the leading manufacturer of such waistbands in the United States.

BUSINESS STRATEGY

     The Company's strategy is to increase revenues and margins through expansion into new markets while reducing costs. The Company's business plan consists of the following key elements:

     - MAINTAIN LEADING POSITION IN NICHE MARKETS. The Company believes that it is the largest supplier of covered elastic yarn in the world. The Company believes that such leadership is based primarily on the high quality of the Company's products, the Company's responsiveness to customer's needs and the Company's initiative and creativity in developing new end uses for covered elastic yarns. ECA has followed a similar strategy to become, it believes, the largest producer of narrow elastic fabrics in the world. As a result of their focus on quality and service, both Worldtex and ECA have exclusive or significant supplier relationships for certain product lines with certain leading apparel manufacturers. The Company intends to focus on maintaining leadership in niche markets, such as covered elastic yarn and narrow elastic fabrics, where it can market its specialized expertise to more broadly-based fabric and apparel producers. The Company believes that this expertise, when applied to produce high quality products and to develop solutions to customers' needs, should result in growth in sales of the Company's products.

     - CONTINUE TO DEVELOP NEW END USES FOR COVERED ELASTIC YARN AND NARROW ELASTIC FABRIC. In 1992, 65.4% of the Company's sales were to pantyhose manufacturers, as compared to 38.4% of sales in 1996. Sales of pantyhose in the United States during this period have declined approximately 13%, although the Company's sales (including sales outside the United States) have grown 19% during the period. The Company has actively worked with apparel fabric producers and others to develop new fabrics utilizing covered elastic yarn. For example, the Company was selected by E.I. DuPont de Nemours & Company ("DuPont") to create and manufacture yarns for use in the production of casual shoes to be sold by Marks and Spencer in the European market, and the Company has also developed covered elastic yarn solutions for furniture slip covers, lace lingerie and stretch denim fabrics. Similarly, ECA has sought to be a leader in the development of narrow elastic fabric products, including its focus on weaving designer logos into elastic waistbands, its production of the patented "QuikCord"(R) system that embeds a drawstring within an elastic waistband, and its production of silicon-backed narrow elastics used in certain specialty hosiery. In addition, the growth in consumer demand for more casual, comfortable and durable garments has increased the interest of apparel fabric producers in the development of new covered elastic yarn and narrow elastic fabric applications. In light of the

       Company's long history and extensive knowledge relating to the production of covered elastic yarn and ECA's and Elastex's extensive experience and expertise regarding narrow elastic fabrics, the Company is well positioned to work with apparel fabric manufacturers and others in developing new end uses for covered elastic yarns and narrow elastic fabrics.

     - EXPAND INTERNATIONAL OPERATIONS. Prior to 1995, the Company's manufacturing facilities were based in the United States, Canada and France. In 1995, the Company acquired Fibrexa, Ltda. ("Fibrexa"), a covered elastic yarn manufacturer located in Colombia, and established a manufacturing joint venture in Estonia. In 1997, the Company entered into a letter of intent to form a joint venture for the establishment of manufacturing facilities in China, and it is currently in negotiations for a similar venture in India. Although the Estonian, Chinese and Indian ventures are relatively small -- each involving an investment of less than $1 million -- the Company believes that the potential for growth in these markets is significant. These new operations are expected to provide improved access to growing new markets for the Company's products, as well as cost-efficient facilities capable of manufacturing covered elastic yarn for export to the Company's customers worldwide. For example, the Company has shifted manufacturing equipment to its lower-cost South American operation, Fibrexa. In 1996, Fibrexa had net sales of $17.9 million, including sales to other subsidiaries of the Company of $6.7 million for resale in North America and Europe. This compares to total net sales by Fibrexa of $6.7 million in the last six months of 1995 following the Company's acquisition of Fibrexa. The Company plans to expand Fibrexa's production capacity substantially in the near term.

     - PURSUE STRATEGIC ACQUISITIONS. The Company intends to pursue acquisitions of companies in niche segments of the textile industry. The Company plans to seek businesses that offer the opportunity to improve the Company's financial results through increased purchasing power with suppliers, elimination of duplicative operations or cross-selling of products to common customers. For example, DuPont, Globe Manufacturing Co. ("Globe") and Bayer A.G. ("Bayer") are major suppliers of raw materials to the Company, ECA and Elastex, and the Company expects that its increased purchasing power following consummation of the ECA Acquisition will result in more favorable supply agreements. In addition, the Company expects to shift ECA's production of covered elastic yarns to the Company's existing covering operations to allow ECA to focus on narrow elastic fabric production, and Worldtex will replace other suppliers as ECA's sole source for covered elastic yarns and textured nylon. Moreover, the Company expects to distribute and market the narrow elastic fabric products of ECA and Elastex through its existing European, North American and South American sales operations.

THE ECA ACQUISITION

     On December 1, 1997, a wholly-owned subsidiary of the Company purchased substantially all of the assets of ECA for a cash purchase price of approximately $76.3 million, which was funded with a portion of the net proceeds from the sale of the Old Notes. In connection with the ECA Acquisition, such subsidiary of the Company assumed an industrial revenue bond obligation relating to ECA in the aggregate principal amount of $6.0 million, operating leases (as to which the present value of remaining lease payment obligations will not exceed $2.3 million) and certain current liabilities.

                               THE EXCHANGE OFFER

The Exchange Offer..............   $1,000 principal amount of New Notes in
                                   exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $175 million in aggregate principal amount of Old
                                   Notes were outstanding. The Company will issue the New Notes to Holders (as defined in "Description of Notes") on or promptly after the Expiration Date.

                                   Based on interpretations by the staff of the Commission set forth in several no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that

                                   New Notes issued pursuant to the Exchange
                                   Offer in exchange for Old Notes may be
                                   offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of the Company (other than a broker-dealer who acquired such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who is an affiliate of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including The Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purpose of the Exchange Offer."

                                   Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from the Company). The Company has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date.................   5:00 p.m., New York City time, on           ,
                                   1998, unless the Exchange Offer is extended by the Company to the extent necessary to comply with applicable federal and state securities laws, in which case the term
                                   "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Amounts on the
  Notes.........................
                                   The New Notes will bear interest from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the date of original issue of such Old Notes.

Conditions to the Exchange
  Offer.........................   The Exchange Offer is subject to certain
                                   customary conditions. The conditions are limited and relate in general to laws or Commission policies that might impair the ability of the Company to proceed with the Exchange Offer. As of the date of this Prospectus, none of these events had occurred, and the Company believes their occurrence to be unlikely. If any such conditions do exist prior to the Expiration
                                   Date, the Company may (i) refuse to accept any Old Notes and return all previously tendered Old Notes, (ii) extend the Exchange
                                   Offer, or (iii) waive such conditions. See
                                   "The Exchange Offer -- Conditions."

Procedures for Tendering........   Each Holder of Old Notes wishing to accept
                                   the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes to be exchanged and any other required documentation to IBJ Schroder Bank &
                                   Trust Company, as Exchange Agent (the
                                   "Exchange Agent"), at the address set forth herein and therein or effect a tender of such Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each Holder will represent to the company that, among other things, the New
                                   Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New
                                   Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or any of its subsidiaries. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New
                                   Notes. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
  Beneficial Owners.............   Any beneficial owner whose Old Notes are
                                   registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old
                                   Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and it may not be possible to complete a transfer initiated shortly before the Expiration Date.
                                   See "The Exchange Offer -- Procedures for
                                   Tendering."

Guaranteed Delivery
  Procedures....................   Holders of Old Notes who wish to tender their
                                   Old Notes and whose Old Notes are not
                                   immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, or cannot complete the procedure for book-entry transfer prior to 5:00 p.m. on the Expiration
                                   Date, may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                   Procedures."

Withdrawal Rights...............   Tenders may be withdrawn at any time prior to
                                   5:00 p.m., New York City time, on the
                                   Expiration Date.

Acceptance of Old Notes and
Delivery of New Notes...........   The Company will accept for exchange any and
                                   all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New
                                   York City time, on the Expiration Date. The
                                   New Notes issued pursuant to the Exchange
                                   Offer will be delivered promptly following the Expiration Date. Any Old Notes not accepted for exchange will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange
                                   Offer. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain Tax Considerations......   The exchange pursuant to the Exchange Offer
                                   should not be a taxable event for federal income tax purposes. See "Certain United
                                   States Federal Tax Considerations."

Exchange Agent..................   IBJ Schroder Bank & Trust Company is serving
                                   as Exchange Agent in connection with the Exchange Offer.

                               TERMS OF NEW NOTES

     The Exchange Offer applies to the entire $175,000,000 aggregate principal amount outstanding of the Old Notes. The New Notes will be obligations of the Company evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of Notes." The form and terms of the New Notes are generally the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "Description of Notes."

The New Notes...................   $175,000,000 principal amount of 9 5/8%
                                   Series B Senior Notes due 2007.

Maturity Date...................   December 15, 2007.

Interest Rate and Payment
  Dates.........................   The New Notes will bear interest at a rate of
                                   9 5/8% per annum. Interest on the New Notes will accrue from the last date on which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of original issue of such Old Notes. Interest on the Notes is payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing June 15, 1998.

Optional Redemption.............   On or after December 15, 2002, the Company
                                   may redeem the Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption. Notwithstanding the foregoing, at any time on or before, December 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of a public offering of common stock of the Company at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date, provided that at least
                                   $113.75 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding
                                   Notes held by the Company or any of its
                                   Subsidiaries), and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering. See "Description of
                                   Notes -- Optional Redemption."

Ranking.........................   The Notes are general unsecured obligations
                                   of the Company and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Company, including indebtedness under the Company's
                                   New Credit Facility. The obligations of the
                                   Company under the New Credit Facility,
                                   however, are secured by the accounts
                                   receivable and inventory of the Company and its U.S. subsidiaries, as well as by all of the outstanding capital stock of its U.S.
                                   subsidiaries and 65% of the outstanding
                                   capital stock of each of its Foreign
                                   Subsidiaries. Accordingly, the New Credit
                                   Facility effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. In addition, secured indebtedness of the
                                   Guarantors effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest, and the Notes effectively rank junior to the secured and unsecured indebtedness and trade payables of the Foreign Subsidiaries. The terms of the Indenture (as defined herein) permit the Company and its subsidiaries to incur additional indebtedness (including secured indebtedness), subject to certain limitations. See "Description of Notes" and "Description of Other Indebtedness -- The New
                                   Credit Facility."

Subsidiary Guarantees...........   The Notes are fully and unconditionally
                                   guaranteed by each of the existing and future
                                   U.S. subsidiaries of the Company, but
                                   guarantees are not to be provided by the Foreign Subsidiaries. The Subsidiary
                                   Guarantees rank pari passu in right of
                                   payment with all existing and future
                                   unsecured and unsubordinated indebtedness of the Guarantors, including the guarantees granted under the New Credit Facility, but secured indebtedness of a Guarantor effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. The
                                   Guarantors' obligations under the New Credit
                                   Facility are secured by a lien on the
                                   accounts receivable and inventory of the Guarantors and, accordingly, such indebtedness ranks prior to the Subsidiary Guarantees with respect to such assets. See "Description of Notes -- Additional Guarantees."

Change of Control...............   Upon a Change of Control (as defined herein),
                                   the Company is required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated
                                   Damages, if any, to the date of repurchase.
                                   See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

Covenants.......................   The Indenture restricts, among other things,
                                   the ability of the Company and its
                                   subsidiaries to incur additional indebtedness and issue preferred stock, enter into sale and leaseback transactions, incur liens, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person, sell stock of subsidiaries, and assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. See "Description of Notes -- Certain Covenants."

Exchange Rights.................   Holders of New Notes are not entitled to any
                                   exchange rights with respect to the New
                                   Notes. Holders of Old Notes are entitled to certain exchange rights pursuant to the Registration Rights Agreement. Under the
                                   Registration Rights Agreement, the Company is required to offer to exchange the Old Notes for new notes having substantially identical terms which have been registered under the Securities Act. This Exchange Offer is intended to satisfy such obligation. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the
                                   Exchange Offer." See "Risk
                                   Factors -- Consequences to Non-Tendering
                                   Holders of Old Notes."

Use of Proceeds.................   The Company will not receive any proceeds
                                   from the Exchange Offer.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma statement of operations data, other operating data and selected ratios for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to the ECA Acquisition, the Elastex Acquisition and the application of the net proceeds from the sale of the Old Notes (collectively, the "Transactions") as if each had occurred at the beginning of the period presented. The following unaudited pro forma balance sheet data as of September 30, 1997 give effect to the Transactions as if each had occurred on September 30, 1997.

                                                                     NINE MONTHS       YEAR ENDED
                                                                        ENDED             ENDED
                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                        1997              1996
                                                                    -------------     -------------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.........................................................    $ 216,053         $ 279,383
Cost of goods sold................................................      173,219           223,637
Gross profit......................................................       42,834            55,746
Selling, general and administrative expenses......................       19,734            25,081
                                                                       --------          --------
Operating profit..................................................       23,100            30,665
Interest expense..................................................       14,297            18,904
Other income (expense), net.......................................          (35)              694
                                                                       --------          --------
Income before income taxes........................................        8,768            12,455
Income taxes......................................................        2,935             4,550
                                                                       --------          --------
Net income........................................................    $   5,833         $   7,905
                                                                       ========          ========
OTHER OPERATING DATA:
EBITDA(a).........................................................    $  31,214         $  42,334
Depreciation and amortization.....................................        8,149            10,975
Capital expenditures..............................................        8,001            14,956
Cash interest expense.............................................       13,772            18,204
SELECTED RATIOS:
EBITDA/cash interest expense......................................        2.27x             2.33x
EBITDA less capital expenditures/cash interest expense............        1.69x             1.50x
Total debt/EBITDA.................................................        4.53x             4.47x
Ratio of earnings to fixed charges(b).............................        1.56x             1.62x
BALANCE SHEET DATA:
Working capital...................................................    $  92,060
Total assets......................................................      318,660
Total debt........................................................      188,333
Stockholders' equity..............................................       79,789

---------------
(a) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.
(b) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and that portion of rental expense which is representative of the interest factor in these rentals.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

WORLDTEX

     The following table sets forth selected consolidated financial information of the Company for each of the five years in the period ended December 31, 1996. Such information was derived from the Consolidated Financial Statements of the Company, which in the case of the three years in the period ended December 31, 1996 have been audited by KPMG Peat Marwick LLP and are included elsewhere in this Prospectus. The following table also sets forth selected consolidated financial information of the Company as of September 30, 1996 and 1997 and for the nine months then ended. Such information was derived from the unaudited Consolidated Financial Statements of the Company, which are included elsewhere in this Prospectus. Such unaudited Consolidated Financial Statements, in the opinion of the Company's management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations for such periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

                             NINE MONTHS ENDED
                               SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                            -------------------   ----------------------------------------------------
                              1997       1996       1996       1995       1994       1993       1992
                            --------   --------   --------   --------   --------   --------   --------
                                (UNAUDITED)                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net sales.................. $148,350   $155,189   $207,829   $187,981   $164,654   $152,709   $174,936
Cost of goods sold.........  122,040    126,200    168,754    156,519    138,666    125,739    142,326
                            --------   --------   --------   --------   --------   --------   --------
Gross profit...............   26,310     28,989     39,075     31,462     25,988     26,970     32,610
Selling, general and
  administrative
  expenses.................   11,688     11,536     16,582     15,708     13,502     12,108     13,716
                            --------   --------   --------   --------   --------   --------   --------
Operating profit...........   14,622     17,453     22,493     15,754     12,486     14,862     18,894
Interest expense...........    4,417      4,391      5,826      5,693      3,951      3,298      7,285
Other income (expense),
  net......................       30        456        694        170        333        (74)         4
                            --------   --------   --------   --------   --------   --------   --------
Income before income
  taxes....................   10,235     13,518     17,361     10,231      8,868     11,490     11,613
Income tax expense.........    3,492      5,111      6,415      4,979      3,058      4,206      4,314
                            --------   --------   --------   --------   --------   --------   --------
Net income................. $  6,743   $  8,407   $ 10,946   $  5,252   $  5,810   $  7,284   $  7,299
                            ========   ========   ========   ========   ========   ========   ========
OTHER OPERATING DATA:
EBITDA(a).................. $ 19,371   $ 22,443   $ 29,471   $ 22,057   $ 17,708   $ 18,869   $ 23,083
Depreciation and
  amortization.............    4,719      4,534      6,284      6,133      4,889      4,081      4,185
Capital expenditures.......    5,826     12,837     13,785      8,356      8,077      5,803     11,734
Ratio of earnings to fixed
  charges(b)...............    3.03x      3.76x      3.63x      2.65x      3.07x      4.14x      2.53x
BALANCE SHEET DATA (AT
  PERIOD END):
Working capital............ $ 51,057   $ 49,125   $ 47,470   $ 47,342   $ 42,953   $ 34,554   $ 35,753
Total assets...............  201,600    206,279    206,032    196,065    166,405    145,996    154,339
Total debt.................   76,363     75,993     70,730     71,126     61,821     60,337     63,855
Stockholders' equity.......   81,289     83,612     85,178     78,939     69,033     59,042     55,527

 (See Notes to Summary Historical Financial Information on the following page.)

ECA

     The following table sets forth selected financial information of ECA for each of the three fiscal years in the period ended December 28, 1996. Such information was derived from the stand alone Financial Statements of ECA, which have been audited and are included elsewhere in this Prospectus. The following table also sets forth the selected financial information of ECA as of September 28, 1996 and September 27, 1997 and for the thirty-nine week period then ended. For convenience, the thirty-nine week period is hereinafter referred to as the nine months then ended. Such information was derived from the unaudited stand alone Financial Statements of ECA. Such unaudited stand alone Financial Statements, in the opinion of ECA's management, include all adjustments (consisting of only normal recurring accruals) necessary for a stand alone presentation of the financial position and results of operations for such periods in accordance with the basis of presentation described in Note 1 to the audited ECA financial statements. The results of operations for the nine months ended September 27, 1997 are not necessarily indicative of results that may be expected for the full year. The selected financial information set forth below should be read in conjunction with the Financial Statements and Notes thereto of ECA included elsewhere in this Prospectus.

                                          NINE MONTHS ENDED                     FISCAL YEAR ENDED
                                    -----------------------------   ------------------------------------------
                                    SEPTEMBER 27,   SEPTEMBER 28,   DECEMBER 28,   DECEMBER 31,   DECEMBER 31,
                                        1997            1996            1996           1995           1994
                                    -------------   -------------   ------------   ------------   ------------
                                             (UNAUDITED)                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.........................     $52,739         $41,779        $ 55,798       $ 58,055       $ 61,339
Cost of goods sold................      38,914          31,151          41,828         45,060         45,666
                                       -------         -------         -------        -------        -------
Gross profit......................      13,825          10,628          13,970         12,995         15,673
Selling, general and
  administrative expenses.........       6,447           5,241           6,664          6,219          9,379
                                       -------         -------         -------        -------        -------
Operating income..................       7,378           5,387           7,306          6,776          6,294
Interest expense..................         983             615             814          1,147          1,001
Net income........................     $ 6,395         $ 4,772        $  6,492       $  5,629       $  5,293
                                       =======         =======         =======        =======        =======
OTHER OPERATING DATA:
EBITDA(a).........................     $ 8,766         $ 7,060        $  9,183       $  8,719       $  8,287
Depreciation and amortization.....       1,388           1,673           1,877          1,943          1,992
Capital expenditures..............       2,174             678           1,171            944          1,371
Ratio of earnings to fixed
  charges(b)......................       5.10x           5.00x            .25x          4.42x          5.51x
BALANCE SHEET DATA (AT PERIOD
  END):
Working capital...................     $20,286         $15,436        $ 18,356       $ 13,055       $ 16,757
Total assets......................      35,168          28,738          30,189         25,955         32,468
Total debt........................       6,000           6,000           6,000          6,000          6,700
Divisional equity.................      24,258          17,798          20,942         16,362         21,478

---------------
(a) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(b) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and that portion of rental expense which is representative of the interest factor in these rentals.

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the specific risk factors set forth below as well as the other information contained in this Prospectus before deciding to invest in the Notes or participate in the Exchange Offer. In particular, prospective purchasers should review "Disclosure Regarding Forward-Looking Statements" preceding the Prospectus Summary.

RANKING OF THE NOTES AND SUBSIDIARY GUARANTEES

     The Notes and each Subsidiary Guarantee are senior unsecured obligations of the Company and the applicable Guarantor, respectively, and rank pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Company and the Guarantors. However, the Notes and the Subsidiary Guarantees are effectively subordinated to secured indebtedness of the Company and the Guarantors, respectively, with respect to the assets securing such indebtedness. The indebtedness of the Company under its $25.0 million working capital facility with NationsBank, N.A. and the other lenders named therein (the "New Credit Facility") is secured by accounts receivable and inventory of the Company and its U.S. subsidiaries, as well as by all of the outstanding capital stock of its U.S. subsidiaries and 65% of the outstanding capital stock of each of its Foreign Subsidiaries. Accordingly, the New Credit Facility effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. In addition, secured indebtedness of the Guarantors effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest, including the secured guarantees granted under the New Credit Facility, and the Notes effectively rank junior to the secured and unsecured indebtedness and trade payables of the Foreign Subsidiaries. At September 30, 1997, on a pro forma basis assuming that the ECA Acquisition, the Elastex Acquisition and the application of the net proceeds from the sale of Old Notes occurred on such date, the Company and the Guarantors would have had $188.3 million of indebtedness outstanding (including approximately $13.3 million of secured indebtedness outstanding), the Company would have an additional approximately $25.0 million of secured indebtedness available to be incurred under the New Credit Facility and the Foreign Subsidiaries would have had approximately $23.0 million of indebtedness and trade payables outstanding. Although the Indenture contains limitations on the amount of additional indebtedness that the Company and its subsidiaries (including certain of the Guarantors) can incur, under certain circumstances the amount of such indebtedness could be substantial and may be secured. See "Description of Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Liens."

FOREIGN SUBSIDIARIES WILL NOT PROVIDE SUBSIDIARY GUARANTEES

     The Company's current and future Foreign Subsidiaries will not provide Subsidiary Guarantees. A substantial portion of the Company's operations and assets are attributable to the Foreign Subsidiaries. For the year 1996 and the nine months ended September 30, 1997, 69.1% and 66.5%, respectively, of the Company's sales were through Foreign Subsidiaries, and at September 30, 1997, 66.3% of the Company's total assets was held by Foreign Subsidiaries. See Note 18 to Worldtex, Inc. Notes to Consolidated Financial Statements and Note 3 to Worldtex, Inc. Notes to Unaudited Consolidated Financial Statements.

SUBSTANTIAL LEVERAGE

     As a result of the ECA Acquisition and the sale of the Old Notes, the Company is highly leveraged. On September 30, 1997, after giving pro forma effect to the sale of the Old Notes, the ECA Acquisition and the Elastex Acquisition, the Company would have had total indebtedness of approximately $188.3 million (of which $175.0 million would have consisted of the Notes and the balance would have consisted of debt of Foreign Subsidiaries and the ECA Industrial Development Bonds) and stockholders' equity of approximately $79.8 million. In addition, for the nine months ended September 30, 1997, on a pro forma basis assuming that the Transactions had occurred on January 1, 1997, the Company's ratio of earnings to fixed charges would have been 1.56x. The Company and its subsidiaries will be permitted to incur additional indebtedness in the future. See "Descriptions of Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

     The degree to which the Company is leveraged following the sale of the Old Notes could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, and other general corporate requirements,
(iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes -- Repurchase at Option of Holder -- Change of Control" and "Description of Other Indebtedness -- New Credit Facility."

HOLDING COMPANY STRUCTURE; RESTRICTION ON ACCESS TO CASH FLOWS OF SUBSIDIARIES

     Worldtex is a holding company, the only assets of which are the stock of its subsidiaries. All of the operations of Worldtex are conducted through its direct and indirect wholly owned subsidiaries. Accordingly, Worldtex's ability to service its indebtedness, including the Notes, is dependent upon earnings and cash flow of its subsidiaries and the payment of funds by those subsidiaries to Worldtex in the form of loans, dividends or otherwise. In addition, the ability of Worldtex's subsidiaries to pay dividends, repay intercompany liabilities or make other advances to Worldtex is subject to restrictions imposed by corporate law and certain United States, state and foreign tax considerations. Although the Guarantors have provided the Subsidiary Guarantees, such Subsidiary Guarantees may not be enforceable under certain circumstances. See
"-- Fraudulent Transfer Considerations; Unenforceability of Subsidiary Guarantees."

ACQUISITION RISKS

     The Company intends to seek additional acquisition opportunities. There can be no assurance, however, that the Company will be able to successfully identify suitable acquisition candidates, negotiate appropriate acquisition terms, obtain financing which may be needed to effect such acquisitions, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. In addition, there can be no assurance that the Company will be able to successfully integrate ECA and Elastex with the Company. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. Future acquisitions by the Company could result in the incurrence of substantial additional indebtedness, the amortization of expenses related to goodwill and other intangible assets and other increased expenses, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into the Company's operations, which could have a material adverse effect on the Company's business, financial condition and results of operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by the Company's existing operations, or otherwise perform as expected. In addition, the Company competes for acquisition and expansion opportunities with companies that have substantially greater resources.

INTERNATIONAL OPERATIONS

     In 1996 and the first nine months of 1997, approximately 69.1% and 66.5%, respectively, of the Company's sales (51.4% and 45.7%, respectively, on a pro forma basis assuming that the Transactions occurred at the beginning of such periods) and approximately 89.0% and 82.0%, respectively, of operating profits (67.3% and 51.6%, respectively, on such pro forma basis) were derived from international operations and export sales, which are subject in varying degrees to risks inherent in doing business abroad. Such risks include the possibility of unfavorable circumstances arising from host country laws or regulations. In addition, foreign operations include risks of partial or total expropriation; currency exchange rate fluctuations and restrictions on currency repatriation; significant taxation policies; the disruption of operations from labor and political disturbances, insurrection or war; and the requirements of partial local ownership of operations in certain countries. For example, France recently increased the corporate income tax rate from 36.67% to 41.67%, which will result in a charge to 1997 earnings of approximately $0.6 million and a one-time charge to increase the reserve for deferred income taxes of approximately $1.2 million.

     Any change in the value of the currencies of the foreign countries in which the Company does business against the U.S. dollar could have a material adverse impact on the Company's business, financial condition and results of operations. For example, the decline in the value of the French franc and Colombian peso as compared to the U.S. dollar during 1997 resulted in a reduction in the Company's sales for financial reporting purposes. In addition, the economies of Colombia and certain of the Company's target Latin American markets have experienced significant and in some periods extremely high rates of inflation over the past few years. Inflation and rapid fluctuation in exchange rates have had and may continue to have negative effects on these economies and could have a material adverse impact on the Company's business, financial condition and results of operations.

TEXTILE INDUSTRY AND CYCLICALITY

     The textile and retail apparel industries are highly cyclical and are characterized by rapid shifts in fashion and consumer demand, as well as competitive pressures and price and demand volatility. The demand for the Company's products is principally dependent upon the level of United States demand for retail apparel. The demand for retail apparel is in turn dependent on United States consumer spending, which may be adversely affected by an economic downturn, changing retailer and consumer demands, a decline in consumer confidence or spending, and other factors beyond the Company's control. A reduction in the level of demand for retail apparel could have a material adverse effect on the Company.

     The Company's success depends in part upon its ability to anticipate and respond to changing consumer preferences and fashion trends in a timely manner. Although the Company attempts to stay abreast of emerging lifestyle and consumer preferences affecting its products, any sustained failure by the Company to identify and be able to respond to such trends could have a material adverse effect on the Company.

     The Company believes that recent trends in consumer preferences have put downward pressure on demand for sheer pantyhose, and that alternative apparel, such as trouser socks, knee highs and anklets, have gained favor. Although the Company's business strategy has included the continued development of new end use applications for covered elastic yarn, a substantial portion of the Company's sales in 1996 and the first nine months of 1997 were to pantyhose manufacturers. See "Business -- Business Strategy -- Continue to Develop

New End Uses for Covered Elastic Yarn and Narrow Elastic Fabric." The Company cannot predict the extent to which these trends may continue or their future effect on the Company.

RAW MATERIAL SOURCES

     Spandex and nylon are the principal raw materials used in the manufacture of covered elastic yarn by Worldtex. In 1996 Worldtex purchased over half of its nylon and spandex from a single source, DuPont. In recent years, DuPont and its competitors have expanded their spandex production capacity, and Worldtex has been able to obtain sufficient supplies to meet its customers' requirements. If the supply of spandex from DuPont should be interrupted or cease for any reason, Worldtex believes it might be difficult to find adequate alternative suppliers of spandex.

COMPETITION; RISKS ASSOCIATED WITH CHANGING INDUSTRY

     The textile and apparel industries are highly competitive. The apparel markets are served by a variety of producers, many of which are located in rapidly growing, low-wage countries and use textiles produced in those regions. Many of these textile producers have substantially greater financial and other resources and lower cost of funds than the Company.

     Unifi, Inc. ("Unifi"), Spanco Industries, Inc. ("Spanco") and Worldtex are the three largest suppliers of covered elastic yarns in the United States. Unifi, which is also a leading producer of other yarns, recently acquired Spanco. The Company cannot predict the effect that such acquisition will have on the Company, although Unifi has substantially greater financial resources than the Company and is less leveraged.

     Future technological advances in the textile industry may result in the availability of new products or increase the efficiency of existing manufacturing and distribution systems. If a new technology becomes available that is more cost-effective or creates a competing product, the Company may be unable to access such technology or its use may involve substantial capital expenditure that the Company may be unable to finance. There can be no assurance as to whether existing, proposed or yet undeveloped technologies will render the Company's technology less profitable or less viable, or that the Company will have available the financial and other resources to compete effectively against companies possessing such technologies. The Company is unable to predict which of the many possible future products and services will meet the evolving industry standards and consumer demands. There can be no assurance that the Company will be able to adapt to such technological changes or offer such products on a timely basis or establish or maintain competitive positions.

DEPENDENCE ON EXISTING MANAGEMENT

     The depth of experience in the business represented by the Company's executive management team, including Barry D. Setzer, President and Chief Executive Officer, and Richard J. Mackey, Chairman of the Board and Chief Financial Officer, and the managers of the Company's subsidiaries, is a key component of the Company's competitiveness. Although the Company has entered into employment contracts with Messrs. Setzer and Mackey, the continued presence of such persons within the Company's management structure cannot be assured. In addition, although the Company has entered into an employment contract with Edward Gleadall, the chief executive officer of ECA, the continued employment of Mr. Gleadall cannot be assured. Mr. Gleadall will receive a substantial bonus from NFA Corp. upon consummation of the ECA Acquisition. The loss of the services of any of the foregoing persons could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain any key person insurance.

ENVIRONMENTAL LAWS AND REGULATIONS

     The Company is subject to various federal, state and local environmental laws and regulations governing the discharge, emission, storage, handling and disposal of a variety of substances and wastes used in or resulting from the Company's operations. There can be no assurance that environmental regulations (or the interpretation of existing regulations) will not become more stringent in the future, that the Company will not incur substantial costs in the future to comply with such requirements or that the Company will not discover currently unknown environmental problems or conditions. Any such event could have a material adverse effect on the Company.

CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount hereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary or be permitted by its other debt agreements to repurchase the Notes upon the occurrence of a Change of Control. The inability to repurchase all of the tendered Notes would constitute an Event of Default (as defined herein) under the Indenture. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

LACK OF PUBLIC MARKET FOR THE NOTES

     There is no existing trading market for the Notes, and there can be no assurance regarding the future development of a market for the Notes or the ability of holders of the Notes to sell their Notes or the price at which such holders may be able to sell their Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Notes or that an active trading market for the Notes will develop. The Company does not intend to apply for listing or quotation of the Notes on any securities exchange or stock market.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Notes.

FRAUDULENT TRANSFER CONSIDERATIONS; UNENFORCEABILITY OF SUBSIDIARY GUARANTEES

     The obligations of any Guarantor as a guarantor under the Indenture may be subject to review under applicable fraudulent transfer or similar laws, in the event of the bankruptcy or other financial difficulty of any such Guarantor. In the United States, under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of any such Guarantor, such as a trustee in bankruptcy or any such person as debtor in possession, were to find that at the time such Guarantor incurred its obligations under its guarantee, it (i) received less than fair consideration or reasonably equivalent value therefore, and (ii) either (a) was insolvent, (b) was rendered insolvent, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could void all or a portion of such obligations under its guarantee and direct the return of any amounts paid with respect thereof. Moreover, regardless of the factors identified in the foregoing clauses (i) and (ii), a court could take such action if it found that the guarantee was entered into with actual intent to hinder, delay or defraud creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

     Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Notes except pursuant to a shelf registration statement to be filed under certain limited circumstance specified in "The Exchange Offer -- Purpose of the Exchange Offer." Thereafter, subject to such exception, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, in which case, an opinion of counsel must be furnished to the Company that such an exemption is available.

                                  THE COMPANY

     Worldtex is a holding company engaged through its subsidiaries in the manufacture and supply of covered elastic yarn and narrow elastic fabrics. Worldtex, a Delaware corporation, was organized in July 1992 to acquire the covered elastic yarn manufacturing operations of Rexel, Inc., formerly known as Willcox & Gibbs, Inc., a New York corporation ("W&G"). Prior to November 12, 1992, Worldtex was a wholly owned subsidiary of W&G. On that date, W&G declared a dividend of one share of Worldtex Common Stock for each share of W&G Common Stock outstanding on November 23, 1992.

     Worldtex's principal subsidiaries engaged in the production of covered elastic yarn are Regal Manufacturing Company, Inc. ("Regal"), based in Hickory, North Carolina, Rubyco (1987), Inc. ("Rubyco"), based in Montreal, Canada, Filix Lastex, S.A. ("Filix"), based in Troyes, France, and Fibrexa, Ltda. ("Fibrexa"), based in Bogota, Colombia. W&G acquired Regal in 1983, acquired Rubyco in 1986 and acquired Filix in 1990, and transferred them to Worldtex in August 1992. Worldtex acquired Fibrexa in 1995.

     Worldtex's principal subsidiaries engaged in the production of narrow elastic fabrics are Elastic Corporation of America, Inc., based in Columbiana, Alabama, which acquired ECA on December 1, 1997, and Elastex, Inc., based in Asheboro, North Carolina, which acquired Elastex on October 3, 1997.

     The following chart indicates the principal subsidiaries of Worldtex (although certain subsidiaries are owned indirectly through other subsidiaries), the percentage of Worldtex's 1996 net sales attributable to each principal subsidiary, on a pro forma basis after giving effect to the Transactions, and whether or not such subsidiary is a Guarantor.

                      [PRINCIPAL SUBSIDIARIES OF WORLDTEX]

(The chart contains a single box, labeled "Worldtex," linked by solid lines to six boxes arranged horizontally below it, each representing a principal subsidiary of Worldtex.

Each of the six lower boxes contains specific text as follows: (1) "Filix, 39.3% of pro forma 1996 sales, Non-Guarantor"; (2) "Regal, 23.0% of pro forma 1996 sales, Guarantor"; (3) "Rubyco, 7.9% of pro forma 1996 sales, Non-Guarantor"; (4) "Fibrexa, 4.2% of pro forma 1996 sales, Non-Guarantor"; (5) "ECA, 20.0% of pro forma 1996 sales, Guarantor"; (6) "Elastex, 5.6% of pro forma 1996 sales, Guarantor.")

                                USE OF PROCEEDS

THE EXCHANGE OFFER

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder or contain transfer restrictions or terms with respect to Liquidated Damages. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any proceeds to the Company or increase in the indebtedness of the Company.

THE SALE OF THE OLD NOTES

     A portion of the net proceeds received by the Company from the sale of the Old Notes (the "Offering") was used by the Company to pay the purchase price in the ECA Acquisition, repay certain indebtedness and to pay transaction fees and expenses relating thereto. The Company expects to use the balance of the net proceeds from the sale of the Old Notes, together with the $25.0 million available to be borrowed under the New Credit Facility, for general corporate purposes, including working capital and capital expenditures. In addition, such available liquidity may be used for future acquisitions of businesses, although the Company currently has no acquisition commitment. Pending use of such cash, the balance of the net proceeds of the sale of the Notes will be invested in cash equivalents.

     The following table sets forth the estimated sources and uses of funds on a pro forma basis, assuming the Transactions had been consummated on September 30, 1997 (in thousands):

SOURCES OF FUNDS:
  Old Notes.......................................................................  $175,000
USES OF FUNDS:
  Elastex Acquisition purchase price(1)...........................................  $  8,260
  ECA Acquisition purchase price..................................................    76,300
  Repayment of 7.50% senior notes(2)..............................................    51,500
  Repayment of Existing Credit Facility(3)........................................    19,030
  Estimated transaction fees and expenses.........................................     6,000
  Cash proceeds to the Company....................................................    13,910
                                                                                    --------
          Total Uses..............................................................  $175,000
                                                                                    ========

---------------
(1) Reflects purchase price of $7.7 million and a $0.6 million payment to cancel an equipment operating lease assumed from the seller. The Elastex Acquisition was consummated on October 3, 1997 utilizing borrowings under the Existing Credit Facility (as defined below). Such borrowings were repaid with the proceeds of the sale of the Old Notes.
(2) The 7.50% senior notes were payable in annual installments of $7.1 million commencing July 1, 1998, with final maturity on July 1, 2004, and paid interest at a rate of 7.50% per annum.
(3) The Company's existing Credit Facility, dated as of November 12, 1992, as amended (the "Existing Credit Facility"), provided for revolving credit loans from time to time through May 31, 1999. Loans under the Existing Credit Facility paid interest at rates based on LIBOR, the prime rate and certificate of deposit rates. For the nine months ended September 30, 1997, the weighted average interest rate under the Existing Credit Facility was 7.05% per annum.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on December 1, 1997 (the "Closing Date") through the Initial Purchasers to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). In connection with the sale of the Old Notes, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors agreed to cause to be filed with the Commission within 60 days after the Closing Date, and use their best efforts to cause to become effective on or prior to 120 days after December 1, 1997, a registration statement with respect to the Exchange Offer. However, if (i) the Company is not required to file an Exchange Offer registration statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if any holder of Old Notes shall notify the Company within 20 business days of the consummation of the Exchange Offer (A) that such holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales by such holder, or (C) that such holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, then the Company within six months of such date, the Company and the Subsidiary Guarantors shall (A) use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes, and (B) keep the Shelf Registration Statement effective for a period of at least two years after the Closing Date.

     The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a Shelf Registration Statement filed under the limited circumstances described in the immediately preceding paragraph. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer and which is not eligible to use such a Shelf Registration Statement will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities.

     Based on interpretations by the staff of the Commission set forth in several no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of the Company (other than a broker-dealer who acquired such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including the Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Company) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a brokerdealer in connection with resales of New Notes received as aforesaid. The Company has agreed that for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to such broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as set forth above, this Prospectus may not be used for an offer to resell, or for a resale or other transfer of New Notes.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer registration statement with the Commission on or prior to 60 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer registration statement declared effective by the Commissions on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer registration statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer registration statement, or (d) the Shelf Registration Statement or the Exchange Offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.30 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer registration statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

TERMS OF THE EXCHANGE OFFER

  General

     Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     As of [               ], 1998, there was $175 million aggregate principal
amount of the Old Notes outstanding. This Prospectus, together with the Letter
of Transmittal, is being sent to all registered holders as of [               ],
1998.

     In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The New Notes exchanged for the Old Notes will initially be issued and transferable in book-entry form through DTC. See "Description of Notes -- Book-Entry Delivery and Form."

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Company has the right to extend the Exchange Offer but only to the extent necessary to comply with applicable federal and state securities laws or if any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer. In order to extend the Expiration Date, the Company will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if the applicable condition set forth herein under "Conditions" shall have occurred and shall not have been waived by the Company by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer as necessary to provide to such holders a period of five to ten business days after such amendment, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes. if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED AMOUNTS ON THE NOTES

     The New Notes will bear interest at a rate equal to 9 5/8% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the date of original issue of such Old Notes. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 1998.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder of Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, so that it is received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC (the "Book-Entry Transfer Facility") may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in "-- Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE COMPANY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

     The method of delivery of the tendered Old Notes, the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

     Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

     ANY BENEFICIAL HOLDER WHOSE OLD NOTES ARE REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS OLD NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE OLD NOTES IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

     Signatures on a Letter of Transmittal (or a facsimile thereof) or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered
(i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal (or a facsimile thereof) or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an institution which falls within the definition of "Eligible Guarantor Institution" contained in Rule 17Ad-15 promulgated by the Commission under the Exchange Act (each an "Eligible Institution").

     If the Letter of Transmittal (or facsimile thereof) is signed by a person other than the registered Holder of the Old Notes tendered thereby, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

     If the Letter of Transmittal (or facsimile thereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to the Exchange Offer and/or particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defect or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which any defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder(s) of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of such Holder's business, that such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or any of its subsidiaries. If the Holder is a broker-dealer that will receive New Notes for is own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such Holder by tendering will acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the

Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to 5:00 p.m. on the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of a bookentry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided herein and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, if any of the following conditions exist:

          (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable policy of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer; or

          (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

     If any such conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, (i) if, because of any change in applicable law or applicable policy thereof by the Commission the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days after the date of original issue of the Old Notes, (iii) the Initial Purchaser so requests within six months after consummation of the Exchange Offer with respect to the Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (iv) any Holder of Old Notes notified the Company within 20 days of the consummation of the Exchange Offer that, for certain specified reasons, such Holder is precluded from participating in the Exchange Offer or, in the case of any Holder that participates in the Exchange Offer, such Holder does not receive freely tradeable New Notes on the date of the exchange and such Holder notifies the Company within six months of such date, then the Company shall file a Shelf Registration Statement. Thereafter, the Company's obligation to consummate the Exchange Offer shall be terminated.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                        By registered or certified mail:
                       IBJ Schroder Bank & Trust-Company
                             Bowling Green Station
                                  P.O. Box 84
                         New York, New York 10274-0084
                Attention: Reorganization Operations Department

                        By hand or by overnight courier:
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                    Attention: Securities Processing Window
                             Subcellar one, (SC-1)

                          By facsimile: (212) 858-2611
                          Attention: Customer Service
                      Confirm by telephone: (212) 858-2103

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company, are estimated in the aggregate not to exceed $750,000, and include fees and expenses of the Exchange Agent and Trustee under the Indenture and accounting and legal fees.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the Holder or any other person(s)) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, that is, face value less unamortized original issue discount, if any, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

     A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                 CAPITALIZATION

     The following table sets forth as of September 30, 1997, the consolidated capitalization of the Company (i) on an historical basis and (ii) on a pro forma basis assuming that the ECA Acquisition, the Elastex Acquisition and the application of the net proceeds from the sale of the Old Notes each had occurred as of such date. See "Use of Proceeds."

                                                                          AS OF SEPTEMBER 30,
                                                                                 1997
                                                                         ---------------------
                                                                                        PRO
                                                                          ACTUAL       FORMA
                                                                         --------     --------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Long-term debt, including current maturities(1):
  Debt of Foreign Subsidiaries.........................................  $  5,205     $  5,205
  Existing Credit Facility, due 1999(2)................................    19,030           --
  New Credit Facility(3)...............................................        --           --
  7.50% Notes, due 2004(4).............................................    50,000           --
  Industrial Development Bonds(5)......................................        --        6,000
  Notes offered hereby.................................................        --      175,000
                                                                         --------     --------
          Total long-term debt including current maturities............    74,235      186,205
Stockholders' equity...................................................    81,289       79,789
                                                                         --------     --------
          Total capitalization.........................................  $155,524     $265,994
                                                                         ========     ========

---------------
(1) For further description of the Company's long-term debt, see Note 6 of the Notes to Consolidated Financial Statements.

(2) Reflects repayment and termination of the Existing Credit Facility from the proceeds of the sale of the Old Notes. See "Use of Proceeds."

(3) There is $25.0 million available for borrowing under the New Credit Facility for general corporate purposes, subject to a borrowing base limitation. See "Description of Other Indebtedness -- The New Credit Facility."

(4) Reflects repayment of 7.50% Notes from the proceeds of the sale of the Old Notes. See "Use of Proceeds."

(5) Reflects the assumption of debt of ECA.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to the Transactions as if each had occurred at the beginning of the earliest period presented. The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997 gives effect to the Transactions as if each had occurred on September 30, 1997.

     The Unaudited Pro Forma Combined Financial Statements have been prepared using the purchase method of accounting for the ECA Acquisition and the Elastex Acquisition, whereby the total cost of each acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective dates of such acquisitions. For purposes of the Unaudited Pro Forma Combined Financial Statements, such allocations have been made based upon currently available information and management's estimates. For convenience, the thirty-nine week period ended September 27, 1997 for ECA is hereinafter referred to as the nine months then ended.

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is based on the respective audited financial statements for the year ended December 31, 1996 of the Company and the fiscal year ended December 28, 1996 of ECA and the unaudited financial statements for the year ended November 1, 1996 of Elastex; the Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 is based on the respective unaudited financial statements for the nine months ended September 30, 1997 of the Company, ended September 27, 1997 of ECA and ended August 1, 1997 of Elastex; and the Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997 is based on the respective unaudited financial statements as of September 30, 1997 of the Company, as of September 27, 1997 of ECA, and as of August 1, 1997 of Elastex. The unaudited financial statements reflect all adjustments, consisting of normal recurring accruals, which in the opinion of management of the applicable company are necessary for a presentation of results for the respective periods in accordance with the basis of presentation described in the respective company's financial statements.

     The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of the Company would actually have been if any of the Transactions had occurred on such dates or to project the results of operations or financial position of the Company for any future date or period. The Unaudited Pro Forma Combined Financial Statements set forth below should be read in conjunction with the respective Consolidated Financial Statements and Notes thereto of the Company and ECA included elsewhere in this Prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31, 1996
                                    ------------------------------------------------------------------
                                    WORLDTEX      ELASTEX        ECA        ADJUSTMENTS      PRO FORMA
                                    --------      -------      -------      -----------      ---------
                                                          (DOLLARS IN THOUSANDS)
Net sales.........................  $207,829      $15,756      $55,798       $      --       $ 279,383
Cost of goods sold................   168,754       13,055       41,828              --         223,637
                                    --------      -------      -------        --------        --------
Gross profit......................    39,075        2,701       13,970              --          55,746
Selling, general and
  administrative expenses.........    16,582          866        6,664             969(a)       25,081
                                    --------      -------      -------        --------        --------
Operating profit..................    22,493        1,835        7,306            (969)         30,665
Interest expense..................     5,826                       814          12,264(b)       18,904
Other income (expense), net.......       694           --           --              --             694
                                    --------      -------      -------        --------        --------
Income before income taxes........    17,361        1,835        6,492         (13,233)         12,455
Income taxes......................     6,415           --           --          (1,865)(c)       4,550
                                    --------      -------      -------        --------        --------
Net income........................  $ 10,946      $ 1,835      $ 6,492       $ (11,368)      $   7,905
                                    ========      =======      =======        ========        ========
OTHER OPERATING DATA:
EBITDA(d).........................  $ 29,471      $ 2,314      $ 9,183       $   1,366       $  42,334
Depreciation and amortization.....     6,284          479        1,877           2,335          10,975
Capital expenditures..............    13,785           --        1,171              --          14,956
Cash interest expense.............        --           --           --              --          18,204
SELECTED RATIOS:
EBITDA/cash interest expense......                                                               2.33x
EBITDA less capital
  expenditures/cash interest
  expense.........................                                                               1.50x
Total debt/EBITDA.................                                                               4.47x(e)
Ratio of earnings to fixed
  charges(f)......................                                                               1.62x

(See Notes to Pro Forma Combined Statement of Operations on the following page.)

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                    NINE MONTHS ENDED SEPTEMBER 30, 1997
                                       --------------------------------------------------------------
                                       WORLDTEX     ELASTEX       ECA       ADJUSTMENTS     PRO FORMA
                                       --------     -------     -------     -----------     ---------
                                                           (DOLLARS IN THOUSANDS)
Net sales..........................    $148,350     $14,964     $52,739       $    --       $ 216,053
Cost of goods sold.................     122,040      12,265      38,914            --         173,219
                                       --------     -------     -------       -------        --------
  Gross profit.....................      26,310       2,699      13,825            --          42,834
Selling, general and administrative
  expenses.........................      11,688       1,156       6,447           443(a)       19,734
                                       --------     -------     -------       -------        --------
Operating profit...................      14,622       1,543       7,378          (443)         23,100
Interest expense...................       4,417          21         983         8,876(b)       14,297
Other income (expense), net........          30         (65)         --            --             (35)
                                       --------     -------     -------       -------        --------
     Income before income taxes....      10,235       1,457       6,395        (9,319)          8,768
Income taxes.......................       3,492          --          --          (557)(c)       2,935
                                       --------     -------     -------       -------        --------
          Net income...............    $  6,743     $ 1,457     $ 6,395       $(8,762)      $   5,833
                                       ========     =======     =======       =======        ========
OTHER OPERATING DATA:
EBITDA(d)..........................    $ 19,371     $ 1,855     $ 8,766       $ 1,222       $  31,214
Depreciation and amortization......       4,719         377       1,388         1,665           8,149
Capital expenditures...............       5,826           1       2,174            --           8,001
Cash interest expense..............          --          --          --            --          13,772
SELECTED RATIOS:
EBITDA/cash interest expense.......                                                             2.27x
EBITDA less capital
  expenditures/cash interest
  expense..........................                                                             1.69x
Total debt/EBITDA..................                                                             4.53x(e)
Ratio of earnings to fixed
  charges(f).......................                                                             1.56x

---------------
(a) Reflects (i) amortization of goodwill associated with the acquisitions of Elastex and ECA of $1.8 million and $1.2 million for the year ended December 31, 1996 and nine months ended September 30, 1997, respectively; (ii) reduction of lease expense of $162,000 and $122,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, resulting from the buyout of certain leases of Elastex; and
    (iii) adjustment to reduce management fees charged by the former parent of ECA of $637,000 and $641,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, net of $200,000 and $150,000 for the year ended December 31, 1996 and nine months ended September 30, 1997, respectively, for estimated costs on a stand alone basis.

(b) Reflects (i) pro forma interest expense calculated using an assumed interest rate of 95/8% per annum on the Senior Notes; (ii) estimated additional amortization of deferred financing costs of $567,000 and $424,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively; and (iii) elimination of allocated interest charges from the former Parent of ECA of $437,000 and $707,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. If actual interest rates vary by 25 basis points from assumed rates, total pro forma interest expense will increase or decrease by $328,000 for the nine months ended September 30, 1997.

(c) Reflects an assumed effective corporate income tax rate of 38% on the earnings of Elastex, ECA and the pro forma adjustments.

(d) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(e) Total debt includes $175 million in Senior Notes at December 31, 1996 and September 30, 1997, respectively.

(f) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and a portion of rental expense which is representative of the interest factor in these rentals.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                          AS OF SEPTEMBER 30, 1997
                                      ----------------------------------------------------------------
                                      WORLDTEX     ELASTEX       ECA     ADJUSTMENTS         PRO FORMA
                                      --------     -------     -------   -----------         ---------
                                                ASSETS
Current Assets:
  Cash..............................  $  8,435     $    --     $   180    $  13,730(a)(c)    $  22,345
  Accounts and notes receivable.....    38,708          --      12,041         (800)(a)         49,949
  Inventories.......................    37,896       2,291      11,752           --             51,939
  Prepaid expenses and other current
     assets.........................     2,780          33         506           --              3,319
                                      --------      ------     -------     --------           --------
          Total current assets......    87,819       2,324      24,479       12,930            127,552
Property, plant and
  equipment -- net..................    84,145       3,946       9,929           --             98,020
Other assets........................    29,636          --         760       62,692(b)          93,088
                                      --------      ------     -------     --------           --------
                                      $201,600     $ 6,270     $35,168    $  75,622          $ 318,660
                                      ========      ======     =======     ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings.............  $  2,128     $    --     $    --    $      --          $   2,128
  Current installments of long-term
     debt...........................     7,807          --          --       (7,143)(c)            664
  Accounts and notes payable-trade
     and other liabilities..........    25,396       1,680       4,193           --             31,269
  Income taxes payable..............     1,431          --          --           --              1,431
                                      --------      ------     -------     --------           --------
          Total current
            liabilities.............    36,762       1,680       4,193       (7,143)            35,492
Long-term debt......................    66,428          --       6,000      113,113(c)         185,541
Other long-term liabilities.........    17,121          --         717           --             17,838
                                      --------      ------     -------     --------           --------
          Total liabilities.........   120,311       1,680      10,910      105,970            238,871
                                      --------      ------     -------     --------           --------
Stockholders' equity:
  Preferred stock...................        --          --          --           --                 --
  Common stock......................       147          --          --           --                147
  Paid-in capital...................    30,059       4,590      24,258      (28,848)(b)         30,059
  Retained earnings.................    63,662          --          --       (1,500)(d)         62,162
  Cumulative foreign translation
     adjustment.....................   (11,081)         --          --           --            (11,081)
  Less -- Treasury stock, at cost...    (1,498)         --          --           --             (1,498)
                                      --------      ------     -------     --------           --------
          Total stockholders'
            equity..................    81,289       4,590      24,258      (30,348)            79,789
                                      --------      ------     -------     --------           --------
                                      $201,600     $ 6,270     $35,168    $  75,622          $ 318,660
                                      ========      ======     =======     ========           ========

---------------
(a) Reflects adjustments for certain assets not acquired in connection with the acquisitions of Elastex and ECA.

(b) Reflects the estimated allocation of the purchase price for the acquisitions of Elastex and ECA over the net book value of the respective assets acquired and liabilities assumed using the purchase method and capitalized debt issuance costs.

(c) Reflects the impact of the sources and uses of funds related to the Company's cash and debt from the sale of the Old Notes and the Elastex and ECA Acquisitions.

(d) Reflects the write-off of financing costs associated with the Company's existing debt due to the sale of the Old Notes.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

WORLDTEX

     The following table sets forth selected consolidated financial information of the Company for each of the five years in the period ended December 31, 1996. Such information was derived from the Consolidated Financial Statements of the Company, which in the case of the three-year period ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent public accountants. The consolidated financial statements as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the report thereon, are included elsewhere in this Prospectus. The following table also sets forth selected consolidated financial information of the Company as of September 30, 1996 and 1997 and for the nine months then ended. Such information was derived from the unaudited Consolidated Financial Statements of the Company, which are included elsewhere in this Prospectus. Such unaudited Consolidated Financial Statements, in the opinion of the Company's management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations for such periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       1997       1996       1996       1995       1994       1993       1992
                                     --------   --------   --------   --------   --------   --------   --------
                                     (UNAUDITED)                          (DOLLARS IN THOUSANDS)

STATEMENT OF OPERATIONS DATA:
Net sales..........................  $148,350   $155,189   $207,829   $187,981   $164,654   $152,709   $174,936
Cost of goods sold.................   122,040    126,200    168,754    156,519    138,666    125,739    142,326
                                     --------   --------   --------   --------   --------   --------   --------
Gross profit.......................    26,310     28,989     39,075     31,462     25,988     26,970     32,610
Selling, general and administrative
  expenses.........................    11,688     11,536     16,582     15,708     13,502     12,108     13,716
                                     --------   --------   --------   --------   --------   --------   --------
Operating profit...................    14,622     17,453     22,493     15,754     12,486     14,862     18,894
Interest expense...................     4,417      4,391      5,826      5,693      3,951      3,298      7,285
Other income (expense), net........        30        456        694        170        333        (74)         4
                                     --------   --------   --------   --------   --------   --------   --------
Income before income taxes.........    10,235     13,518     17,361     10,231      8,868     11,490     11,613
Income tax expense.................     3,492      5,111      6,415      4,979      3,058      4,206      4,314
                                     --------   --------   --------   --------   --------   --------   --------
Net income.........................  $  6,743   $  8,407   $ 10,946   $  5,252   $  5,810   $  7,284   $  7,299
                                     ========   ========   ========   ========   ========   ========   ========

OTHER OPERATING DATA:
EBITDA (a).........................  $ 19,371   $ 22,443   $ 29,471   $ 22,057   $ 17,708   $ 18,869   $ 23,083
Depreciation and amortization......     4,719      4,534      6,284      6,133      4,889      4,081      4,185
Capital expenditures...............     5,826     12,837     13,785      8,356      8,077      5,803     11,734
Ratio of earnings to fixed charges
  (b)..............................     3.03x      3.76x      3.63x      2.65x      3.07x      4.14x      2.53x

BALANCE SHEET DATA (AT PERIOD END):
Working capital....................  $ 51,057   $ 49,125   $ 47,470   $ 47,342   $ 42,953   $ 34,554   $ 35,753
Total assets.......................   201,600    206,279    206,032    196,065    166,405    145,996    154,339
Total debt.........................    76,363     75,993     70,730     71,126     61,821     60,337     63,855
Stockholders' equity...............    81,289     83,612     85,178     78,939     69,033     59,042     55,527

(See Notes to the Selected Historical Financial Information on following page.)

ECA

     The following table sets forth selected financial information of ECA for each of the three fiscal years in the period ended December 28, 1996. Such information was derived from the stand alone Financial Statements of ECA, which have been audited and are included elsewhere in this Prospectus. The following table also sets forth the selected financial information of ECA as of September 28, 1996 and September 27, 1997 and for the thirty-nine week periods then ended. For convenience, the thirty-nine week periods ended September 28, 1996 and September 27, 1997 are referred to as the nine months then ended. Such information was derived from the unaudited stand alone Financial Statements of ECA. Such unaudited Financial Statements, in the opinion of ECA's management, include all adjustments (consisting of normal recurring accruals) necessary for a stand alone presentation of the financial position and results of operations for such periods in accordance with the basis of presentation described in Note 1 to the audited ECA financial statements. The results of operations for the nine months ended September 27, 1997 are not necessarily indicative of results that may be expected for the full year. The selected financial information set forth below should be read in conjunction with the Financial Statements and Notes thereto of ECA included elsewhere in this Prospectus.

                                          NINE MONTHS ENDED                         YEAR ENDED
                                    -----------------------------   ------------------------------------------
                                    SEPTEMBER 27,   SEPTEMBER 28,   DECEMBER 28,   DECEMBER 30,   DECEMBER 31,
                                        1997            1997            1996           1995           1994
                                    -------------   -------------   ------------   ------------   ------------
                                             (UNAUDITED)                             (DOLLARS IN THOUSANDS)

STATEMENT OF OPERATIONS DATA:
Net sales.........................     $52,739         $41,779        $ 55,798       $ 58,055       $ 61,339
Cost of goods sold................      38,914          31,151          41,828         45,060         45,666
                                       -------         -------         -------        -------        -------
Gross profit......................      13,825          10,628          13,970         12,995         15,673
Selling, general and
  administrative expenses.........       6,447           5,241           6,664          6,219          9,379
                                       -------         -------         -------        -------        -------
Operating income..................       7,378           5,387           7,306          6,776          6,294
Interest expense..................         983             615             814          1,147          1,001
                                       -------         -------         -------        -------        -------
Net income........................     $ 6,395         $ 4,772        $  6,492       $  5,629       $  5,293
                                       =======         =======         =======        =======        =======

OTHER OPERATING DATA:
EBITDA(a).........................     $ 8,766         $ 7,060        $  9,183       $  8,719       $  8,287
Depreciation and amortization.....       1,388           1,673           1,877          1,943          1,992
Capital expenditures..............       2,174             678           1,171            944          1,371
Ratio of earnings to fixed
  charges(b)......................       5.10x           5.00x           6.25x          4.42x          5.51x

BALANCE SHEET DATA (AT PERIOD
  END):
Working capital...................     $20,286         $15,436        $ 18,356       $ 13,055       $ 16,757
Total assets......................      35,168          28,738          30,189         25,955         32,468
Total debt........................       6,000           6,000           6,000          6,000          6,700
Divisional equity.................      24,258          17,798          20,942         16,362         21,478

---------------
(a) EBITDA represents income before income taxes plus interest expense, depreciation and amortization for the applicable company. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information relating to the Company's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity.

(b) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and a portion of rental expense which is representative of the interest factor in these rentals.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

     In recent years, the worldwide fabric/apparel industry has been undergoing significant changes relating to the types of garments produced. Specifically, two trends have significantly impacted the Company: (i) the growth of covered elastic yarn applications in fabric/apparel production, and (ii) increased consumer demand for more casual, comfortable and durable apparel. As a leading supplier of covered elastic yarns and narrow elastic fabrics, the Company believes it is well-positioned to benefit from both of these trends.

     The Company believes that it is the largest supplier of covered elastic yarn in the world and as a result of the ECA Acquisition, the Company believes that it is the largest manufacturer of woven and knitted narrow elastic fabrics in the world. Covered elastic yarns manufactured by the Company are principally used in the production of sheer and opaque pantyhose, men's, women's and children's socks, sweaters, swimwear, active and athletic wear and men's, women's and children's stretch apparel. Narrow elastic fabrics are elasticized fabric bands, typically under six inches in width, that are used as components in the production of a broad range of apparel products, such as waistbands for men's, women's and children's underwear, athletic apparel and other garments, straps, facings and edgings in women's intimate apparel and elastic bands in women's hosiery.

     The Company's covered elastic yarn business operates around the world through its subsidiaries Regal, based in Hickory, North Carolina, Rubyco, based in Montreal, Canada, Filix, based in Troyes, France, and Fibrexa, based in Bogota, Colombia. The Company also has a 38% interest in a manufacturing joint venture in Estonia, has entered into a joint venture agreement for the establishment of manufacturing operations in China and is currently in negotiations for a similar venture in India.

     The Company's narrow elastic fabrics business is conducted through Elastex, acquired October 3, 1997, and through ECA, acquired on December 1, 1997. ECA and Elastex together own five manufacturing facilities, in Columbiana, Alabama, Asheboro, North Carolina, Hemingway, South Carolina and Woolwine, Virginia.

     Worldtex is a holding company, the only assets of which are the stock of its subsidiaries. All of the operations of Worldtex are conducted through its direct and indirect wholly owned subsidiaries. Accordingly, Worldtex's ability to service its indebtedness, including the Notes, is dependent upon earnings and cash flow of its subsidiaries and the payment of funds by those subsidiaries to Worldtex in the form of loans, dividends or otherwise. In addition, the ability of Worldtex's subsidiaries to pay dividends, repay intercompany liabilities or make other advances to Worldtex is subject to restrictions imposed by corporate law and certain United States, state and foreign tax considerations.

     A substantial portion of the Company's sales and operating profits have historically been derived from international operations and export sales, which are subject in varying degrees to risks inherent in doing business abroad. Such risks include the possibility of unfavorable circumstances arising from host country laws or regulations. In addition, foreign operations include risks of partial or total expropriation; currency exchange rate fluctuations and restrictions on currency repatriation; significant taxation policies; the disruption of operations from labor and political disturbances, insurrection or war; and the requirements of partial local ownership of operations in certain countries. Moreover, any change in the value of the currencies of the foreign countries in which the Company does business against the U.S. dollar could have a material adverse impact on the Company's business, financial condition and results of operations. See "Risk Factors -- International Operations."

     The textile and retail apparel industries are highly cyclical and are characterized by rapid shifts in fashion and consumer demand, as well as competitive pressures and price and demand volatility. The demand for the Company's products is principally dependent upon the level of United States demand for retail apparel. The demand for retail apparel is in turn dependent on United States consumer spending, which may be adversely affected by an economic downturn, changing retailer and consumer demands, a decline in consumer confidence or spending, and other factors beyond the Company's control. In recent years, sales in the United States of sheer pantyhose have declined. Although pantyhose manufacturers have historically accounted for a significant portion of the Company's sales of covered elastic yarn, the Company's business strategy includes the continued development of new end use applications for covered elastic yarn. See "Risk Factors -- Textile Industry and Cyclicality" and "Business -- Business Strategy -- Continue to Develop New End Uses for Covered Elastic Yarn and Narrow Elastic Fabric."

     Spandex and nylon are the principal raw materials used in the manufacture of covered elastic yarn by Worldtex. In 1996 Worldtex purchased over half of its nylon and spandex from a single source, DuPont. In recent years, DuPont and its competitors have expanded their spandex production capacity, and Worldtex has been able to obtain sufficient supplies to meet its customers' requirements. If the supply of spandex from DuPont should be interrupted or cease for any reason, Worldtex believes it might be difficult to find adequate alternative suppliers of spandex.

     The textile and apparel industries are highly competitive. The apparel markets are served by a variety of producers, many of which are located in rapidly growing, low-wage countries and use textiles produced in those regions. Many of these textile producers have substantially greater financial and other resources and lower cost of funds than the Company. Unifi, Spanco and Worldtex are the three largest suppliers of covered elastic yarns in the United States. Unifi, which is also a leading producer of other yarns, recently acquired Spanco. The Company cannot predict the effect that such acquisition will have on the Company, although Unifi has substantially greater financial resources than the Company and is less leveraged. See "Risk Factors -- Competition; Risks Associated with Changing Industry."

     The following table sets forth the percentage of Worldtex's historical sales and operating profit (loss) accounted for by each of Worldtex's geographic areas during the periods indicated, which does not reflect the ECA Acquisition (which occurred on December 1, 1997) or the Elastex Acquisition (which occurred on October 3, 1997). For purposes of determining operating profit, parent company expenses have been allocated to each area in accordance with its percentage of total sales. See Note 12 of the Notes to Consolidated Financial Statements of Worldtex for additional financial information (sales, operating profits and identifiable assets) by geographic location.

                           NINE MONTHS ENDED SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                        --------------------------------------  ----------------------------------------------------------
                              1997                1996                1996                 1995                 1994
                        ----------------  --------------------  ----------------  ----------------------  ----------------
                               OPERATING           OPERATING           OPERATING            OPERATING            OPERATING
                        SALES   PROFIT    SALES     PROFIT      SALES   PROFIT    SALES   PROFIT(LOSS)    SALES   PROFIT
                        -----  ---------  -----  -------------  -----  ---------  -----  ---------------  -----  ---------
North America..........   46%      18%      41%         9%        41%      11%      42%         (2%)        54%      10%
Europe.................   48%      69%      53%        79%        53%      85%      54%         94%         46%      90%
South America..........    6%      13%       6%        12%         6%       4%       4%          8%         --       --

RESULTS OF OPERATIONS -- WORLDTEX

     The following table sets forth the relationship of percentages which certain income and expense items have to net sales:

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,      YEARS ENDED DECEMBER 31,
                                                 ---------------     -------------------------
                                                 1997      1996      1996      1995      1994
                                                 -----     -----     -----     -----     -----
    Net Sales..................................  100.0%    100.0%    100.0%    100.0%    100.0%
                                                  ====      ====      ====      ====      ====
    Gross margin...............................   17.7%     18.7%     18.8%     16.7%     15.8%
      Selling, general & administrative
         expenses                                  7.9     7.4..       8.0       8.3       8.2
                                                  ----      ----      ----      ----      ----
    Operating profit...........................    9.8      11.3      10.8       8.4       7.6
    Interest expense...........................    3.0       2.8       2.8       3.1       2.4
    Other income -- net........................    0.1       0.2       0.4       0.1       0.2
                                                  ----      ----      ----      ----      ----
    Income before income taxes.................    6.9%      8.7%      8.4%      5.4%      5.4%
                                                  ====      ====      ====      ====      ====

  Nine Months Ended September 30, 1997 vs. September 30, 1996

     Sales for the nine months ended September 30, 1997 were $148.4 million and net income was $6.7 million compared with sales of $155.2 million and net income of $8.4 million for the comparable period in 1996. Net income per share was $.46 for the 1997 nine month period compared with $.58 in 1996. For the nine months ended September 30, 1997, sales decreased by $6.8 million or 4.4% compared with the nine months ended September 30, 1996.

     Sales from North American operations increased 7.0% for the nine months ended September 30, 1997 from the corresponding period in 1996. Sales from French operations decreased 13.7% for the nine months ended September 30, 1997 from the corresponding period in 1996. The stronger U.S. dollar versus the French franc reduced the French subsidiary sales by approximately 12.0% for the nine months ended September 30, 1997 compared with the corresponding period in 1996. Sales in the Company's South American operation increased 26.3% (including intercompany sales of $7.3 million for the nine month period of 1997 and $3.7 million for the nine month period of 1996) for the nine months ended September 30, 1997 from the corresponding period in 1996. The reduced value of the Colombian peso versus the U.S. dollar lowered South American sales by approximately 5.7% for the nine months ended September 30, 1997 compared with the corresponding period in 1996.

     The volume increase for the nine months of 1997 in North America was due primarily to increased market share and expanding diversification into markets that offer higher margins. Sales from the French operations, net of currency translations for reporting purposes, decreased approximately 1.7% for the nine months of 1997 compared with the nine months of 1996 primarily due to one less working day in the 1997 period and to soft economic conditions in Europe. The volume increases in South America reflect the continuing efforts to expand production in the Company's lower cost operation.

     Gross profit margins decreased primarily because the Company's costs were spread over lower sales. Gross profit margins also decreased due to an unfavorable change in the French subsidiary product mix. Selling and administrative expenses increased as a percentage of net sales because the fixed component of these expenses was spread over a lower sales base.

     Interest expense for the nine months ending September 30, 1997 increased from the corresponding periods in 1996 primarily due to higher effective interest rates.

     The Company had an effective income tax rate of 34.1% for the nine months ended September 30, 1997 compared to 37.8% for the same period in 1996. This decrease resulted primarily because of a lower effective tax rate attributable to lower taxation on income of the Company's South American operation.

  1996 vs. 1995

     Worldtex's sales in 1996 increased $19.8 million, or 10.6%, when compared with 1995. Sales in the Company's European operation increased $9.2 million, or 9.2%, compared with 1995, primarily because of increased demand for covered yarn used by the weaving industry in Europe. The lower value of the French franc compared with the U.S. dollar reduced 1996 sales by $2.6 million. In the Company's North American operations, sales increased $5.6 million, or 6.9%, from 1995 levels, primarily because of increased demand in non-pantyhose end used for covered elastic yarn. Sales in the Company's South American operation were $11.8 million (excluding $6.2 million of inter-company sales) compared with $6.7 million in 1995 primarily due to a full year of operation in 1996 compared with the partial year of 1995. The reduced value of the Colombian peso lowered 1996 sales by $1.8 million.

     Worldtex's gross margin increased in 1996 to 18.8% of sales as compared to 16.7% for 1995. This increase was primarily caused by increased sales resulting from the Company's continuing efforts to develop additional applications and end uses for its products, lower manufacturing costs of the Company's Colombian operations and reduced costs associated with the 1995 restructuring. Additionally, the Company's fixed expenses were spread over substantially higher sales.

     Selling and administrative expense increased in 1996 by $.9 million to $16.6 million. The increase was caused principally by the increased business levels in 1996 and the full year operation of the Colombian subsidiary acquire in April 1995.

     The increase in interest expense of $.1 million was caused primarily by weighted average outstanding debt increasing approximately 8% but was mostly offset by lower average interest rates.

  1995 vs. 1994

     Worldtex's sales in 1995 increased $23.3 million, or 14.2%, when compared with 1994. Sales in the Company's European operation increased $24.2 million, or 31.6%, compared with 1994, primarily because of increased demand for covered yarn used by the weaving and knitting industries in Europe. The increased value of the French franc over the U.S. dollar increased 1995 sales by 11.0%. In the Company's North American operations, sales declined $7.5 million, or 8.5%, from 1994 levels, primarily because of slower retail sales for pantyhose that contain covered yarn and continued competitive pressures caused by excess industry capacity. Fibrexa, S.A., the company acquired by the Company as of April 1, 1995, contributed sales of $6.6 million.

     The Company recorded nonrecurring charges in 1995 of $2.6 million. A restructuring charge of $1.7 million ($1.3 million of which was reflected as cost of goods sold and $.4 million as selling and administrative expenses), was recorded in the fourth quarter to take account of the closing of two facilities. In the third quarter a reserve was increased to accommodate higher corporate taxes in France which resulted in $.9 million in deferred tax expense.

     Worldtex's gross margin increased in 1995 to 16.7% of sales as compared to 15.8% for 1994. Gross margin increased to 17.4% before the restructuring charge recorded in the fourth quarter which included $1.3 million recorded as cost of goods sold. This increase in gross margin was primarily due to improved margins of the Company's French operation, attributable to the strong demand in Europe for the specialty yarns produced by the Company's French subsidiary and the favorable exchange rate. In addition, the Company's fixed expenses were spread over substantially higher sales.

     Selling and administrative expense increased in 1995 by $2.2 million to $15.7 million. The increase was caused principally by the increased business levels of European operations, the acquisition of the Colombian subsidiary in April 1995 and the $.4 million fourth quarter restructure charge.

     The increase in interest expense of $1.7 million was caused primarily by higher effective interest rates in 1995 and by additional borrowings to acquire the Colombian subsidiary.

RESULTS OF OPERATIONS -- ECA

     The following table sets forth the relationship of percentages which certain income and expense items have to net sales. For convenience, the thirty-nine week periods ending September 28, 1996 and September 27, 1997 are hereinafter referred to as the nine months then ended.

                                                FISCAL YEARS ENDED                     NINE MONTHS ENDED
                                    ------------------------------------------   -----------------------------
                                    DECEMBER 28,   DECEMBER 30,   DECEMBER 31,   SEPTEMBER 27,   SEPTEMBER 28,
                                        1996           1995           1994           1997            1996
                                    ------------   ------------   ------------   -------------   -------------
Net Sales.........................      100.0%         100.0%         100.0%         100.0%          100.0%
                                        =====          =====          =====          =====           =====
Gross margin......................       25.0%          22.4%          25.5%          26.2%           25.4%
Selling, general &
  administrative..................       11.9           10.7           15.3           12.2            12.5
                                        -----          -----          -----          -----           -----
Operating profit..................       13.1           11.7           10.2           14.0            12.9
Interest expense..................        1.5            2.0            1.6            1.9             1.5
                                        -----          -----          -----          -----           -----
Income before income taxes........       11.6%           9.7%           8.6%          12.1%           11.4%
                                        =====          =====          =====          =====           =====

  Nine Months Ended September 27, 1997 vs. September 28, 1996

     Sales for the nine months ended September 27, 1997 were $52.7 million and net income was $6.4 million compared with sales of $41.8 million and net income of $4.8 million for the comparable period in 1996.

     For the nine months ended September 27, 1997, sales increased by $11.0 million or 26.2% compared with the same period in 1996. This increase was due primarily to regaining a larger volume of sales to ECA's largest customer, Warnaco.

     Gross profit margin increased 0.8%, as a percentage of net sales, for the nine months ended September 27, 1997 compared to the corresponding period in 1996.

     Selling and administrative expenses increased by $1.2 million for the nine months ended September 27, 1997, or 23% compared to the 1996 period, principally due to additional expenses relating to higher levels of sales and a $0.5 million provision for potential bad debts as a result of financial difficulties of two significant customers. As a percentage of net sales, selling and administrative expenses decreased by 0.3%, for the nine months ended September 27, 1997 compared to the comparable period in 1996 as a result of the higher level of sales in the 1997 period to which our expenses were applicable.

     Interest expenses increased by .4%, as a percentage of net sales, for the nine months ended September 27, 1997 compared to the same period in 1996. This increase was principally due to higher interest rates in 1997.

  1996 vs. 1995

     ECA's net sales in 1996 decreased 3.9%, as a percentage of net sales, to $55.8 million from $58.1 million in 1995. This decrease was primarily due to a reduction in sales to ECA's largest customer, Warnaco. At the end of 1994, ECA raised prices to Warnaco and realized a decline in sales in both 1995 and 1996.

     ECA's gross margin increased in 1996 to 25.0% of net sales as compared to 22.4% for 1995. This increase was attributable to increased operational efficiencies compared to 1995, as costs and overhead associated with the unrealized sales to Warnaco were absorbed by a shift in product mix and personnel adjustments.

     Selling and administrative expenses as a percentage of net sales increased in 1996 by 1.2%. This increase was caused principally by an increase in legal costs associated with the defense of ECA's patented QuikCord(R) technology. As a percentage of total sales, selling and administrative expenses were 11.9% in 1996, as compared to 10.7% in 1995.

     Interest expense decreased by $.3 million. This decrease was caused by a reduction in working capital requirements.

  1995 vs. 1994

     ECA's net sales in 1995 decreased $3.3 million, or 5.4%, when compared to 1994. This was principally attributable to a decline in sales to ECA's largest customer, Warnaco. At the end of 1994, ECA raised prices to Warnaco and realized a decline in sales in both 1995 and 1996.

     ECA's gross margin decreased in 1995 to 22.4% of net sales as compared to 25.5% for 1994. This decrease was due to the unabsorbed costs associated with ECA's personnel and overhead structure, which had been augmented in anticipation of higher sales volume to Warnaco.

     Selling and administrative expense decreased in 1995 by $3.2 million, or 33.7%. This decrease in expense was caused primarily by a reduction in legal expenses associated with the defense of ECA's patented QuikCord(R) technology.

     Interest expense in 1995 increased by $0.15 million. This increase was the result of greater working capital requirements.

INCOME TAXES

     Income tax provisions for Worldtex have been calculated in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for tax purposes and financial statement purposes and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The French parliament enacted a provision that increased the tax rate from 33.33% to 36.67% in July 1995. The rate increase resulted in a $.889 million charge to the 1995 tax provision to increase the deferred tax liability as of January 1, 1995, to the higher enacted income tax rate. In 1997, France increased the corporate tax rate from 36.67% to 41.67%, which will result in a charge to 1997 earnings of approximately $0.6 million and a one-time charge to increase the reserve for deferred income taxes of approximately $1.2 million.

FOREIGN OPERATIONS

     Approximately 69% of Worldtex's net sales in 1996 were attributable to sales outside the United States. Currency exchange fluctuations in countries in which Worldtex is doing business could adversely affect its operating results.

     The Company engages in transactions primarily in the currencies of the countries of its four major operating subsidiaries -- the U.S., France, Canada and Colombia -- with little intercompany exchange. In 1996, over 83% of the Company's sales were in such currencies. The majority of the remaining sales were sales into the European Community by the Company's French subsidiary. Hedge transactions are immaterial and are detailed in Note 3 of the Notes to Consolidated Financial Statements. Foreign currency transaction gains and losses have not been material to the Company.

LIQUIDITY; CAPITAL RESOURCES

     The principal indicators of the Company's liquidity are cash flows from operating activities and cash flows from financing activities, primarily borrowings under the Company's credit facilities.

     On December 1, 1997, the Company sold the Old Notes for net proceeds of approximately $170.0 million, which was used to pay the purchase price in the ECA Acquisition, repay certain indebtedness and to pay transaction fees and expenses relating thereto. The Company expects to use the balance of the net proceeds from the sale of the Old Notes for general corporate purposes.

     Worldtex generated $15 million from its operating activities in 1996, compared to $12 million in 1995 and $9.6 million in 1994. The increase in net cash provided in 1996 was caused primarily by the increase in net income. Operating activities generated $2.7 million in the first nine months of 1997, as compared to $11.4 million in the 1996 period. The decline was principally attributable to lower net income and changes in working capital items in the 1997 period.

     During 1996, capital expenditures amounted to $13.8 million. Capital expenditures were $8.4 million in 1995 and $8.1 million in 1994. During the second quarter of 1995, a wholly owned subsidiary of the Company acquired substantially all of the assets of Fibrexa, S.A., a manufacturer of covered yarn based in Bogota, Colombia. The consideration for the purchase of Fibrexa was approximately $4.4 million cash, assumption of approximately $6.5 million in debt and contingent payments based on earnings from the Company's South American operations over a five year period. The majority of such capital expenditures during the years 1994-1996 was primarily used to purchase additional manufacturing equipment in order to increase and improve efficiencies to the Company's production capacity. During the first nine months of 1997, the Company's capital expenditures aggregated $5.8 million, and the Company anticipates that its 1997 capital expenditures (excluding those with respect to the ECA Acquisition and Elastex Acquisition) totalled approximately $11.0 million, primarily for the purchase of equipment. The Company currently expects that capital expenditures for 1998 will aggregate approximately $16.0 million, primarily for machinery and property improvements.

     On October 3, 1997, the Company purchased Elastex for approximately $7.7 million and paid $0.6 million to cancel an equipment operating lease assumed from the seller, which funds were borrowed under the Existing Credit Facility. On December 1, 1997, a wholly-owned subsidiary of the Company purchased substantially all of the assets of ECA for a cash purchase price of approximately $76.3 million, which was funded with a portion of the net proceeds from the sale of the Old Notes. In connection with the ECA Acquisition, such subsidiary of the Company assumed an industrial revenue bond obligation relating to ECA in the aggregate principal amount of $6.0 million, operating leases (as to which the present value of remaining lease payment obligations will not exceed $2.3 million) and certain current liabilities. The Company's business strategy includes the pursuit of strategic acquisitions of other businesses. Any acquisition would be funded through cash on hand (including the balance of the net proceeds of the Offering and cash generated by the Company's operations), the issuance of additional securities, the sale of other assets or the incurrence of additional indebtedness (including borrowings under the New Credit Facility). The Company's ability to sell assets and incur indebtedness are restricted under the Indenture and the New Credit Facility.

     The Company has entered into an interest rate swap agreement with a commercial bank that effectively converts the interest rate on one-half of its $50 million 7.50% senior notes to a floating rate for three years ending July 1999. The agreement effectively changed the interest rate to approximately 6.24%, 7.87%, 7.08%, 6.59%, 6.77%, 6.52% and 6.77% for the six months intervals ended January 21, 1995 through January 21, 1998. The effective rate is 6.49% for the six months ending July 21, 1998 at which time the rate for the swap agreement will reset for an additional six months based on market rates in effect at that time. Net amounts due under this agreement decreased interest expense for 1996 by $.201 million, for 1995 by $.02 million and for 1994 by $.137 million. The Company has entered into an interest rate swap agreement with respect to its interest obligations on a portion of the Notes with such commercial bank and expects to enter into additional interest rate swap agreements relating to the Notes in the future. Management believes the risk of incurring losses resulting from the inability of the bank to fulfill its obligation under the swap agreements to be remote and that any losses would be immaterial. The 7.50% senior notes were repaid with a portion of the proceeds of the Offering. The Company has not determined whether it will terminate the interest rate swap agreement with respect to the 7.50% senior notes, but any termination or continuation of such agreement will not have a material effect on the Company's financial condition or results of operations.

     In connection with the ECA Acquisition, the Company entered into the New Credit Facility and repaid and terminated the Existing Credit Facility. The New Credit Facility provides for revolving credit borrowings in an aggregate principal amount of up to $25.0 million. The New Credit Facility terminates and all amounts borrowed thereunder will be due December 1, 2002. Loans under the New Credit Facility bear interest at rates based upon a base rate (the higher of the NationsBank, N.A. prime rate or the Federal Funds rate), certificates of deposit rates or Eurodollar rates, in each case plus an applicable margin. Loans under the New Credit Facility are guaranteed by all U.S. subsidiaries of the Company and are secured by liens on the accounts receivable and inventory of the Company and its U.S. subsidiaries, 100% of the outstanding capital stock of the Company's U.S. subsidiaries and 65% of the outstanding capital stock of each of the Foreign Subsidiaries. For a more complete description of the New Credit Facility, see "Description of Other Indebtedness."

     As a result of the ECA Acquisition and the Offering, the Company is highly leveraged. On September 30, 1997, after giving pro forma effect to the Offering, the ECA Acquisition and the Elastex Acquisition, the Company would have had total indebtedness of approximately $188.3 million (of which $175.0 million would have consisted of the Notes and the balance would have consisted of debt of Foreign Subsidiaries and the ECA Industrial Development Bonds) and stockholders' equity of approximately $79.8 million. In addition, for the nine months ended September 30, 1997, on a pro forma basis assuming that the Transactions had occurred on January 1, 1997, the Company's ratio of earnings to fixed charges would have been 1.56x. The Company and its subsidiaries will be permitted to incur additional indebtedness in the future. See "Descriptions of Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     Worldtex is a holding company, the only assets of which are the stock of its subsidiaries. All of the operations of Worldtex are conducted through its direct and indirect wholly owned subsidiaries. Accordingly, Worldtex's ability to service its indebtedness, including the Notes, is dependent upon earnings and cash flow of its subsidiaries and the payment of funds by those subsidiaries to Worldtex in the form of loans, dividends or otherwise. Although there are no contractual restrictions on the ability of Worldtex's subsidiaries to pay dividends, repay intercompany liabilities or make other advances to Worldtex, such actions are subject to restrictions imposed by corporate law and certain United States, state and foreign tax considerations.

     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all.

     The degree to which the Company is leveraged following the sale of the Old Notes could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, and other general corporate requirements,
(iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes -- Repurchase at Option of Holder -- Change of Control" and "Description of Other Indebtedness -- New Credit Facility."

THREE-YEAR COMPARISONS

  Worldtex

     Total long-term debt was $61.1 million, $68.9 million and $67.8 million, respectively, at December 31, 1994, 1995 and 1996.

     Working capital was $43 million, $47.3 million and $47.5 million, respectively, at December 31, 1994, 1995 and 1996.

     Net worth was $69 million, $78.9 million and $85.2 million, respectively, at December 31, 1994, 1995 and 1996. (See the Consolidated Statements of Stockholders' Equity of Worldtex for additional information.)

     The number of days that sales were represented by accounts receivable was 61, 68 and 69, respectively, at December 31, 1994, 1995 and 1996. Net accounts receivable increased by approximately $1.2 million, or 3.2%, in 1996 compared with 1995, and sales increased 10.6%. Inventories, as a percentage of cost of sales, were 21.3% at December 31, 1994, 21.5% at December 31, 1995 and 22.1% at December 31, 1996.

  ECA

     Total long-term debt was $6.7 million, $6.0 million and $6.0 million, respectively, at December 31, 1994, December 30, 1995 and December 28, 1996.

     Working capital was $16.8 million, $13.1 million and $18.4 million, respectively, at December 31, 1994, December 30, 1995 and December 28, 1996.

     Net worth was $21.5 million, $16.4 million and $20.9 million, respectively, at December 31, 1994, December 30, 1995 and December 28, 1996.

     The number of days that sales were represented by accounts receivable was 57, 43 and 62, respectively, at December 31, 1994, December 30, 1995 and December 28, 1996. Net accounts receivable increased by approximately $2.7 million, or 39%, in 1996 compared with 1995, and sales decreased 4%. Inventories, as a percentage of cost of sales, were 22% at December 31, 1994, 19% at December 30, 1995 and 26% at December 28, 1996.

INFLATION

     The results of operations and financial condition of Worldtex and ECA are based upon historical cost. While it is difficult to accurately measure the impact of inflation due to the imprecise nature of estimates required, Worldtex believes the effects on the results of operations and financial condition have been minor. Worldtex will continue to monitor the impact of inflation in setting its pricing and other policies.

                                    BUSINESS

GENERAL

     The Company believes that it is the largest supplier of covered elastic yarn in the world. Covered elastic yarns are used by the Company's customers to produce stretch fabrics for apparel that provide enhanced styling capabilities, better shape retention, and improved aesthetics, durability and comfort. The principal products that utilize covered elastic yarn produced by the Company are sheer and opaque pantyhose, men's, women's and children's socks, sweaters, swimwear, active and athletic wear and men's, women's and children's stretch apparel. During 1996, Worldtex yarns were used in the products of some of the world's best known brands and designers, including Giorgio Armani, Hugo Boss, Pierre Cardin, Liz Claiborne, Danskin, Dim, Christian Dior, Fogal, Fruit of the Loom, Givenchy, Jockey, Calvin Klein, Evan Picone, Polo, Round the Clock, Nina Ricci, Ellen Tracy and others. The Company, which was one of the first independent producers of covered elastic yarn when it began operations in 1934, currently operates 11 manufacturing and distribution facilities located in the United States, Canada, France and South America. The Company also has a 38% interest in a joint venture production facility in Estonia, and currently plans joint venture production facilities in China and India. For the year ended December 31, 1996, Worldtex had net sales of $207.8 million.

     As a result of the ECA Acquisition and the Elastex Acquisition, the Company believes that it is the largest manufacturer of woven and knitted narrow elastic fabrics in the world. Narrow elastic fabrics are elasticized fabric bands, typically under six inches in width, that are used as components in the production of a broad range of apparel products, such as waistbands for men's, women's and children's underwear, athletic apparel and other garments, straps, facing and edgings in women's intimate apparel and elastic bands in women's hosiery. For the year ended December 28, 1996, ECA had net sales of $55.8 million, and for the year ended November 1, 1996, Elastex had net sales of $15.8 million. During 1996, ECA's and Elastex's narrow elastic fabrics were used in apparel produced by Bassett Walker, Fruit of the Loom, Tommy Hilfiger, Jockey, Michael Jordan Sports, Donna Karan, Calvin Klein, Ralph Lauren, Russell Corporation, Sara Lee (Hanes products), Vanity Fair, Warnaco (Warner, Olga and Speedo brands) and others. ECA and Elastex together own a total of five manufacturing facilities, which are located in Alabama, North Carolina, South Carolina and Virginia. On a pro forma basis assuming that the ECA Acquisition and the Elastex Acquisition had been consummated January 1, 1996, the Company would have had net sales of $279.4 million for the year ended December 31, 1996, and $216.1 million for the nine months ended September 30, 1997.

INDUSTRY OVERVIEW

     In recent years, the worldwide fabric/apparel industry has been undergoing significant changes relating to the types of garments produced. Specifically, two trends have significantly impacted the Company: (i) the growth of covered elastic yarn applications in fabric/apparel production, and (ii) increased consumer demand for more casual, comfortable and durable apparel. As a leading supplier of covered elastic yarns and narrow elastic fabrics, the Company believes it is well-positioned to benefit from both of these trends.

     Covered elastic yarns are produced by wrapping nylon, polyester, cotton or other fibers around spandex or latex rubber. The core of spandex or rubber provides stretch capability and durability, while the wrapped fiber results in more comfort to the touch and permits the covered yarn to be dyed. Advanced manufacturing equipment permits production of ultrafine covered elastic yarns that result in fabrics comparable in appearance to natural fibers, but with superior flexibility, shape retention and durability. Historically, covered elastic yarns were principally used in the manufacture of women's pantyhose and other hosiery products. However, advances in production techniques and trends in consumer apparel preferences have led to a substantial expansion of the end uses for covered elastic yarn. Today, covered elastic yarn is used in a broad range of apparel, including sweaters, swimwear, running clothes, athletic uniforms, slacks, skirts and dresses, as well as in pantyhose and socks.

     Consumer demand for increased comfort has also favorably affected the market for narrow elastic fabrics. These fabrics are produced by weaving covered elastic yarn or knitting spandex or latex rubber, in each case with other yarn, such as nylon, polyester or cotton, in order to create narrow bands of elasticized fabric.

Although the market for narrow elastic fabrics has been relatively flat over the past five years, demand has grown during such period for intimate apparel and athletic wear that include designer or other logos in the waistband, which are generally higher-margin products compared to unadorned elasticized waistbands. ECA has focused on the development and production of such specialized waistbands, through investment in advanced weaving machines, development of specialized dyeing techniques and close working relationships with apparel producers to determine their requirements, and ECA is currently the leading manufacturer of such waistbands in the United States.

BUSINESS STRATEGY

     The Company's strategy is to increase revenues and margins through expansion into new markets while reducing costs. The Company's business plan consists of the following key elements:

     - MAINTAIN LEADING POSITION IN NICHE MARKETS. The Company believes that it is the largest supplier of covered elastic yarn in the world. The Company believes that such leadership is based primarily on the high quality of the Company's products, the Company's responsiveness to customer's needs and the Company's initiative and creativity in developing new end uses for covered elastic yarns. ECA has followed a similar strategy to become, it believes, the largest producer of narrow elastic fabrics in the world. As a result of their focus on quality and service, both Worldtex and ECA have exclusive or significant supplier relationships for certain product lines with certain leading apparel manufacturers. The Company intends to focus on maintaining leadership in niche markets, such as covered elastic yarn and narrow elastic fabrics, where it can market its specialized expertise to more broadly-based fabric and apparel producers. The Company believes that this expertise, when applied to produce high quality products and to develop solutions to customers' needs, should result in growth in sales of the Company's products.

     - CONTINUE TO DEVELOP NEW END USES FOR COVERED ELASTIC YARN AND NARROW ELASTIC FABRIC. In 1992, 65.4% of the Company's sales were to pantyhose manufacturers, as compared to 38.4% of sales in 1996. Sales of pantyhose in the United States during this period have declined approximately 13%, although the Company's sales (including sales outside the United States) have grown 19% during the period. The Company has actively worked with apparel fabric producers and others to develop new fabrics utilizing covered elastic yarn. For example, the Company was selected by DuPont to create and manufacture yarns for use in the production of casual shoes to be sold by Marks and Spencer in the European market, and the Company has also developed covered elastic yarn solutions for furniture slip covers, lace lingerie and stretch denim fabrics. Similarly, ECA has sought to be a leader in the development of narrow elastic fabric products, including its focus on weaving designer logos into elastic waistbands, its production of the patented "QuikCord"(R) system that embeds a drawstring within an elastic waistband, and its production of silicon-backed narrow elastics used in certain specialty hosiery. In addition, the growth in consumer demand for more casual, comfortable and durable garments has increased the interest of apparel fabric producers in the development of new covered elastic yarn and narrow elastic fabric applications. In light of the Company's long history and extensive knowledge relating to the production of covered elastic yarn and ECA's and Elastex's extensive experience and expertise regarding narrow elastic fabrics, the Company is well positioned to work with apparel fabric manufacturers and others in developing new end uses for covered elastic yarns and narrow elastic fabrics.

     - EXPAND INTERNATIONAL OPERATIONS. Prior to 1995, the Company's manufacturing facilities were based in the United States, Canada and France. In 1995, the Company acquired Fibrexa, a covered elastic yarn manufacturer located in Colombia, and established a manufacturing joint venture in Estonia. In 1997, the Company entered into a letter of intent to form a joint venture for the establishment of manufacturing facilities in China, and it is currently in negotiations for a similar venture in India. Although the Estonian, Chinese and Indian ventures are relatively small -- each involving an investment of less than $1 million -- the Company believes that the potential for growth in these markets is significant. These new operations are expected to provide improved access to growing new markets for the Company's products, as well as cost-efficient facilities capable of manufacturing covered elastic yarn for export to the Company's customers worldwide. For example, the Company has shifted manufacturing equipment to its lower-cost South American operation, Fibrexa. In 1996, Fibrexa had net sales of $17.9 million, including sales to other subsidiaries of the Company of $6.2 million for resale in North America and Europe. This compares to total net sales by Fibrexa of $6.7 million in the last six months of 1995 following the Company's acquisition of Fibrexa. The Company plans to expand Fibrexa's production capacity substantially in the near term.

     - PURSUE STRATEGIC ACQUISITIONS. The Company intends to pursue acquisitions of companies in niche segments of the textile industry. The Company plans to seek businesses that offer the opportunity to improve the Company's financial results through increased purchasing power with suppliers, elimination of duplicative operations or cross-selling of products to common customers. For example, DuPont, Globe and Bayer are major suppliers of raw materials to the Company, ECA and Elastex, and the Company expects that its increased purchasing power as a result of the ECA Acquisition will result in more favorable supply agreements. In addition, the Company expects to shift ECA's production of covered elastic yarns to the Company's existing covering operations to allow ECA to focus on narrow elastic fabric production, and Worldtex will replace other suppliers as ECA's sole source for covered elastic yarns and textured nylon. Moreover, the Company expects to distribute and market the narrow elastic fabric products of ECA and Elastex through its existing European, North American and South American sales operations.

THE ECA ACQUISITION

     On December 1, 1997, a wholly-owned subsidiary of the Company purchased substantially all of the assets of ECA for a cash purchase price of approximately $76.3 million, which was funded with a portion of the net proceeds from the sale of the Old Notes. In connection with the ECA Acquisition, such subsidiary of the Company assumed an industrial revenue bond obligation relating to ECA in the aggregate principal amount of $6.0 million, operating leases (as to which the present value of remaining lease payment obligations will not exceed $2.3 million) and certain current liabilities.

COVERED ELASTIC YARN BUSINESS

     Worldtex believes that Regal is one of the three largest suppliers of covered elastic yarn in the United States, that Filix is the largest in Europe, that Rubyco is the largest in Canada and that Fibrexa is the largest in South America (in each case measured by 1996 sales). Regal's and Rubyco's products are sold primarily in their respective home countries, Filix sells principally to European Community countries and Fibrexa sells principally in South American countries, as well as to other Worldtex subsidiaries. See Note 12 to Worldtex's Consolidated Financial Statements for information relating to Worldtex's domestic and foreign operations.

  Products

     The covered elastic yarn manufactured by Worldtex is produced by wrapping material, principally nylon, polyester, cotton or other fibers, around spandex or latex rubber. The core of spandex or rubber provides stretch capability and durability, while the wrapped fiber results in more comfort to the touch.

     Worldtex's principal product is nylon covered spandex used in the manufacture of a variety of men's, women's and children's apparel. Worldtex also sells covered spandex and covered latex rubber for use in the manufacture of men's, women's and children's socks. Cotton-covered spandex yarn sold by Worldtex is used primarily in the manufacture of ladies' opaque tights and of fashion and active-wear apparel.

  Sales and Distribution

     The Company's manufacturing and distribution centers are strategically located to serve the Company's principal markets. The Company's operations in the United States and Canada serve customers throughout North America, its operations in France and joint venture in Estonia serve Europe and its operations in Bogota, Colombia serve South America and also provide lower-cost products for the Company's other markets. In addition, the Company has entered into a joint venture for the establishment of manufacturing facilities in China, and it is currently in negotiations for a similar venture in India. Upon implementation of the Chinese and Indian ventures, the Company will have strategically located manufacturing facilities able to promptly supply customers' needs in major fabric producing markets around the world.

     As of September 30, 1997, the Company maintained a marketing staff of 21 people, including 8 located in Hickory, North Carolina, 8 in Troyes, France, 2 in Montreal, Canada, and 3 in Bogota, Columbia. Each sales employee has a designated territory. In addition, certain sales personnel are specialists in designated applications for covered yarn, such as circular knitting or woven fabrics. The sales staff is compensated by salary and sales incentive bonus. The Company also has a network of 55 independent sales agents compensated on a commission basis.

     The Company's sales force is trained to work with the customer to develop new uses for covered elastic yarns that may improve the customer's products. The Company's 63 years experience in the production and utilization of covered elastic yarns has provided the Company with expertise not generally available to more broadly-based fabric and apparel producers. The Company utilizes this expertise to develop solutions utilizing covered elastic yarns for the customer's fabric needs.

  Customers

     In 1996, the Company served over 1,500 customers, and no single customer accounted for more than 10% of 1996 sales. The Company's ten largest customers in 1996 accounted for 30% of 1996 sales.

     The Company's customers are principally producers of fabric sold for use in apparel products. In 1996, the Company's principal customers included, in the United States, Jockey International, Ithaca Industries, U.S. Textile Corp. and Danskin; in Europe, Iril, S.A., Vanwijnsberghe and Gaillard, S.A.; in Canada, Doris Hosiery, Hafner Elastics and Nalpac; and in South America, Richi, CMR and Valenciana. During 1996, Worldtex yarns were used in the products of some of the world's best known brands and designers, including Giorgio Armani, Hugo Boss, Pierre Cardin, Liz Claiborne, Danskin, Dim, Christian Dior, Fogal, Fruit of the Loom, Givenchy, Jockey, Calvin Klein, Evan Picone, Polo, Round the Clock, Nina Ricci and Ellen Tracy.

  Manufacturing

     Covered elastic yarns are produced by wrapping strands of conventional fabric materials around elastic materials such as spandex or latex rubber. In the manufacturing process, a "cover component" such as nylon, polyester, cotton, or other fiber is fed through high-speed spindles where it is wrapped or twisted around a "core component" of spandex or latex rubber. Strands of elastic may be single or double covered, depending on the desired end use application. After wrapping, the yarn, which is white in color and otherwise unfinished, is then wound on a "take-up package" which is adaptable to the customer's machinery and equipment for further processing.

     Worldtex's research and development activities are directed toward improvements in existing products and manufacturing processes and toward development of new uses for its products. During 1996, Worldtex's expenditures for these purposes totaled less than 1% of its sales.

  Raw Materials

     In 1996, approximately 60% of the Company's operating expenses were attributable to raw material costs. The principal raw materials utilized by the Company are spandex, nylon and rubber. Spandex is principally supplied by DuPont, Globe and Bayer, and Globe is also a principal supplier of rubber. The major suppliers of nylon to the Company in 1996 were DuPont, BASF, Nilit, Nylstar and Radaci. In 1996 Worldtex purchased over half of its nylon and spandex from a single source, DuPont. In recent years, DuPont and its competitors have expanded their spandex production capacity, and Worldtex has been able to obtain sufficient supplies to meet its customers' requirements. If the supply of spandex from DuPont should be interrupted or cease for any reason, Worldtex believes it might be difficult to find adequate alternative suppliers of spandex.

  Competition

     While Worldtex believes that it is the largest supplier of covered elastic yarn in the world, several companies actively compete with Worldtex, at least one of which has greater assets and financial resources than Worldtex. In the United States, Unifi, Spanco and Worldtex are the leading suppliers of covered elastic yarn, and Unifi has recently acquired Spanco. The Company cannot predict the effect that such acquisition will have on its business. See "Risk
Factors -- Competition; Risks Associated with Changing Industry." Most of Worldtex's major customers do not buy exclusively from Worldtex. Competition is based primarily on product quality, customer service and price.

  Employees

     As of December 31, 1996, Worldtex had a total of approximately 1,177 employees, of whom approximately 471 were employed by Regal in the United States, approximately 181 were employed in Canada by Rubyco, approximately 321 were employed in France by Filix and approximately 204 were employed in Colombia by Fibrexa. A substantial amount of the covered elastic yarn sold by Filix is produced by subcontractors, whose employees are not included in the foregoing totals. Employees of Regal and Fibrexa are not covered by collective bargaining agreements, and certain employees of Filix and Rubyco are covered by such agreements. Worldtex has experienced no significant labor problems during recent years in its covered elastic yarn operations and considers its employee relations to be good.

NARROW ELASTIC FABRICS BUSINESS

     The Company believes that ECA and Elastex together comprise the leading supplier of woven and knitted narrow elastic fabrics to the apparel industry in the world.

  Products

     Narrow elastic fabrics are elasticized fabric bands, typically under six inches in width, that are used as components in the production of a broad range of apparel products, such as waistbands for men's, women's and children's underwear, athletic apparel and other garments, straps, facings and edgings in women's intimate apparel and elastic bands in women's hosiery.

     ECA and Elastex manufacture a full range of narrow elastic fabric products, from specialty designs to commodity items. These varied product offerings, together with sophisticated weaving and dyeing capabilities, enable the Company to provide bundled and customized products to its customers.

     In addition to a traditional line of woven elastic inserts and commodity narrow elastic fabrics, ECA has enhanced its product line with several narrow elastic fabric product advancements. For example, in 1983, ECA developed and patented QuikCord, which embeds a drawstring within an elastic waistband. This product offers cost savings to apparel manufacturers by avoiding the costly operation of threading the drawstring cord through the elastic. Cordon Cristal(TM), a banded silicon-backed narrow elastic fabric used in women's thigh-high hosiery, is another trademarked ECA product. ECA's most advanced narrow fabrics products are waistbands with brand name logos and other designs woven into the elastics, principally used in designer label underwear. ECA believes that it currently has the largest number of operating logo looms in the United States.

     Elastex produces generic narrow elastic fabric for use in apparel. In addition, Elastex manufactures gauze and elastic wrap products for the medical industry and specialized elastic fabric used by the automotive industry.

  Sales and Distribution

     ECA and Elastex sell their products to apparel manufacturers throughout the United States, and have begun selling to foreign manufacturers. ECA has a sales staff of eight with an average of over ten years of experience in the narrow elastics industry. The sales manager and one additional salesperson are based in Greensboro, North Carolina. The other six salespeople are based in Miami, Florida, San Francisco and Los Angeles, California, and New York City. There is no product specialization among the salesforce, and each salesperson calls on an average of 25 accounts regularly. The salesforce is compensated by salary and bonus incentive awards.

     ECA's key marketing strategy is to sell a customized product and service program that meets specific customer needs and to create relationships with designers at premier apparel manufacturers such as Calvin Klein, Ralph Lauren, Tommy Hilfiger, Donna Karan and Jockey. A customer's order often comprises more than one type of narrow elastic fabric product, and ECA believes that it is critical to offer a coordinated comprehensive supply program for its customers.

  Customers

     In 1996, ECA had approximately 100 key customer accounts, whose sales, in the aggregate, accounted for approximately 95% of total sales. ECA's three largest customers were responsible for 28% of 1996 sales, and the ten largest customers accounted for 55% of 1996 sales.

     ECA's and Elastex's top 15 customers in 1996 included apparel manufacturers such as Bassett Walker, Fruit of the Loom, Tommy Hilfiger, Jockey, Michael Jordan Sports, Donna Karan, Calvin Klein, Ralph Lauren, Russell Corporation, Sara Lee (Hanes products), Vanity Fair, Warnaco (Warner, Olga and Speedo brands) and others. The principal customer in 1996 for Elastex's medical product was Johnson & Johnson and for its automotive products was Crotty Corporation a supplier of General Motors Corporation.

  Manufacturing

     Knit elastic fabrics are primarily used in underwear and sportswear applications. Most commodity knit elastic products are not "finished," and the elastic yarn in the fabric is often bare. In contrast, the elastic yarn used in woven elastic fabrics is covered by natural or synthetic yarns and the products are finished or dyed. ECA and Elastex each operate a dye house for such purpose.

     Nylon, polyester, spandex and rubber are the basic raw materials used in the manufacture of narrow elastic fabrics. At the start of the manufacturing process for woven narrow elastic fabrics, natural or synthetic yarns, such as nylon, polyester or cotton, are "warped" (transferred) onto beams used to hold warped yarns. During warping, the appropriate number of yarns are collected onto "creels" (spool-like yarn holders) and then wound onto beams configured for the width of the narrow fabric and for the appropriate set-up of the loom.

     For the manufacturing of knit elastics, the natural or synthetic yarns and the elastic threads (spandex or rubber) are knitted together to form the knitted elastic narrow fabric products on the knitting machines. In woven narrow elastic fabrics, the elastic threads must be covered. High-speed covering machines wrap the elastic core with natural or synthetic yarns under tension to cover the elastic. The covered elastic is collected on take-up packages and then is typically put onto beams. ECA's proprietary covering technology allows the covered elastic to be fed directly onto the loom, thereby eliminating a step wherein the covered elastic is wound onto beams and then sent to the looms. On ECA's weaving looms, the covered elastic is woven with the synthetic yarns from the beams to create the narrow elastic fabrics. If logos are required, special looms are used and programmed to weave into the narrow elastic fabric the name of the designer or brand, such as Calvin Klein or Jockey.

     All woven narrow fabrics are "finished." The rough-edged materials that result from the weaving process are put through a finishing process during which the narrow elastic fabrics are wetted and resin-treated and then dryed. Certain knitted narrow elastics are finished as well, depending on customer requirements. Due to ECA's focus on the high-end knitted products for intimate apparel, many of its fine quality knitted elastics are finished and dyed.

     Narrow fabrics may be dyed according to color formulations developed in-house to meet specific customer color requirements. ECA's dyeing processes include continuous acid, pressure beam or batch dyeing methods. ECA believes that it has the largest and most diversified dye lab, computer color matching equipment and dyeing equipment in the industry. ECA uses lab equipment which simulates the dye process, resulting in high accuracy of dye quality and color uniformity in actual production.

     ECA licensed the process for making silicon-backed fabrics from Cheynet, a major French narrow elastic fabric manufacturer, in 1989. This process is typically used for narrow elastics found in hosiery products, particularly in thigh-high stockings. Silicon is applied to knit, lace and simulated lace uniformly on one side of the fabric and then dried to create a non-slip band. The band grips the thigh allowing the stocking to stay in place without garters. The silicon-backed fabrics are banded (requiring special robotic equipment) to the specific size requirements of the customers before inspection and final packaging.

  Raw Materials

     Raw materials costs comprised approximately 42% of ECA's 1996 costs of production. Key raw materials for ECA include synthetic fibers, such as nylon and polyester, spandex, rubber, cotton, chemical dyes and silicon. The Company buys its synthetic materials and spandex primarily from DuPont and Bayer. Its rubber supply originates in Malaysia and is obtained via various US importers. Chemical dyes and auxiliary dye ingredients are supplied by various prominent chemical companies, such as Crompton & Knowles and Ciba-Geigy, and silicon is supplied by Dow Corning.

  Competition

     ECA believes that it is the leader in many of the market categories in which it operates. There are approximately ten competitors who manufacture narrow elastic fabrics for the apparel industry. Principal competitors in logo elastics include CMI -- United Elastics and George C. Moore. Over the years, competitors have created their own drawstring systems which compete with the QuikCord design, and principal competitors with regard to this product include Southern Webbing and Asheboro Elastics.

  Employees

     As of October 3, 1997, ECA and Elastex had a combined work force of approximately 820 employees, none of whom are unionized.

PROPERTIES

     Worldtex maintains its headquarters in Hickory, North Carolina, on property owned by Regal and used for its administrative personnel.

  Covered Elastic Yarn

     The Company operates a total of eleven covered elastic yarn manufacturing plants and distribution centers, of which seven are owned and four are leased. In addition, the Company has a 38% interest in a joint venture in Estonia that owns and operates a 52,000 square foot covered elastic yarn manufacturing and distribution facility. In general, the Company's facilities are adequate and suitable for the purposes for which they are utilized by the Company. The plants and distribution centers are listed below:

             LOCATION           SQUARE FEET   OWNED/LEASED                    USE
    --------------------------  -----------   ------------   -------------------------------------
    UNITED STATES:
      Hickory, NC.............     82,000        Owned       Manufacturing Plant and Headquarters
                                                               of Regal
      Hickory, NC.............    144,000        Owned       Manufacturing Plant
      Hickory, NC.............     41,000        Owned       Manufacturing Plant
      Hickory, NC.............     18,000        Leased      Distribution Center
      Hickory, NC.............     80,000        Leased      Distribution Center
    CANADA:
      Montreal, Quebec........     85,000        Leased      Manufacturing Plant and Headquarters
                                                               of Rubyco
    FRANCE:
      Troyes..................     48,000        Owned       Distribution Center and Headquarters
                                                               of Filix
      Athis...................    202,000        Owned       Manufacturing Plant
      Conde...................    195,000        Owned       Manufacturing Plant
      Le Grand Serre..........     94,000        Owned       Manufacturing Plant
    COLOMBIA:
      Bogota..................    130,000        Leased      Manufacturing Plant and Headquarters
                                                               of Fibrexa

  Narrow Elastic Fabrics

     ECA and Elastex operate a total of five manufacturing plants, all of which are owned. In addition, a rented sales office is maintained in New York City. The manufacturing plants are listed below.

                   LOCATION                 SQUARE FEET     OWNED/LEASED             USE
    --------------------------------------  -----------     ------------     --------------------
    UNITED STATES:
      Columbiana, AL......................    165,000          Owned         Manufacturing Plant
      Columbiana, AL......................    115,000          Owned         Manufacturing Plant
      Asheboro, NC........................    115,000          Owned         Manufacturing Plant
      Hemingway, SC.......................     62,000          Owned         Manufacturing Plant
      Woolwine, VA........................     77,000          Owned         Manufacturing Plant

LEGAL MATTERS

     There is currently no pending legal dispute that is reasonably likely to have a material adverse effect on the Company.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE NEW CREDIT FACILITY

     The New Credit Facility provides for up to $25.0 million in revolving credit loans ("Revolving Credit Loans") and commercial letters of credit. Availability of borrowings is subject to a borrowing base equal to 85% of the Company's and its U.S. subsidiaries' eligible accounts receivable and 50% of their eligible inventory. Borrowings under the New Credit Facility are secured by a first priority lien on the outstanding capital stock of the Company's U.S. subsidiaries and 65% of the outstanding capital stock of each of the Foreign Subsidiaries and all present and future accounts receivable and inventory of the Company and its U.S. subsidiaries. The New Credit Facility will terminate December 1, 2002.

     All Revolving Credit Loans bear interest, at the Company's option (subject to a performance based pricing grid), at: (i) the London Interbank Offered Rate ("LIBOR"), as adjusted, plus up to 1.75%, (ii) a certificates of deposit rate, as adjusted, plus up to 1.75% or (iii) a base rate (the higher of the NationsBank, N.A. prime rate or the Federal Funds rate plus 0.50%) plus up to 0.75%.

     The Company pays a commitment fee of up to 0.375% per annum of the unused commitment under the New Credit Facility. Such fee is payable quarterly in arrears.

     The Company pays a letter of credit fee equal to the interest rate spread on LIBOR loans on the outstanding amount of all letters of credit and a fronting and negotiation fee of 0.125% per annum of the outstanding amount of each letter of credit. Such fees are payable quarterly in arrears. In addition, the Company pays customary transaction charges in connection with any letter of credit.

     The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities. In addition, the New Credit Facility provides that the Company must meet certain financial conditions including (i) a minimum consolidated current ratio, (ii) a maximum leverage ratio and (iii) a minimum interest coverage ratio. The New Credit Facility includes customary events of default.

OTHER INDEBTEDNESS

     Each of the Company's Foreign Subsidiaries maintains credit facilities for working capital purposes. At September 30, 1997, Filix had available approximately $15.2 million, Rubyco had available approximately $1.1 million, and Fibrexa had available approximately $2.8 million under various bank lines of credit and overdraft facilities. At September 30, 1997, Filix had no outstanding debt under these agreements, Rubyco had outstanding $0.5 million and Fibrexa had outstanding $1.6 million. In addition, at such date Fibrexa had $1.8 million in variable interest long-term debt obligations due 2000 and Filix had $3.4 million in capitalized lease obligations and fixed interest debt obligations due 2002.

     In connection with the ECA Acquisition, the Company assumed obligations with respect to an Industrial Development Bond financing relating to ECA in an aggregate principal amount of $6 million. These bonds bear interest at approximately 60% of the prime rate, require no amortization and are due in full in 2014. The letter of credit supporting these bonds is secured by ECA's Columbiana, Alabama facility.

                              DESCRIPTION OF NOTES

GENERAL

     The Notes are issued under the Indenture, dated as of December 1, 1997, among the Company, as issuer, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to Worldtex, Inc. and not to any of its Subsidiaries.

     The Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all existing and future unsubordinated Indebtedness of the Company, including Indebtedness under the New Credit Facility. The obligations of the Company under the New Credit Facility, however, are secured by the accounts receivable and inventory of the Company and its U.S. Subsidiaries, as well as by all of the outstanding capital stock of the Company's U.S. Subsidiaries and 65% of the outstanding capital stock of each of the Company's Foreign Subsidiaries. Accordingly, the New Credit Facility effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Company's payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes is fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors, but Subsidiary Guarantees are not provided by the Foreign Subsidiaries. The Subsidiary Guarantees rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Guarantors but secured indebtedness of a Guarantor (including the secured guarantees granted under the New Credit Facility) effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Notes effectively rank junior to the secured and unsecured indebtedness and trade payables of the Foreign Subsidiaries. As of September 30, 1997, on a pro forma basis after giving effect to the ECA Acquisition, the Elastex Acquisition and the application of the net proceeds from the sale of the Old Notes, the Company and the Guarantors would have had $188.3 million of indebtedness outstanding (including approximately $13.3 million of secured Indebtedness outstanding), the Company would have an additional approximately $25.0 million of secured Indebtedness available to be incurred under the New Credit Facility and the Foreign Subsidiaries would have had approximately $23.0 million of Indebtedness and trade payables outstanding. The terms of the Indenture permit the Company and its subsidiaries to incur additional Indebtedness (including secured Indebtedness), subject to certain limitations. See "Risk Factors -- Ranking of the Notes and Subsidiary Guarantees."

     The Company is a holding company, the only assets of which are the stock of its subsidiaries. All of the operations of the Company are conducted through its direct and indirect wholly owned subsidiaries. Accordingly, the Company's ability to service its indebtedness, including the Notes, is dependent upon earnings and cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. In addition, the ability of the Company's subsidiaries to pay dividends, repay intercompany liabilities or make other advances to the Company is subject to restrictions imposed by corporate law and certain United States, state and foreign tax considerations. Although the Guarantors have provided the Subsidiary Guarantees, such Subsidiary Guarantees may not be enforceable under certain circumstances. See "Risk Factors -- Fraudulent Transfer Considerations; Unenforceability of Subsidiary Guarantees."

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $175.0 million and will mature on December 15, 2007. Interest on the New Notes accrues at the rate of 9 5/8% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of the original issuance of such Old Notes. Interest on the New Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company are required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York is the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Notes are fully and unconditionally guaranteed by each of the existing and future U.S. Subsidiaries of the Company, but Subsidiary Guarantees are not provided by the Company's Foreign Subsidiaries. The Guarantees rank pari passu in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Guarantors, including the guarantees granted under the New Credit Facility, but secured Indebtedness of a Guarantor effectively ranks senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Guarantors' obligations under the New Credit Facility are secured by a lien on the accounts receivable and inventory of the Guarantors and, accordingly, such indebtedness ranks prior to the Subsidiary Guarantees with respect to such assets. See "Risk Factors -- Fraudulent Transfer Considerations; Unenforceability of Subsidiary Guarantees."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, and the Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     The Notes are not redeemable at the Company's option prior to December 15, 2002. Thereafter, the Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                       YEAR                             PERCENTAGE
            ----------------------------------------------------------  ----------
            2002......................................................    104.813%
            2003......................................................    103.208%
            2004......................................................    101.604%
            2005 and thereafter.......................................    100.000%

     Notwithstanding the foregoing, at any time on or before, December 15, 2000, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least $113.75 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes has the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the

Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Company's other senior indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Change of Control."

     The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds either (i) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business or (ii) to reduce Indebtedness of the Company or any Subsidiary under a Credit Facility. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company is required to make an offer to all Holders of Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (x) in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company

     (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
     (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $2.0 million.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the making of any Restricted Investment in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment shall be excluded from clause (c)(ii) of the preceding paragraph; and (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any employee or director of the Company (or any of its Subsidiaries) pursuant to any management equity subscription agreement or stock option agreement approved by the Board of Directors of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive and shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Indenture also provides that the Company and the Guarantors will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or the Guarantors unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company or the Guarantors shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or the Guarantors solely by virtue of being unsecured.

     The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company or a Guarantor of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Company and its Subsidiaries outstanding under Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (x) $25.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to reduce Indebtedness of the Company or any Subsidiary under a Credit Facility or (y) the sum of 85% of Eligible Receivables and 60% of Eligible Inventory as of the date of such incurrence;

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes and the Exchange Notes;

          (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, defease, refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses
     (iii), (iv) or (v) of this paragraph;

          (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company or any of its Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
     (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) limiting currency exchange rate risks in connection with transactions entered into in the ordinary course of business;

          (viii) the guarantee by the Company or any of the Subsidiaries of the Company of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (ix) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Subsidiary in the ordinary course of business; and

          (x) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $15.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase of the Option of Holders -- Asset Sales."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) reasonable employee compensation and other benefit arrangements approved by the disinterested members of the Board of Directors of the Company, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) reasonable indemnities of officers, directors and employees of the Company or any Subsidiary permitted by applicable law and (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and
(b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

  Business Activities

     The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of the Guarantors shall acquire or create another U.S. Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Guarantor by executing a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with terms of the Indenture.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock", (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more, provided that this clause (v) will not apply to any Payment Default on, or acceleration of, the Existing Senior Notes so long as such Existing Senior Notes are repaid in full within 30 days of the Closing Date; (vi) failure by the Company or any of its Subsidiaries to pay final judgments (other than judgments as to which a reputable insurance company has acknowledged full coverage in writing) aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Worldtex, Inc., 212 12th Avenue, N.E., Hickory, NC, 28601, Attention: Treasurer.

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes have been issued to qualified institutional buyers in the form of a permanent global certificate in definitive, fully registered form (the "Global Note") and the New Notes will be issued in the form of a permanent global certificate in definitive, fully registered form (the "Global New Note" and, together with the Global Old Note, the "Global Notes"). The Global Old Note was deposited on the date of the closing of the sale of the Old Notes with, or on behalf of, DTC and registered in the name of the nominee of DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised that pursuant to procedures established by it ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to Participants' interest), the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Notes is limited to such extent.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global New Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global New Note is exchangeable for definitive New Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global New Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global New Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain
Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments," (iv) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (v) the sale or other disposition of cash or Cash Equivalents, and (v) the making of a Permitted Investment.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or; (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus
(v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) or (ii) of the definition of Permitted Debt.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Eligible Inventory" means, as of any date of determination, all inventory of the Company and its Subsidiaries, wherever located, valued in accordance with GAAP and reflected on the most recent consolidated balance sheet of the Company prior to such date of determination for which financial statements of the Company are available.

     "Eligible Receivables" means, as of any date of determination, all accounts receivable of the Company and its Subsidiaries (including amounts denominated as due from factor) arising out of the sale of inventory or manufacturing services in the ordinary course of business, valued in accordance with GAAP and reflected on the most recent consolidated balance sheet of the Company prior to such date of determination for which financial statements of the Company are available.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture (including without limitation the $6 million principal amount Industrial Development Bonds (NFA Corp. Project), Series 1992A, issued by the Industrial Development Board of the City of Columbiana, Alabama), until such amounts are repaid.

     "Existing Senior Notes" means the 7.50% Senior Notes due July 1, 2004 of the Company.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Willcox & Gibbs Filix of Delaware, Inc., Regal Manufacturing Company, Inc., Elastic Corporation of America, Inc., Elastex, Inc., Regal Yarns of Argentina, Inc., Worldtex Colombiana I, Inc. and Worldtex Colombiana II, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest or currency rate swaps, caps, collars, floors or other similar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the

Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than Indebtedness under a Credit Facility) on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain Credit Agreement, dated as of December 1, 1997, by and among the Company, NationsBank, N.A., and the other lenders named therein, providing for up to $25.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the same or similar line of business as the Company or any of its Subsidiaries was engaged in on the date that the Notes were originally issued or any reasonable extension or expansion thereof.

     "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person that is engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $5.0 million.

     "Permitted Liens" means (i) Liens on assets of the Company or any of the Guarantors securing obligations of such persons under Credit Facilities that were permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, leases and return of money bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the third paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens to secure Permitted Refinancing Indebtedness, provided that such Liens extend only to the assets that secured the Indebtedness refinanced with the proceeds of such Permitted Refinancing Indebtedness; (x) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (xi) Liens securing Hedging Obligations and (xii) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries; (xiii) Liens on assets of Subsidiaries securing Indebtedness of such persons that was permitted by the terms of the Indenture to be incurred; and (xiv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "U.S. Subsidiary" means any Subsidiary that is incorporated in a State in the United States or the District of Columbia or that guaranteed any Indebtedness of the Company.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person, by one or more Wholly Owned Subsidiaries of such Person or by such person and one or more Wholly Owned Subsidiaries of such Person.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The following is a summary of the material generally applicable U.S. federal income tax consequences resulting from the exchange of Old Notes for New Notes pursuant to the Exchange Offer.

     The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as a taxable transaction for federal income tax purposes because the New Notes do not differ materially in kind or extent from the Old Notes. Accordingly, no gain or loss should be recognized by a Holder who exchanges an Old Note for a New Note pursuant to the Exchange Offer, and each New Note should be viewed as a continuation of the corresponding Old Note. For purposes of determining gain or loss upon a subsequent sale or exchange of the New Notes, a holder's initial basis in the New Notes will be the same as such holder's adjusted basis in the Old Notes exchanged therefor, and the holding period of a holder for the New Note should include the period during which such holder held such corresponding Old Note.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Notes may vary depending upon their particular situations. United States persons acquiring the Notes are subject to different rules from those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

INTEREST

     Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and (i) the Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) the Non-United States Holder is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the United States Internal Revenue Code of 1986, as amended (the "Code"); and (iii) either (A) the Non-United States Holder certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial organization") and holds the Notes certifies, under penalties of perjury, that such statement has been received from the Non-United States Holder by it or by another financial organization and furnishes the payor with a copy thereof.

GAIN ON DISPOSITION

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or
(ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

     If interest on the Notes is exempt from withholding of United States federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting requirements will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder otherwise establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather modify certain certification procedures and forms and clarify reliance standards applicable to withholding agents. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE NEW FINAL REGULATIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer who holds Old Notes that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Old Notes pursuant to the Exchange Offer; however, such broker-dealer may be deemed an "underwriter" within the meaning of the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus as it may be amended or supplemented from time to time may be used by a broker-dealer for such purpose. The Company has agreed that for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus, as amended or supplemented, available promptly to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions and concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer and will indemnify the Holders of the Old Notes against certain liabilities, including certain liabilities under the Securities Act, in connection with the Exchange Offer.

                                 LEGAL MATTERS

     The legality of the New Notes will be passed upon by Hughes Hubbard & Reed LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule of Worldtex, Inc. as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The statements of assets, liabilities, and divisional equity of ECA as of December 28, 1996, December 30, 1995 and December 31, 1994, and the related statements of income, divisional equity and cash flows for each of the three fiscal years in the period ended December 28, 1996, included in this Prospectus which is part of this registration statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in this Prospectus which is part of this registration statement (which report expressed an unqualified opinion and includes an explanatory paragraph referring to the basis of presentation of the ECA financial statements) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website at http:www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish (excluding exhibits and schedules) to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) as specified in the Commission's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
WORLDTEX, INC. AND SUBSIDIARIES
Audited Financial Statements:
  Independent Auditors' Report........................................................   F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1995........................   F-3
  Consolidated Statements of Income for the years ended December 31, 1996, 1995 and
     1994.............................................................................   F-4
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1996, 1995 and 1994..............................................................   F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995
     and 1994.........................................................................   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
Unaudited Financial Statements:
  Consolidated Balance Sheets as of September 30, 1997................................  F-24
  Consolidated Statements of Income for the nine months ended September 30, 1997 and
     1996.............................................................................  F-25
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996.........................................................................  F-26
  Notes to Unaudited Consolidated Financial Statements................................  F-27
ELASTIC CORPORATION OF AMERICA (A DIVISION OF NFA CORP.)
Audited Financial Statements:
  Independent Auditors' Report........................................................  F-31
  Statements of assets, liabilities and divisional equity as of December 28, 1996,
     December 30, 1995 and December 31, 1994..........................................  F-32
  Statements of income and divisional equity for the fiscal years ended December 28,
     1996, December 30, 1995 and December 31, 1994....................................  F-33
  Statements of cash flows for the fiscal years ended December 28, 1996, December 30,
     1995 and December 31, 1994.......................................................  F-34
  Notes to Financial Statements.......................................................  F-35
Unaudited Financial Statements:
  Statement of assets, liabilities and divisional equity as of September 27, 1997.....  F-40
  Statements of income and divisional equity for the thirty-nine weeks ended September
     27, 1997 and September 28, 1996..................................................  F-41
  Statements of cash flows for the thirty-nine weeks ended September 27, 1997 and
     September 28, 1996...............................................................  F-42
  Notes to Unaudited Financial Statements.............................................  F-43

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Worldtex, Inc.

     We have audited the accompanying consolidated balance sheets of Worldtex, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Worldtex, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Greensboro, North Carolina
March 4, 1997

                                 WORLDTEX, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                             1996       1995
                                                                           --------   --------
                                            ASSETS
Current Assets:
  Cash...................................................................  $  2,117   $  1,845
  Accounts and notes receivable, less allowance for doubtful accounts of
     $2,589 in 1996 and $2,623 in 1995 (Note 4)..........................    39,868     38,619
  Inventories (Note 3)...................................................    37,265     33,660
  Prepaid expenses and other current assets (Note 11)....................     2,975      3,432
                                                                           --------   --------
          Total current assets...........................................    82,225     77,556
Property, plant and equipment -- net (Note 3)............................    90,282     83,991
Other assets (Notes 3 and 15)............................................     5,147      4,724
Cost in excess of net assets of acquired businesses, net of accumulated
  amortization of $7,115 in 1996 and $6,126 in 1995......................    28,378     29,794
                                                                           --------   --------
                                                                           $206,032   $196,065
                                                                           ========   ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings (Note 5).........................................  $  1,342   $    939
  Current installments of long-term debt (Note 6)........................     1,634      1,240
  Accounts and notes payable-trade and other liabilities (Notes 8 and
     10).................................................................    30,254     24,990
  Income taxes payable (Note 11).........................................     1,525      3,045
                                                                           --------   --------
          Total current liabilities......................................    34,755     30,214
Long-term debt (Note 6)..................................................    67,754     68,947
Other long-term liabilities..............................................     1,316      1,014
Deferred income taxes (Note 11)..........................................    17,029     16,951
                                                                           --------   --------
          Total liabilities..............................................   120,854    117,126
                                                                           --------   --------
Stockholders' equity (Notes 6, 7 and 8):
  Preferred stock 0 Common Stock.........................................       147          0
  Paid-in capital........................................................    29,946     29,913
  Retained earnings......................................................    56,919     45,973
  Cumulative foreign translation adjustment..............................      (336)     3,817
  Less -- Treasury stock, at cost........................................    (1,498)      (911)
                                                                           --------   --------
          Total stockholders' equity.....................................    85,178     78,939
                                                                           --------   --------
                                                                           $206,032   $196,065
                                                                           ========   ========
Commitments and contingencies (Note 9)...................................

          See accompanying notes to consolidated financial statements.

                                 WORLDTEX, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                   1996       1995       1994
                                                                 --------   --------   --------
Net sales (Notes 12 and 16)....................................  $207,829   $187,981   $164,654
Cost of goods sold.............................................   168,754    156,519    138,666
                                                                 --------   --------   --------
     Gross profit..............................................    39,075     31,462     25,988
Selling and administrative expense.............................    16,582     15,708     13,502
                                                                 --------   --------   --------
     Operating profit..........................................    22,493     15,754     12,486
Interest expense...............................................     5,826      5,693      3,951
Other income, net..............................................       694        170        333
                                                                 --------   --------   --------
     Income before income taxes................................    17,361     10,231      8,868
Provision for income taxes (Note 11)...........................     6,415      4,979      3,058
                                                                 --------   --------   --------
          Net income...........................................  $ 10,946   $  5,252   $  5,810
                                                                 ========   ========   ========
Net income per share...........................................  $   0.75   $   0.36   $   0.40
                                                                 ========   ========   ========
Weighted average shares outstanding (Notes 3 and 7)............    14,669     14,567     14,639
                                                                 ========   ========   ========

          See accompanying notes to consolidated financial statements.

                                 WORLDTEX, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                        CUMULATIVE
                                                                          FOREIGN
                                          COMMON   PAID-IN   RETAINED   TRANSLATION   TREASURY
                                          STOCK    CAPITAL   EARNINGS   ADJUSTMENT     STOCK      TOTAL
                                          ------   -------   --------   -----------   --------   -------
Balance at Dec. 31, 1993................   $147    $29,913   $ 34,911     $(5,929)    $      0   $59,042
Net income..............................      0          0      5,810           0            0     5,810
  Foreign currency translation
     adjustment.........................      0          0          0       5,092            0     5,092
  Purchases of treasury stock...........      0          0          0           0         (911)     (911)
                                           ----     ------     ------     -------      -------   -------
Balance at Dec. 31, 1994................    148     29,913     40,721        (837)        (911)   69,033
  Net income............................      0          0      5,252           0            0     5,252
  Foreign currency translation
     adjustment.........................      0          0          0       4,654            0     4,654
                                           ----     ------     ------     -------      -------   -------
Balance at Dec. 31, 1995................    147     39,913     45,973       3,817         (911)   78,939
  Net income............................      0          0     10,946           0            0    10,946
  Foreign currency translation
     adjustment.........................      0          0          0      (4,153)           0    (4,153)
  Purchases of treasury stock...........      0          0          0           0         (587)     (587)
  Stock issued..........................      0         33          0           0            0        33
                                           ----     ------     ------     -------      -------   -------
Balance at Dec. 31, 1996 (Notes 6, 7 and
  8)....................................   $147    $29,946   $ 56,919     $  (336)    $ (1,498)  $85,178
                                           ====     ======     ======     =======      =======   =======

          See accompanying notes to consolidated financial statements.

                                 WORLDTEX, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                  1996        1995       1994
                                                                ---------   --------   --------
Cash flows from operating activities:
Net income....................................................  $  10,946   $  5,252   $  5,810
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization...............................      6,284      6,133      4,889
  Provision for losses on accounts receivable.................        139      1,332        658
  Deferred income taxes.......................................        825       (161)       502
  Change in assets and liabilities net of effects of
     acquisition of Fibrexa:
     Accounts and notes receivable............................     (2,788)    (2,751)    (7,356)
     Inventories..............................................     (4,557)    (1,276)    (2,626)
     Prepaid expenses and other current assets................        163       (527)       517
     Accounts and notes payable -- trade and other current
       liabilities............................................      5,344      3,950      6,994
     Income taxes payable.....................................     (1,324)        94        204
                                                                ---------   --------   --------
          Net cash provided by operating activities...........     15,032     12,046      9,592
                                                                ---------   --------   --------
Cash flows from investing activities:
  Capital expenditures........................................    (13,785)    (8,356)    (8,077)
  Acquisition of Fibrexa, S.A., net of cash acquired..........          0     (4,067)         0
  Other investing activities..................................     (1,149)    (3,011)      (876)
                                                                ---------   --------   --------
          Net cash used in investing activities...............    (14,934)   (15,434)    (8,953)
                                                                ---------   --------   --------
Cash flows from financing activities:
  Borrowings under line of credit arrangements................     16,724      7,813      7,583
  Payments under line of credit arrangements..................    (16,321)    (6,874)    (7,699)
  Borrowings under revolving credit facility..................    104,660     46,038     34,830
  Payments under revolving credit facility....................   (104,940)   (40,578)   (86,140)
  Borrowings under long-term loans............................          0          0     50,000
  Stock (reacquired) or issued, net...........................       (554)         0       (911)
  Other financing activities..................................        830     (4,217)     2,465
                                                                ---------   --------   --------
          Net cash provided by financing activities...........        399      2,182        128
                                                                ---------   --------   --------
Effects of exchange rate changes on cash......................       (225)      (100)       175
                                                                ---------   --------   --------
          Net increase (decrease) in cash.....................        272     (1,306)       942
Cash at beginning of year.....................................      1,845      3,151      2,209
                                                                ---------   --------   --------
Cash at end of year...........................................  $   2,117   $  1,845   $  3,151
                                                                =========   ========   ========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
          Interest............................................  $   5,784   $  5,265   $  2,278
                                                                =========   ========   ========
          Income taxes........................................  $   7,630   $  3,722   $  1,464
                                                                =========   ========   ========

          See accompanying notes to consolidated financial statements.

                                 WORLDTEX, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 1 -- ORGANIZATION AND BUSINESS

     Worldtex, Inc. ("Worldtex" or the "Company"), a Delaware corporation organized in July 1992, is a holding company engaged through its subsidiaries in the manufacture of covered elastic yarn, which is used to manufacture hosiery products and other apparel items. Worldtex's principal markets are in North America, South America and Europe. Worldtex's operations are concentrated in one segment: the manufacture of covered elastic yarns.

     Worldtex's principal subsidiaries are Regal Manufacturing Company, Inc. ("Regal"), based in Hickory, North Carolina, Rubyco (1987), Inc. ("Rubyco"), based in Montreal, Canada, Filix Lastex, S.A. ("Filix"), based in Troyes, France, and Fibrexa, Ltda. ("Fibrexa"), based in Bogota, Colombia. Reference to Worldtex shall include its subsidiaries unless the context shall indicate otherwise.

NOTE 2 -- BASIS OF PRESENTATION

     The consolidated financial statements of Worldtex as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 include the accounts of Regal, Rubyco, Filix and, since April 1, 1995, the accounts of Fibrexa. All significant intercompany balances and transactions for all periods are eliminated in the consolidated financial statements.

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Cash

     At December 31, 1996 and 1995, other assets include restricted cash on deposit of $2,004 and $2,234, respectively, as security for loans to Fibrexa in Colombia, South America.

  (b) Inventories

     Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

     As of December 31, 1996 and 1995, the major classes of inventory are:

                                                                  1996      1995
                                                                 -------   -------
            Raw Materials......................................  $12,614   $12,728
            Work in Process....................................    6,428     5,429
            Finished Goods.....................................   18,223    15,503
                                                                 -------   -------
                                                                 $37,265   $33,660
                                                                 =======   =======

  (c) Property, Plant and Equipment

     Property, plant and equipment are recorded at cost and depreciated primarily using the straight-line method over the following estimated useful lives of the related assets: machinery and equipment (10 to 20 years, with approximately 77% being depreciated over 20 years), structures (20 to 40 years), other equipment (5 to 10 years). Leasehold improvements are amortized over their respective lease terms or their estimated useful lives, if shorter. Repair and maintenance costs are charged to expense as incurred. Renewals

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

and betterments which substantially extend the useful life of an asset are capitalized and depreciated. As of December 31, 1996 and 1995, property, plant and equipment consists of:

                                                                 1996       1995
                                                               --------   --------
            Land.............................................  $  2,471   $  2,538
            Buildings and leasehold improvements.............    31,181     29,729
            Machinery and equipment..........................    91,008     84,598
                                                               --------   --------
                                                                124,660    116,865
            Less accumulated depreciation and amortization...    34,378     32,874
                                                               --------   --------
                                                               $ 90,282   $ 83,991
                                                               ========   ========

  (d) Cost in Excess of Net Assets of Acquired Businesses

     The cost in excess of net assets of acquired businesses is amortized on the straight-line method over the expected periods to be benefited, generally 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the cost in excess of net assets of acquired businesses over its remaining life can be recovered through the undiscounted future operating cash flows of the acquired business. The assessment of the recoverability of goodwill will be impacted if estimated future cash flows are not achieved.

  (e) Forward Exchange Contracts

     Rubyco enters into forward exchange contracts as a hedge against accounts payable denominated in foreign currency. These contracts are used by Rubyco to minimize exposure and reduce risk from exchange rate fluctuations in the regular course of its foreign business. Gains and losses on forward contracts, which are not material, are deferred and included in the measurement of the related foreign currency transactions. The impact of forward contracts on cash flows is reflected in the change in accounts and notes payable -- trade. As of December 31, 1996 and 1995, $500 and $100, respectively, in contracts were outstanding.

  (f) Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for tax purposes and financial statement purposes and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     No provision is made for income taxes which may be payable if undistributed earnings of foreign subsidiaries were to be paid as dividends to Worldtex, since Worldtex intends that such earnings will continue to be invested in those countries. At December 31, 1996, the cumulative amount of foreign undistributed earnings amounted to approximately $40,633. Foreign tax credits may be available as a reduction of United States income taxes in the event of such distributions.

  (g) Foreign Exchange

     Assets and liabilities denominated in foreign currencies have been translated into U.S. dollars at the period-end exchange rate. Translation gains and losses are accounted for in a separate component of stockholders' equity. The exchange gains and losses arising on transactions are charged to income as incurred.

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

Revenues and expenses denominated in foreign currencies have been translated into U.S. dollars at the weighted average exchange rate.

  (h) Earnings per Share

     Earnings per share are calculated based upon the weighted average number of common shares outstanding and common equivalent shares during the year.

  (i) Revenue Recognition

     Revenue from sales is recognized when goods are shipped to the customer.

  (j) Interest Rate Swap

     The interest rate swap agreement is accounted for like a hedge of the underlying debt obligation and interest expense is recorded using the revised interest rate, with fees and other payments amortized as yield adjustments.

  (k) Stock Options

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (l) Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  (m) Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation. The reclassifications did not impact net earnings as previously reported.

NOTE 4 -- NOTES RECEIVABLES

     Filix has the U.S. dollar equivalent of approximately $4,500 and $5,252 of non-interest bearing notes receivable as of December 31, 1996 and 1995, respectively, with maturities within four months of the periods ended.

NOTE 5 -- SHORT-TERM BORROWINGS

     Short-term debt consists of notes payable to banks and advances under bank lines of credit and overdraft facilities.

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     Fibrexa has available the U.S. dollar equivalent of $2,800 under various bank lines of credit providing for unsecured borrowings and letter of credit financing generally due in 90 days. At December 31, 1996 and 1995, $1,324 and $939, respectively, were outstanding under these agreements at average interest rates of 7.57% and 7.44% respectively.

     Filix has available the U.S. dollar equivalent of $17,341 under various bank lines of credit and overdraft facilities bearing interest at 4.21%. At December 31, 1996 and 1995, no amounts were outstanding under these facilities.

     Rubyco has available the U.S. dollar equivalent of $1,095 under a bank line of credit, due on demand, providing for unsecured borrowings and letter of credit financing at the bank's prime rate (4.75% at December 31, 1996). The line of credit is guaranteed by the Company. At December 31, 1996 and 1995, $18 and $0, amounts respectively, were outstanding under this agreement.

NOTE 6 -- LONG-TERM DEBT

     As of December 31, 1996 and 1995, long-term debt consists of:

                                                                    1996        1995
                                                                   -------     -------
          7.50% Senior Notes due July 1, 1998 through July 1,
             2004................................................  $50,000     $50,000
          Revolving credit facilities with interest at variable
             rates (6.56% and 6.86% weighted average rate as of
             December 31, 1996 and 1995) due May 31, 1999........   12,390      12,670
          Other indebtedness, primarily fixed rate debt, due at
             various dates through 2007..........................    6,998       7,517
                                                                   -------     -------
                                                                    69,388      70,187
          Less current installments..............................    1,634       1,240
                                                                   -------     -------
                                                                   $67,754     $68,947
                                                                   =======     =======

     The aggregate annual maturities of long-term debt during each of the five years subsequent to December 31, 1996 are as follows:

                                    YEAR ENDING
                                   DECEMBER 31,                          AMOUNT
            -----------------------------------------------------------  -------
            1997.......................................................  $ 1,634
            1998.......................................................    7,849
            1999.......................................................   20,068
            2000.......................................................    9,089
            2001.......................................................    7,889
            Thereafter.................................................   22,859
                                                                         -------
                                                                         $69,388
                                                                         =======

     During 1994, the Company entered into Senior Note Agreements which provide a total $50,000 ten year loan due July 1, 2004 with interest at the annual rate of 7.5%. Annual principal payments of $7,100 are due beginning July 1, 1998. The agreements contain various covenants requiring the maintenance of certain ratios and amounts pertaining to stockholders' equity, working capital and net income. In addition, the agreements restrict future borrowings, capital spending and the payment of dividends. At December 31, 1996, Worldtex was in compliance with the various covenants.

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     The Company has an interest rate swap agreement with a commercial bank that effectively converts a portion of its $50,000 Senior Notes from fixed rate debt to a floating rate based on LIBOR for a period of three years ending July 1999. At December 31, 1996, the swap agreement had a notional principal amount of $25,000. The floating rate is reset every six months during the term of the interest rate swap agreement with interest due January 21 and July 21. The agreement effectively changed the interest rate on $25,000 from 7.5% to approximately 6.24%, 7.87%, 7.08%, 6.59% and 6.77% for the six month intervals ended January 21, 1995 through January 21, 1997 at which time the effective interest rate for this portion of the debt was decreased to 6.52% for the next six months. The estimated amount at which the Company could terminate this agreement was approximately at a gain of $398 at December 31, 1996. Net amounts due under this agreement decreased interest expense for 1996 by $201, for 1995 by $20 and for 1994 by $137. Management believes the risk of incurring losses resulting from the inability of the bank to fulfill its obligation under the swap agreement to be remote and that any losses would be immaterial.

     The Company's revolving credit agreement provides a maximum of $35,000 in revolving credit, of which $12,390 was outstanding at December 31, 1996 and $12,670 was outstanding at December 31, 1995. The agreement carries a commitment fee of .25% of the unused revolving credit. The revolving credit facilities terminate May 31, 1999 with an option to extend for two years at the Company's discretion. The revolving credit agreement contains various covenants requiring the maintenance of certain ratios and amounts pertaining to stockholders' equity, working capital, debt to capitalization and fixed charge coverage. In addition, the agreement restricts capital spending and the payment of dividends. At December 31, 1996, Worldtex was in compliance with the various covenants.

     Under the most restrictive of these debt agreements, $8,900 of retained earnings was unrestricted as to the payment of dividends and other distributions as of December 31, 1996.

NOTE 7 -- STOCKHOLDERS' EQUITY

     Worldtex is authorized to issue up to forty million shares of common stock, $.01 par value and ten million shares of preferred stock, $.01 par value. As of December 31, 1996 and 1995, there were issued and outstanding 14,403,271 and 14,475,571 shares of common stock, respectively, and no shares of preferred stock. Worldtex is authorized to repurchase up to one million shares of its common stock. In 1996, 78,500 shares were purchased and as a result 266,300 shares are carried at cost as Treasury Stock.

     Preferred stock is issuable in one or more series with dividend rates, liquidation preferences and redemption, conversion and voting rights as may be determined by Worldtex's Board of Directors.

     In connection with Worldtex's formation, each shareholder received, in addition to one share of Worldtex common stock, one share purchase right for each outstanding share of the former parent's common stock. Each right entitles the registered holder to purchase from Worldtex a unit ("Unit") consisting of one one-hundredth of a share of preferred stock of Worldtex, at a price of $30 per Unit. The share purchase rights are not exercisable or transferable apart from Worldtex common stock until the earlier to occur of 1) the tenth day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Worldtex common stock (an "Acquiring Person"), or 2) the tenth business day following the commencement of a tender offer or exchange offer if, upon consummation thereof, any person or group would be an Acquiring Person. The share purchase rights will expire at the close of business on December 31, 2002, unless earlier redeemed or exchanged by Worldtex.

     Under the terms of the Worldtex 1992 Stock Incentive Plan, as amended by the stockholders in May 1994, options to purchase up to 1,400,000 shares of common stock may be awarded to officers and employees. Options granted under the plan may be for such terms and exercised at such times as determined at the time

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

of grant by the Compensation Committee of the Board of Directors. In addition, the Plan provides that each outside director will be granted an option to purchase 10,000 shares of common stock of the Company. As of December 31, 1996, 78,000 shares were reserved for future awards under the plan. The 1992 Stock Incentive Plan also includes provisions for the granting of stock appreciation rights, restricted stock, deferred stock, employee loans and tax offset payments. At December 31, 1996, no such grants had been issued, except for limited stock appreciation rights applicable if there is a change of control (as defined) of the Company.

     The following table summarizes stock option activity during each of the last three years:

                                                                                   WEIGHTED
                                                                      NUMBER       AVERAGE
                                                                        OF         EXERCISE
                                                                      SHARES        PRICE
                                                                     ---------     --------
    Balance at December 31, 1993...................................    578,000      $ 6.49
      Options Granted..............................................    436,000      $ 4.19
      Options Exercised............................................          0          --
      Options Canceled.............................................     18,000      $ 5.33
    Balance at December 31, 1994...................................    996,000      $ 5.50
      Options Granted..............................................     86,000      $ 6.44
      Options Exercised............................................          0          --
      Options Canceled.............................................      5,000      $ 6.44
                                                                     ---------
    Balance at December 31, 1995...................................  1,077,000      $ 5.57
      Options Granted..............................................    255,000      $ 4.82
      Options Exercised............................................      6,200      $ 5.43
      Options Canceled.............................................     10,000      $ 4.19
                                                                     ---------
    Balance at December 31, 1996...................................  1,315,800      $ 5.44
                                                                     =========
    Options Exercisable:
      December 31, 1994............................................    281,333      $ 6.39
      December 31, 1995............................................    507,200      $ 6.03
      December 31, 1996............................................    737,400      $ 5.91
    Weighted Average fair value of options granted:
      December 31, 1995............................................  $    3.01
      December 31, 1996............................................  $    2.27

     Options outstanding at December 31, 1996:

                                                                     WEIGHTED
                                                                      AVERAGE       WEIGHTED
                                                                     REMAINING      AVERAGE
                                                      NUMBER OF     CONTRACTUAL     EXERCISE
                  RANGE OF EXERCISE PRICES             SHARES          LIFE          PRICE
        --------------------------------------------  ---------     -----------     --------
        $4.19 - $4.75...............................   657,800        8.0 yrs        $ 4.40
        $6.44 - $6.75...............................   658,000        6.3 yrs        $ 6.48

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     Options exercisable at December 31, 1996:

                                                                     WEIGHTED
                                                                      AVERAGE       WEIGHTED
                                                                     REMAINING      AVERAGE
                                                      NUMBER OF     CONTRACTUAL     EXERCISE
                  RANGE OF EXERCISE PRICES             SHARES          LIFE          PRICE
        --------------------------------------------  ---------     -----------     --------
        $4.19 - $4.75...............................   179,700        8.0 yrs        $ 4.40
        $6.44 - $6.75...............................   557,700        6.3 yrs        $ 6.48

     The Company applies Accounting Principles Board Opinion No. 25 and accordingly recognizes compensation expense to the extent the quoted market price of the stock exceeds the amount the employee is required to pay as of the date of grant of the option. 200,000 options were issued at less than quoted market value and $30 has been charged to compensation cost in 1996, 1995 and 1994 respectively. These 200,000 options, plus 200,000 options issued at quoted market value, vest ratably over three years while all other options vest ratably over five years. The options have a ten year term.

     Had compensation cost for the Company's stock option plan been determined consistent with Financial Accounting Standards Statement No. 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share would be as follows:

                                                                 1996        1995
                                                                -------     ------
            Net income as reported............................  $10,946     $5,252
            Pro forma.........................................  $10,872     $5,240
            Net income per share as reported..................  $   .75     $  .36
            Pro forma.........................................  $   .75     $  .36

     The fair value of each option grant is established on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: dividend yield of 0%; expected volatility of 27% and 29%; risk-free interest rates of 5.5% and expected lives of eight years.

NOTE 8 -- EMPLOYEE BENEFIT PLANS

     Employees of Regal participate in a non-contributory profit-sharing plan for all eligible employees, including officers. The plan provides for minimum employer contributions of the lesser of five percent of Regal's income before taxes plus a discretionary amount determined by the Regal Board of Directors or the maximum amount deductible for Federal income tax purposes. Provisions for the years ended December 31, 1996, 1995 and 1994 were $60, $27 and $23 respectively.

     Regal employees participate in the Worldtex Employee Stock Ownership Plan ("Worldtex ESOP"). The Worldtex ESOP provides eligible employees with an opportunity to purchase Worldtex common stock through payroll deductions, and subject to certain limitations was matched by Worldtex. The Worldtex contribution was suspended indefinitely effective June 1, 1996. Contributions to the Worldtex ESOP are invested by an independent trustee in common stock of Worldtex. Stock attributable to Worldtex contributions vests at the rate of 20% for after two years of service, with 20% vesting added for each year, up to five years of service, at which point an employee is 100% vested in the plan. Contributions to the Worldtex ESOP were $50, $124 and $150 in 1996, 1995 and 1994 respectively. Effective June 1, 1996, the Worldtex ESOP was amended and renamed The Worldtex, Inc. Profit Sharing and Retirement Savings Plan in order to merge the Regal profit-sharing, the Worldtex ESOP, and the Worldtex, Inc. 401(k) plans. All vesting schedules for Company contributions were conformed to the one described above for the ESOP plan.

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     Employees of Rubyco participate in a Registered Retirement Savings plan. The plan provides for employee contributions of 4% of salary to a maximum of $2.6 per employee with corresponding contributions by Rubyco of 5% of salary in 1996 and 1995 (and 4% in 1994), to a maximum of $2.6 per employee. Provisions for the years ended December 31, 1996, 1995 and 1994 were $27, $27 and $25 respectively.

     Filix is legally obligated to contribute to an employee profit-sharing plan whereby annual contributions are determined on the basis of a prescribed formula using capitalization, salaries and certain revenues. Amounts are paid into a bank trust fund the year following the contribution calculation. Provisions for the years ended December 31, 1996, 1995 and 1994 were $902, $780 and $580 respectively.

     Under the terms of an industry-wide labor agreement, Filix employees are entitled to a lump-sum payment at normal retirement age of up to four months salary depending on their number of years of service. Such amounts are payable only if the employee remains with Filix until retirement. The plan is not funded. The following table sets forth the plan's unfunded status as of December 31, 1996 and 1995:

                                                                      1996      1995
                                                                      -----     -----
        Actuarial present value of benefit obligations:
        Vested benefit obligations..................................  $  --     $  --
                                                                      =====     =====
        Accumulated benefit obligation..............................  $(256)    $(327)
                                                                      =====     =====
        Projected benefit obligation................................  $(299)    $(384)
        Plan assets at fair value...................................     --        --
                                                                      -----     -----
        Projected benefit obligation in excess of plan assets.......   (299)     (384)
        Unrecognized net loss.......................................     99       120
                                                                      -----     -----
        Accrued pension liability...................................  $(200)    $(264)
                                                                      =====     =====

     Net periodic pension cost of the Filix agreement for the years ended December 31, 1996, 1995 and 1994 included the following components:

                                                                  1996     1995     1994
                                                                  ----     ----     ----
        Service cost............................................  $11      $ 9      $ 7
        Interest cost on projected benefit obligation...........   25       26       19
        Amortization of (gain)/loss.............................   11        0        0
                                                                  ---      ---      ---
        Net periodic pension cost...............................  $47      $35      $26
                                                                  ===      ===      ===

     The projected benefit obligation at December 31, 1996 and 1995 was determined using an assumed discount rate of 7.5% and 7% respectively. The assumed long-term rate of increase in compensation was 3% for 1996 and 1995.

     Worldtex has an unfunded supplemental death and retirement plan for certain key employees. The accrued pension liability at December 31, 1996 and 1995 was $1,287 and $765 respectively. Net periodic pension cost was $522, $72 and $68 in 1996, 1995 and 1994 respectively.

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

     Future minimum lease payments under noncancelable operating leases, primarily for real property, as of December 31, 1996 are:

            1997........................................................  $1,130
            1998........................................................   1,138
            1999........................................................   1,154
            2000........................................................   1,246
            2001........................................................      59
                                                                          ------
            Total.......................................................  $4,727
                                                                          ======

     Rental expense for cancelable and noncancelable operating leases charged to operations for the years ended December 31, 1996, 1995 and 1994 was approximately $974, $647 and $427 respectively. In the normal course of business, Worldtex and its subsidiaries may sometimes be named as a defendant in litigation. In the opinion of management, based upon the advice of counsel, any uninsured liability which may result from the resolution of any present litigation or asserted claim will not have a material effect on Worldtex's operations, financial position or liquidity.

NOTE 10 -- ACCOUNTS AND NOTES PAYABLE -- TRADE AND OTHER LIABILITIES

     Accounts and notes payable -- trade and other liabilities consist of the following as of December 31, 1996 and 1995:

                                                                    1996        1995
                                                                   -------     -------
        Accounts and other payables -- trade.....................  $21,229     $16,206
        Salaries, wages and other compensation...................    3,502       2,982
        Pensions, profit sharing and employee benefits...........    1,530       1,445
        Taxes, other than income taxes...........................      831         457
        Interest.................................................    2,109       2,110
        Other....................................................    1,053       1,790
                                                                   -------     -------
        Total....................................................  $30,254     $24,990
                                                                   =======     =======

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 11 -- INCOME TAXES

     The provisions for income taxes for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                 U.S.                   U.S. STATE
                                                FEDERAL     FOREIGN      & LOCAL       TOTAL
                                                -------     -------     ----------     ------
        1996
        Current...............................   $  90      $ 5,711       $   22       $5,823
        Deferred..............................    (154)         758          (12)         592
                                                 -----       ------        -----       ------
        Total.................................   $ (64)     $ 6,469       $   10       $6,415
                                                 =====       ======        =====       ======
        1995
        Current...............................   $   0      $ 5,037       $    0       $5,037
        Deferred..............................    (717)         834         (175)         (58)
                                                 -----       ------        -----       ------
        Total.................................   $(717)     $ 5,871       $ (175)      $4,979
                                                 =====       ======        =====       ======
        1994
        Current...............................   $(424)     $ 3,093       $ (103)      $2,566
        Deferred..............................     195          245           52          492
                                                 -----       ------        -----       ------
        Total.................................   $(229)     $ 3,338       $  (51)      $3,058
                                                 =====       ======        =====       ======

     Income before income taxes for the years ended December 31, 1996, 1995 and 1994 is comprised as follows:

                                                          1996        1995        1994
                                                         -------     -------     ------
        U.S. ..........................................  $  (365)    $(1,959)    $ (813)
        Foreign........................................   17,726      12,190      9,681
                                                         -------     -------     ------
                                                         $17,361     $10,231     $8,868
                                                         =======     =======     ======

     A reconciliation for the years ended December 31, 1996, 1995 and 1994 between the amount computed using the U.S. Federal income tax rate and the effective rate of tax on book income is as follows:

                                                                 1996     1995     1994
                                                                 ----     ----     ----
        Statutory U.S. Federal income tax rate.................  34.0%    34.0%    34.0%
        State and local income taxes, net of U.S. Federal
          income tax benefit...................................    --     (1.1)    (0.5)
        Effect of increase in French tax rate on deferred
          taxes................................................    --      8.7       --
        Amortization of goodwill...............................   1.9      3.0      3.2
        Other, net.............................................   1.1      4.1     (2.2)
                                                                 ----     ----     ----
        Effective rate of tax on book income...................  37.0%    48.7%    34.5%
                                                                 ====     ====     ====

     In July 1995, the French parliament enacted a provision that increased the tax rate from 33.33% to 36.67%. The rate increase resulted in a $889 charge to the 1995 income tax provision to increase the deferred tax liability as of January 1, 1995, to the higher enacted income tax rate.

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                                                   1996         1995
                                                                 --------     --------
        Deferred tax assets:
          Inventories..........................................  $    196     $    199
          Employee benefits....................................       739          551
        Other nondeductible reserves...........................     1,136        1,635
                                                                 --------     --------
                                                                    2,071        2,385
                                                                 --------     --------
        Deferred tax liabilities:
          Property, plant and equipment........................   (16,813)     (16,792)
        Imputed interest.......................................      (838)        (868)
                                                                 --------     --------
                                                                  (17,651)     (17,660)
                                                                 --------     --------
        Net deferred income taxes..............................  $(15,580)    $(15,275)
                                                                 ========     ========

     Deferred taxes are classified in the accompanying Consolidated Balance Sheet captions as follows:

                                                                   1996         1995
                                                                 --------     --------
        Prepaid expenses and current assets....................  $  1,449     $  1,676
        Deferred income taxes..................................   (17,029)     (16,951)
                                                                 --------     --------
                                                                 $(15,580)    $(15,275)
                                                                 ========     ========

     There was no valuation allowance for deferred tax assets as of December 31, 1996 and there was no change in this valuation allowance during the years ended December 31, 1996 and 1995. Based upon the level of historical taxable income and the expected reversal of future taxable temporary differences, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 1996.

NOTE 12 -- GEOGRAPHIC INFORMATION

     Financial information by geographic area for the years ended December 31, 1996, 1995 and 1994 is summarized as follows:

                                                     NORTH                    SOUTH
                                                    AMERICA      EUROPE      AMERICA      TOTAL
                                                    -------     --------     -------     --------
1996
Net Sales.........................................  $86,280     $109,785     $11,764     $207,829
Operating Profit..................................    2,469       19,049         975       22,493
Identifiable Assets...............................   79,598      101,452      24,982      206,032
1995
Net Sales.........................................   80,721      100,577       6,683      187,981
Operating Profit (loss)...........................     (311)      14,878       1,187       15,754
Identifiable Assets...............................   80,514       99,439      16,112      196,065
1994
Net Sales.........................................   88,241       76,413          --      164,654
Operating Profit..................................    1,280       11,206          --       12,486
Identifiable Assets...............................   80,480       85,925          --      166,405

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires all entities to disclose the fair value of certain on- and off-balance sheet financial instruments in their financial statements.

  (a) Cash, Accounts and Notes Receivable and Accounts and Notes Payable

     The carrying amount approximates fair value because of the short maturity of these instruments.

  (b) Long-Term Debt

     The fair values of each of the Company's long-term debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The estimated fair values of the Company's long-term debt instruments are:

                                                                     DECEMBER 31, 1996
                                                                  -----------------------
                                                                  CARRYING     ESTIMATED
                                                                   AMOUNT      FAIR VALUE
                                                                  --------     ----------
        7.50% Senior Notes......................................  $ 50,000      $ 52,509
        Revolving credit facilities.............................    12,390        12,365
        Other indebtedness......................................     6,998         7,070
                                                                   -------       -------
        Total...................................................  $ 69,388      $ 71,944
                                                                   =======       =======

  (c) Forward Exchange Contracts

     The forward exchange contracts described in Note 3(e) are relatively simple, short-term instruments in which future exchange rates are locked in for a fee.

  (d) Interest Rate Swap

     The interest rate swap described in Note 3(j) is discussed further in Note
6.

  (e) Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 14 -- ACQUISITIONS

     During the second quarter of 1995, a wholly owned subsidiary of the Company acquired substantially all of the assets of Fibrexa, a manufacturer of covered yarn based in Bogota, Colombia. The consideration for the purchase was approximately $4,400 in cash, assumption of approximately $6,500 in debt and contingent payments based on earnings from the Company's South American operations over a five-year period. The funds for this purchase were obtained from the Company's cash on hand and borrowings under the Company's Revolving Credit Agreement. The excess of cost over fair value of the net assets acquired was approximately $800 at acquisition and $1,500 at year end 1995, and $2,000 at December 1996 due to contingency payments per the purchase agreement and will be amortized on a straight-line method over 40 years. The acquisition was

                                 WORLDTEX, INC.

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

accounted for as a purchase and accordingly, the net assets and operations of Fibrexa have been included in the Company's consolidated financial statements beginning on the effective acquisition date of April 1, 1995.

NOTE 15 -- RELATED PARTY TRANSACTIONS

     In 1996 and 1995, other assets include a $600 noninterest bearing note receivable due in the year 2000 from a senior executive.

NOTE 16 -- CONCENTRATIONS

     The company currently buys a significant portion of its Lycra and spandex yarn, an important component of its products, from a single supplier. There are a limited number of manufacturers of this raw material and a change in suppliers could cause a delay in manufacturing and a possible loss of sales, which would adversely affect operating results.

     Worldtex served over 1,500 customers in 1996. In 1995, one customer accounted for 10.5% of consolidated net sales. In 1996 and 1994, no customer represented over 10% of consolidated net sales. Trade accounts receivable to South American customers as of December 31, 1996 are approximately $4,245 of which $2,544 are collateralized by letters of credit, insurance or other security. The majority of Worldtex's sales are attributable to the sale of covered elastic yarn. Any significant decline in demand for covered elastic yarn would have a material adverse effect on the operations of Worldtex.

NOTE 17 -- RESTRUCTURING CHARGE

     In December 1995, the Company recorded a year-end charge of $1,715 (or eight cents per share, net of taxes) for the closure of a Canadian manufacturing facility and the Company's Buenos Aires, Argentina distribution branch. The charge included accruals for severance, inventory adjustments, accounts receivable reserves, and equipment and building write downs to estimated fair market values. Of the total charges, $1,300 was reflected as cost of goods sold and $400 as selling and administrative expenses.

     As of December 31, 1996, $1,315 is reserved primarily for the disposition of a manufacturing facility, inventory valuation, and allowances for the collectibility of accounts receivables related to the closed operations.

NOTE 18 -- SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION

     In contemplation of the proposed offering of $175,000,000 senior Notes, the following is summarized consolidating financial information for the Company, segregating the Parent and guarantor subsidiaries from nonguarantor subsidiaries. The guarantor subsidiaries are wholly owned subsidiaries of the Company and guarantees are full, unconditional and joint and several. Separate financial statements of the guarantor subsidiaries and the eliminating entries have not been included because management believes that they are not material to investors.

                                 WORLDTEX, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        (TABLES IN THOUSANDS OF DOLLARS)

NOTE 18 -- SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

CONSOLIDATING BALANCE SHEET

                                                                                           DECEMBER 31, 1996
                                                                               -----------------------------------------
                                                                                GUARANTOR    NON-GUARANTOR
                                                                               SUBSIDIARIES  SUBSIDIARIES   CONSOLIDATED
                                                                               ------------  -------------  ------------
ASSETS
Current Assets:
  Cash........................................................................   $    601      $   1,516      $  2,117
  Accounts and notes receivable, net..........................................      7,358         32,510        39,868
  Inventories.................................................................     12,926         24,339        37,265
  Prepaid expenses and other current assets...................................      1,560          1,415         2,975
                                                                                 --------       --------      --------
        Total current assets..................................................     22,445         59,780        82,225
Property, plant and equipment -- net..........................................     30,988         59,294        90,282
Other assets..................................................................      4,460            687         5,147
Cost in excess of net assets of acquired businesses, net......................      8,212         20,166        28,378
Intercompany investments......................................................     54,999        (54,999)           --
                                                                                 --------       --------      --------
                                                                                 $121,104      $  84,928      $206,032
                                                                                 ========       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.......................................................   $     --      $   1,342      $  1,342
  Current installments of long-term debt......................................         --          1,634         1,634
  Accounts and notes payable-trade and other liabilities......................      9,130         21,124        30,254
Income taxes payable..........................................................       (985)         2,510         1,525
                                                                                 --------       --------      --------
        Total current liabilities.............................................      8,145         26,610        34,755
Long-term debt................................................................     62,390          5,364        67,754
Other long-term liabilities...................................................         --          1,316         1,316
Deferred income taxes.........................................................      6,112         10,917        17,029
                                                                                 --------       --------      --------
        Total liabilities.....................................................     76,647         44,207       120,854
Stockholders' equity:
  Preferred stock.............................................................         --             --            --
  Common stock................................................................        147             --           147
  Paid-in capital.............................................................     29,946             --        29,946
  Retained earnings...........................................................     15,862         41,057        56,919
  Cumulative foreign translation adjustment...................................         --           (336)         (336)
  Less-Treasury stock, at cost................................................     (1,498)            --        (1,498)
                                                                                 --------       --------      --------
        Total stockholders' equity............................................     44,457         40,721        85,178
                                                                                 --------       --------      --------
                                                                                 $121,104      $  84,928      $206,032
                                                                                 ========       ========      ========

                                                                                            DECEMBER 31, 1995
                                                                                -----------------------------------------

                                                                                 GUARANTOR    NON-GUARANTOR
                                                                                SUBSIDIARIES  SUBSIDIARIES   CONSOLIDATED

                                                                                ------------  -------------  ------------

ASSETS
Current Assets:
  Cash........................................................................    $    168      $   1,677      $  1,845

  Accounts and notes receivable, net..........................................       7,643         30,976        38,619

  Inventories.................................................................      13,207         20,453        33,660

  Prepaid expenses and other current assets...................................       1,530          1,902         3,432

                                                                                  --------       --------      --------

        Total current assets..................................................      22,548         55,008        77,556

Property, plant and equipment -- net..........................................      31,492         52,499        83,991

Other assets..................................................................       4,409            314         4,724

Cost in excess of net assets of acquired businesses, net......................       8,529         21,265        29,794

Intercompany investments......................................................      54,494        (54,494)           --

                                                                                  --------       --------      --------

                                                                                  $121,473      $  74,592      $196,065

                                                                                  ========       ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.......................................................    $     --      $     939      $    939

  Current installments of long-term debt......................................           7          1,233         1,240

  Accounts and notes payable-trade and other liabilities......................       7,623         16,846        24,990

Income taxes payable..........................................................        (940)         3,985          3,04

                                                                                  --------       --------      --------

        Total current liabilities.............................................       6,690         23,003        30,214

Long-term debt................................................................      62,670          6,277        68,947

Other long-term liabilities...................................................          --          1,014         1,014

Deferred income taxes.........................................................       6,270         10,681        16,951

                                                                                  --------       --------      --------

        Total liabilities.....................................................      76,151         40,975       117,126

Stockholders' equity:
  Preferred stock.............................................................          --             --            --

  Common stock................................................................         147             --           147

  Paid-in capital.............................................................     (29,913)            --        29,913

  Retained earnings...........................................................      16,173         29,800        45,973

  Cumulative foreign translation adjustment...................................          --          3,817         3,817

  Less-Treasury stock, at cost................................................        (911)            --          (911)

                                                                                  --------       --------      --------

        Total stockholders' equity............................................      45,322         33,617        78,939

                                                                                  --------       --------      --------

                                                                                  $121,473      $  74,592      $196,065

                                                                                  ========       ========      ========


                                 WORLDTEX, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        (TABLES IN THOUSANDS OF DOLLARS)

NOTE 18 -- SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

CONSOLIDATING STATEMENTS OF INCOME

                                                                        YEARS ENDED
                                 -----------------------------------------------------------------------------------------
                                              DECEMBER 31, 1996                             DECEMBER 31, 1995
                                 -------------------------------------------   -------------------------------------------
                                  GUARANTOR     NON-GUARANTOR                   GUARANTOR     NON-GUARANTOR
                                 SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED   SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                 ------------   -------------   ------------   ------------   -------------   ------------
Net sales.......................   $ 57,497       $ 150,332       $207,829       $ 60,871       $ 127,110       $187,981
Cost of goods sold..............     50,816         117,938        168,754         55,935         100,584        156,519
                                    -------        --------       --------        -------        --------       --------
Gross profit....................      6,681          32,394         39,075          4,936          26,526         31,462
Selling and administrative
  expense.......................      5,825          10,757         16,582          6,414           9,294         15,708
Operating profit................        856          21,637         22,493         (1,478)         17,232         15,754
Interest expense................     (2,993)         (2,833)        (5,826)        (2,558)         (3,135)        (5,693)
Other income (expense) -- net...      1,772          (1,078)           694          1,543          (1,373)           170
                                    -------        --------       --------        -------        --------       --------
Income before income taxes......       (365)         17,726         17,361         (2,493)         12,724         10,231
Provision for income
  taxes (benefit)...............        (54)          6,469          6,415           (892)          5,871          4,979
                                    -------        --------       --------        -------        --------       --------
Net income (loss)...............   $   (311)      $  11,257       $ 10,946       $ (1,601)      $   6,853       $  5,252
                                    =======        ========       ========        =======        ========       ========


                                               DECEMBER 31, 1994
                                  -------------------------------------------
                                   GUARANTOR     NON-GUARANTOR
                                  SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                  ------------   -------------   ------------
                                 <
Net sales.......................    $ 66,693        $97,961        $164,654
Cost of goods sold..............      60,887         77,779         138,666
                                     -------        -------        --------
Gross profit....................       5,806         20,182          25,988
Selling and administrative
  expense.......................       6,228          7,274          13,502
Operating profit................        (422)        12,908          12,486
Interest expense................      (1,579)        (2,372)         (3,951)
Other income (expense) -- net...       1,101           (768)            333
                                     -------        -------        --------
Income before income taxes......        (900)         9,768           8,868
Provision for income
  taxes (benefit)...............        (279)         3,337           3,058
                                     -------        -------        --------
Net income (loss)...............    $   (621)       $ 6,431        $  5,810
                                     =======        =======        ========

                                 WORLDTEX, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        (TABLES IN THOUSANDS OF DOLLARS)

NOTE 18 -- SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED
                                         ---------------------------------------------------------------------------------------
                                                     DECEMBER 31, 1996                            DECEMBER 31, 1995
                                         ------------------------------------------   ------------------------------------------
                                                            NON-                                         NON-
                                          GUARANTOR      GUARANTOR                     GUARANTOR      GUARANTOR
                                         SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED   SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                         ------------   ------------   ------------   ------------   ------------   ------------
Cash flow from operating activities.....  $    3,355      $ 11,677      $   15,032      $  2,966       $  9,080       $ 12,046
                                          ----------      --------      ----------      --------       --------       --------
Cash flows from investing activities....
Capital expenditures....................      (1,525)      (12,260)        (13,785)         (545)        (7,811)        (8,356)
Acquisition of Fibrexa..................
Acquisition of Fibrexa, S.A. net cash
  acquired..............................          --            --              --        (4,540)           473         (4,067)
Other investing activities..............        (280)         (869)         (1,149)           63         (3,074)        (3,011)
                                          ----------      --------      ----------      --------       --------       --------
Net cash used in investing activities...      (1,805)      (13,129)        (14,934)       (5,022)       (10,412)       (15,434)
                                          ----------      --------      ----------      --------       --------       --------
Cash flows from financing activities....
Borrowings under line of credit
  arrangements..........................          --        16,724          16,724            --          7,813          7,813
Payments under line of arrangements.....          --       (16,321)        (16,321)           --         (6,874)        (6,874)
Borrowings under revolving credit
  facility..............................     104,660            --         104,660        46,038             --         46,038
Payments under revolving credit
  facility..............................    (104,940)           --        (104,940)      (40,578)            --         40,578
Borrowings under long term loans........          --            --              --            --             --             --
Stock (reacquired) or issued, net.......        (554)           --            (554)           --             --             --
Other financing activities..............        (129)          959             830        (1,919)        (2,298)        (4,217)
                                          ----------      --------      ----------      --------       --------       --------
Net cash provided by financing
  activities............................        (963)        1,362             399         3,541         (1,359)         2,182
                                          ----------      --------      ----------      --------       --------       --------
Effects of exchange rate changes on
  cash..................................        (153)          (71)           (225)          (89)           (11)          (100)
                                          ----------      --------      ----------      --------       --------       --------
Net increase (decrease) in cash.........         434          (161)            272         1,396         (2,702)        (1,306)
Cash beginning of year..................         168         1,677           1,845        (1,228)         4,379          3,151
                                          ----------      --------      ----------      --------       --------       --------
Cash end of year........................  $      601      $  1,516      $    2,117      $    168       $  1,677       $  1,845
                                          ==========      ========      ==========      ========       ========       ========


                                                      DECEMBER 31, 1994
                                          ------------------------------------------
                                                             NON-
                                           GUARANTOR      GUARANTOR
                                          SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                          ------------   ------------   ------------
                                         <
Cash flow from operating activities.....    $  2,659       $  6,933       $  9,592
                                            --------       --------       --------
Cash flows from investing activities....
Capital expenditures....................      (4,560)        (3,517)        (8,077)
Acquisition of Fibrexa..................
Acquisition of Fibrexa, S.A. net cash
  acquired..............................          --             --             --
Other investing activities..............        (782)           (94)          (876)
                                            --------       --------       --------
Net cash used in investing activities...      (5,342)        (3,611)        (8,953)
                                            --------       --------       --------
Cash flows from financing activities....
Borrowings under line of credit
  arrangements..........................       7,583             --          7,583
Payments under line of arrangements.....      (7,583)          (116)        (7,699)
Borrowings under revolving credit
  facility..............................      34,830             --         34,830
Payments under revolving credit
  facility..............................     (86,140)            --        (86,140)
Borrowings under long term loans........      50,000             --         50,000
Stock (reacquired) or issued, net.......        (911)            --           (911)
Other financing activities..............       4,510         (2,045)         2,465
                                            --------       --------       --------
Net cash provided by financing
  activities............................       2,289         (2,161)           128
                                            --------       --------       --------
Effects of exchange rate changes on
  cash..................................        (141)           316            175
                                            --------       --------       --------
Net increase (decrease) in cash.........        (535)         1,477            942
Cash beginning of year..................        (693)         2,902          2,209
                                            --------       --------       --------
Cash end of year........................    $ (1,228)      $  4,379       $  3,151
                                            ========       ========       ========

                                 WORLDTEX, INC.

                      SUPPLEMENTARY FINANCIAL INFORMATION
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                          NET       GROSS      NET      NET INCOME
                                                         SALES     PROFIT    INCOME    PER SHARE(A)
                                                        --------   -------   -------   ------------
Unaudited Quarterly Financial Data
1996 Quarter
  First...............................................  $ 51,899   $ 9,746   $ 2,700       $.19
  Second..............................................    53,140    10,279     3,226        .22
  Third...............................................    50,150     8,965     2,481        .17
  Fourth..............................................    52,640    10,085     2,539        .17
                                                        --------   -------   -------
                                                        $207,829   $39,075   $10,946
                                                        ========   =======   =======
1995 Quarter
  First...............................................  $ 46,395   $ 8,269   $ 2,138       $.15
  Second..............................................    49,100     8,605     2,360        .16
  Third...............................................    47,314     7,818       395        .03
  Fourth..............................................    45,172     6,770       359        .02
                                                        --------   -------   -------
                                                        $187,981   $31,462   $ 5,252
                                                        ========   =======   =======
1994 Quarter
  First...............................................  $ 36,426   $ 5,386   $ 1,115       $.08
  Second..............................................    42,887     7,011     1,842        .13
  Third...............................................    41,626     6,158     1,387        .10
  Fourth..............................................    43,715     7,433     1,466        .10
                                                        --------   -------   -------
                                                        $164,654   $25,988   $ 5,810
                                                        ========   =======   =======

---------------
(A) Net income per share are calculated based upon the weighted average number of common shares outstanding and common equivalent shares during the period.

                                 WORLDTEX, INC.

                          CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                              SEPTEMBER 30, 1997
                                                                              ------------------
                                                                                 (UNAUDITED)
                                             ASSETS
Current assets:
  Cash......................................................................       $  8,435
  Accounts and notes receivable, less allowance for doubtful accounts of
     $2,605 in 1997 and $2,589 in 1996......................................         38,708
  Inventories:
  Raw materials.............................................................         13,393
  Work-in-process...........................................................          7,767
  Finished goods............................................................         16,736
                                                                                   --------
  Total inventories.........................................................         37,896
  Prepaid expenses and other current assets.................................          2,780
                                                                                   --------
          Total current assets..............................................         87,819
Property, plant and equipment, at cost:
  Land......................................................................          2,235
  Buildings and leasehold improvements......................................         29,445
  Machinery and equipment...................................................         89,524
                                                                                    121,204
  Less accumulated depreciation and amortization............................         37,059
                                                                                   --------
  Property, plant and equipment -- net......................................         84,145
Other assets................................................................          4,178
Cost in excess of net assets of acquired businesses, net of accumulated
  amortization of $7,340 in 1997 and $7,115 in 1996.........................         25,458
                                                                                   --------
                                                                                   $201,600
                                                                                   ========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:........................................................
  Short-term borrowings.....................................................       $  2,128
  Current installments of long-term debt....................................          7,807
  Accounts and notes payable -- trade and other liabilities.................         25,396
  Income taxes payable......................................................          1,431
                                                                                   --------
          Total current liabilities.........................................         36,762
  Long-term debt............................................................         66,428
  Other long-term liabilities...............................................          1,125
  Deferred income taxes.....................................................         15,996
                                                                                   --------
          Total liabilities.................................................        120,311
Stockholders' equity:
  Preferred stock...........................................................             --
  Common stock..............................................................            147
  Paid-in capital...........................................................         30,059
  Retained earnings.........................................................         63,662
  Cumulative foreign translation adjustment.................................        (11,081)
  Treasury stock, at cost...................................................         (1,498)
                                                                                   --------
          Total stockholders' equity........................................         81,289
                                                                                   --------
                                                                                   $201,600
                                                                                   ========
Commitments and contingencies...............................................

     See accompanying notes to unaudited consolidated financial statements.

                                 WORLDTEX, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                 NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                       (DOLLARS AND SHARES IN THOUSANDS)
                                   UNAUDITED

                                                                           1997         1996
                                                                         --------     --------
Net sales..............................................................  $148,350     $155,189
Cost of goods sold.....................................................   122,040      126,200
                                                                         --------     --------
  Gross profit.........................................................    26,310       28,989
Selling & administration expense.......................................    11,688       11,536
                                                                         --------     --------
  Operating profit.....................................................    14,622       17,453
Interest expense.......................................................    (4,417)      (4,391)
Other income (expense) -- net..........................................        30          456
                                                                         --------     --------
  Income before income taxes...........................................    10,235       13,518
Provision for income taxes.............................................     3,492        5,111
                                                                         --------     --------
  Net income...........................................................  $  6,743     $  8,407
                                                                         ========     ========
Net income per share...................................................  $   0.46     $   0.58
                                                                         ========     ========
Weighted average shares outstanding....................................    14,809       14,620
                                                                         ========     ========

     See accompanying notes to unaudited consolidated financial statements.

                                 WORLDTEX, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)
                                   UNAUDITED

                                                                           1997         1996
                                                                         --------     --------
Cash flows from operating activities:
Net income.............................................................  $  6,743     $  8,407
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization........................................     4,719        4,534
  Provision for losses on accounts receivable..........................       167          274
  Deferred income taxes................................................       183        1,227
  Change in assets and liabilities:
     Accounts and notes receivable.....................................    (3,264)      (5,441)
     Inventories.......................................................    (3,777)        (329)
     Prepaid expenses and other current assets.........................        43          431
     Accounts and notes payable -- trade and other.....................
     Accounts and notes payable -- trade and other current
      liabilities......................................................    (2,318)       3,496
     Income taxes payable..............................................       209       (1,245)
                                                                         --------     --------
          Net cash provided by operating activities....................     2,705       11,354
Cash flows from investing activities:
  Capital expenditures.................................................    (5,826)     (12,837)
  Other investing activities...........................................       997         (123)
                                                                         --------     --------
          Net cash used in investing activities........................    (4,829)     (12,960)
                                                                         --------     --------
Cash flows from financing activities:
  Borrowings under line of credit arrangements.........................     3,180       15,160
  Payments under line of credit arrangements...........................    (2,395)     (14,572)
  Borrowings under revolving credit facility...........................    80,140       94,700
  Payments under revolving credit facility.............................   (73,500)     (83,380)
  Stock issued or (reacquired) -- net..................................       113          (16)
  Other financing activities...........................................    (1,108)      (6,754)
                                                                         --------     --------
          Net cash provided by financing activities....................     6,430        5,138
                                                                         --------     --------
          Effects of exchange rate changes on cash.....................     2,012          (86)
                                                                         --------     --------
          Net increase in cash.........................................     6,318        3,446
Cash at beginning of period............................................     2,117        1,845
                                                                         --------     --------
Cash at end of period..................................................  $  8,435     $  5,291
                                                                         ========     ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
          Interest.....................................................  $  5,110     $  5,237
                                                                         ========     ========
          Income taxes.................................................  $  4,619     $  5,749
                                                                         ========     ========

     See accompanying notes to unaudited consolidated financial statements.

                                 WORLDTEX, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                   UNAUDITED

NOTE 1 -- BASIS OF PRESENTATION

     In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments consisting of only normal recurring accruals necessary to present fairly the financial position and results of operations for the interim periods reported hereon. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's annual report for the year ended December 31, 1996.

NOTE 2 -- TRANSACTIONS

     On October 3, 1997, the Company purchased certain assets from Texfi Industries for $7.7 million and paid $600,000 to cancel an equipment operating lease assumed from the seller. The acquisition will be recorded using the purchase method of accounting, with the excess purchase price allocated to the fair value of the assets purchased and liabilities assumed.

     On December 1, 1997, the Company purchased substantially all assets of Elastic Corporation of America for a purchase price of approximately $76.3 million and assumed obligations including a $6.0 million bond obligation. The acquisition will be recorded using the purchase method of accounting, with the excess purchase price allocated to the fair value of the assets purchased and liabilities assumed.

NOTE 3 -- SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION

     In contemplation of the proposed offering of $175,000,000 senior Notes, the following is summarized consolidating financial information for the Company, segregating the parent and guarantor subsidiaries from nonguarantor subsidiaries. The guarantor subsidiaries are wholly owned subsidiaries of the Company and guarantees are full, unconditional and joint and several. Separate financial statements of the guarantor subsidiaries and the eliminating entries have not been included because management believes that they are not material to investors.

                          CONSOLIDATING BALANCE SHEET

                                                                      SEPTEMBER 30, 1997
                                                        -----------------------------------------------
                                                         GUARANTOR       NON-GUARANTOR
                                                        SUBSIDIARIES     SUBSIDIARIES      CONSOLIDATED
                                                        ------------     -------------     ------------
                                                ASSETS
Current Assets:
  Cash................................................    $    330         $   8,105         $  8,435
  Accounts and notes receivable -- net................       9,164            29,544           38,708
  Inventories.........................................      14,682            23,214           37,896
  Prepaid expenses and other current assets...........       1,432             1,348            2,780
                                                          --------          --------         --------
          Total current assets........................      25,608            62,211           87,819
Property, plant and equipment -- net..................      31,412            52,733           84,145
Other assets..........................................       3,589               589            4,178
Cost in excess of net assets of acquired businesses...       7,974            17,484           25,458
Intercompany investments..............................      59,695           (59,695)              --
                                                          --------          --------         --------
                                                          $128,278         $  73,322         $201,600
                                                          ========          ========         ========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings...............................    $     --         $   2,128         $  2,128
  Current installments of long-term debt..............       7,143               664            7,807
  Accounts and notes payable-trade and other
     liabilities......................................       9,702            15,694           25,396
  Income taxes payable................................        (611)            2,042            1,431
                                                          --------          --------         --------
          Total current liabilities...................      16,234            20,528           36,762
Long-term debt........................................      61,887             4,541           66,428
Other long-term liabilities...........................          --             1,125            1,125
Deferred income taxes.................................       5,992            10,004           15,996
                                                          --------          --------         --------
          Total liabilities...........................      84,113            36,198          120,311
Stockholders' equity:
  Preferred stock.....................................          --                --               --
  Common stock........................................         147                --              147
  Paid-in capital.....................................      30,059                --           30,059
  Retained earnings...................................      15,457            48,205           63,662
  Cumulative foreign translation adjustment...........          --           (11,081)         (11,081)
  Less-Treasury stock, at cost........................      (1,498)               --           (1,498)
                                                          --------          --------         --------
          Total stockholders' equity..................      44,165            37,124           81,289
                                                          --------          --------         --------
Commitments and contingencies.........................    $128,278         $  73,322         $201,600
                                                          ========          ========         ========

                       CONSOLIDATING STATEMENTS OF INCOME

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997          NINE MONTHS ENDED SEPTEMBER 30, 1996
                              -------------------------------------------   -------------------------------------------
                               GUARANTOR     NON-GUARANTOR                   GUARANTOR     NON-GUARANTOR
                              SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED   SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                              ------------   -------------   ------------   ------------   -------------   ------------
Net sales...................    $ 42,370       $ 105,980       $148,350       $ 43,246       $ 111,943       $155,189
Cost of goods sold..........      36,768          85,272        122,040         38,848          87,352        126,200
                                 -------        --------       --------        -------        --------       --------
Gross profit................       5,602          20,708         26,310          4,398          24,591         28,989
Selling and administrative
  expense...................       4,383           7,305         11,688          4,044           7,492         11,536
                                 -------        --------       --------        -------        --------       --------
Operating profit............       1,219          13,403         14,622            354          17,099         17,453
Interest expense............      (2,432)         (1,985)        (4,417)        (2,223)         (2,168)        (4,391)
Other income -- net.........         888            (858)            30          1,303            (847)           456
                                 -------        --------       --------        -------        --------       --------
Income before income
  taxes.....................        (325)         10,560         10,235           (566)         14,084         13,518
Provision for income
  taxes.....................          79           3,413          3,492           (178)          5,289          5,111
                                 -------        --------       --------        -------        --------       --------
Net income..................    $   (404)      $   7,147       $  6,743       $   (388)      $   8,795       $  8,407
                                 =======        ========       ========        =======        ========       ========

                     CONSOLIDATING STATEMENTS OF CASH FLOWS

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997          NINE MONTHS ENDED SEPTEMBER 30, 1996
                              -------------------------------------------   -------------------------------------------
                               GUARANTOR     NON-GUARANTOR                   GUARANTOR     NON-GUARANTOR
                              SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED   SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                              ------------   -------------   ------------   ------------   -------------   ------------
Cash flows from operating
  activities:...............    $ (1,238)       $ 3,943        $  2,705       $    459       $  10,895       $ 11,354
Cash flows from investing
  activities:
  Capital expenditures......      (1,962)        (3,864)         (5,826)        (2,482)        (10,355)       (12,837)
  Other investing
    activities..............         983             14             997            254            (377)          (123)
                                 -------       --------        --------        -------        --------       --------
         Net cash used in
           investing
           activities.......        (979)        (3,850)         (4,829)        (2,228)        (10,732)       (12,960)
Cash flows from financing
  activities:
  Borrowings under line of
    credit arrangements.....          --          3,180           3,180             --          15,160         15,160
  Payments under line of
    credit arrangements.....          --         (2,395)         (2,395)            --         (14,572)       (14,572)
  Borrowings under revolving
    credit facility.........      80,140             --          80,140         94,700              --         94,700
  Payments under revolving
    credit facility.........     (73,500)            --         (73,500)       (83,380)             --        (83,380)
  Borrowings under long-term
    loans...................          --             --              --             --              --             --
  Stock (reacquired) or
    issued, net.............         113             --             113            (16)             --            (16)
  Other financing
    activities..............      (7,161)         6,053          (1,108)        (9,464)          2,710         (6,754)
         Net cash provided
           by financing
           activities.......        (408)         6,838           6,430          1,840           3,298          5,138
  Effects of exchange rate
    changes on cash.........       2,354           (342)          2,012             26            (112)           (86)
                                 -------       --------        --------        -------        --------       --------
         Net increase
           (decrease) in
           cash.............        (271)         6,589           6,318             97           3,349          3,446
Cash beginning of year......  601.......          1,516           2,117            168           1,677          1,845
                                 -------       --------        --------        -------        --------       --------
Cash end of year............    $    330        $ 8,105        $  8,435       $    265       $   5,026       $  5,291
                                 =======       ========        ========        =======        ========       ========

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
NFA Corp.
Chestnut Hill, Massachusetts

     We have audited the accompanying statements of assets, liabilities and divisional equity of the Elastic Corporation of America ("ECA") (a division of NFA Corp. ("NFA")) as of December 28, 1996, December 30, 1995, and December 31, 1994, and the related statements of income and divisional equity, and cash flows for the periods then ended. These financial statements are the responsibility of ECA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of ECA at December 28, 1996, December 30, 1995, and December 31, 1994, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared from the separate records maintained by ECA and may not necessarily be indicative of the conditions that would have existed or the results of operations if ECA had been operated as an unaffiliated company. As discussed in Note 1 to the financial statements, a portion of expenses represents allocations made from NFA home-office items applicable to ECA and other NFA corporate charges.

                                          DELOITTE & TOUCHE LLP

October 14, 1997

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY DECEMBER 28, 1996, DECEMBER 30, 1995 AND DECEMBER 31, 1994

                                                         1996            1995            1994
                                                      -----------     -----------     -----------
                                             ASSETS
Current assets:
Cash................................................  $   109,005     $   111,559     $   153,853
  Accounts receivable, less allowance for doubtful
     accounts of $330,000, $230,000, and $230,000,
     respectively (Note 9)..........................    9,569,967       6,865,331       9,652,638
  Employee loans....................................      233,188          94,987          84,687
  Inventories (Note 2)..............................   10,676,161       8,646,900      10,174,377
  Prepaid expenses..................................      297,433         194,118         316,335
                                                      -----------     -----------     -----------
          Total current assets......................   20,885,754      15,912,895      20,381,890
                                                      -----------     -----------     -----------
Property, plant and equipment:
  Land..............................................      159,558         159,558         159,558
  Building and leasehold improvements...............    5,346,247       5,251,544       4,482,994
  Machinery and equipment...........................   19,476,965      18,722,645      18,372,419
  Construction in progress..........................      286,500         144,520         361,847
                                                      -----------     -----------     -----------
                                                       25,269,270      24,278,267      23,376,818
  Less accumulated depreciation and amortization....   16,137,534      14,440,390      12,542,623
                                                      -----------     -----------     -----------
     Property, plant and equipment -- net...........    9,131,736       9,837,877      10,834,195
                                                      -----------     -----------     -----------
Escrow funds restricted under bond indenture........           --           8,808       1,031,517
                                                      -----------     -----------     -----------
Deferred financing cost.............................      171,615         195,079         220,043
                                                      -----------     -----------     -----------
          Total.....................................  $30,189,105     $25,954,659     $32,467,645
                                                      ===========     ===========     ===========

                       LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
  Accounts payable..................................  $ 1,959,779     $ 1,079,467     $ 1,832,469
  Accrued pension costs (Note 4)....................           --         556,050         395,372
  Accrued commissions...............................       20,475         100,000         269,356
  Accrued expenses (other)..........................      549,343         422,854         427,383
  Current maturities of long-term debt (Note 3).....           --         700,000         700,000
                                                      -----------     -----------     -----------
          Total current liabilities.................    2,529,597       2,858,371       3,624,580
Long-term debt (Note 3).............................    6,000,000       6,000,000       6,700,000
Deferred compensation (Note 6)......................      717,496         734,512         664,796
                                                      -----------     -----------     -----------
Total liabilities...................................    9,247,093       9,592,883      10,989,376
Commitments (Note 5)
Divisional equity (Note 7)..........................   20,942,012      16,361,776      21,478,269
                                                      -----------     -----------     -----------
          Total.....................................  $30,189,105     $25,954,659     $32,467,645
                                                      ===========     ===========     ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                   STATEMENTS OF INCOME AND DIVISIONAL EQUITY
      FIFTY-TWO-WEEK PERIODS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995
              AND FIFTY-THREE-WEEK PERIOD ENDED DECEMBER 31, 1994

                                                        1996             1995            1994
                                                     -----------     ------------     -----------
Net sales (Note 9).................................  $55,797,589     $ 58,055,129     $61,339,740
Cost of sales......................................   41,827,674       45,059,635      45,666,324
                                                     -----------     ------------     -----------
Gross profit.......................................   13,969,915       12,995,494      15,673,416
                                                     -----------     ------------     -----------
Selling, general and administrative expenses (Notes
  8 and 10)........................................    6,664,083        6,219,131       9,379,301
Interest expense (Notes 3, 7, and 8)...............      813,898        1,147,251       1,000,785
                                                     -----------     ------------     -----------
Total expenses.....................................    7,477,981        7,366,382      10,380,086
                                                     -----------     ------------     -----------
Net income.........................................    6,491,934        5,629,112       5,293,330
Divisional equity, beginning of period.............   16,361,776       21,478,269      20,729,793
Distributions to corporate.........................   (1,911,698)     (10,745,605)     (4,544,854)
                                                     -----------     ------------     -----------
Divisional equity, end of period...................  $20,942,012     $ 16,361,776     $21,478,269
                                                     ===========     ============     ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                            STATEMENTS OF CASH FLOWS
      FIFTY-TWO-WEEK PERIODS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995
              AND FIFTY-THREE-WEEK PERIOD ENDED DECEMBER 31, 1994

                                                        1996             1995            1994
                                                     -----------     ------------     -----------
Cash Flows From Operating Activities:
Net income.........................................  $ 6,491,934     $  5,629,112     $ 5,293,330
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Gain on disposal of property, plant and
     equipment.....................................           --          (15,081)         (3,000)
  Depreciation and amortization....................    1,876,702        1,943,071       1,992,437
  Changes in assets and liabilities:
     Accounts receivable, net......................   (2,842,837)       2,777,007        (978,832)
     Inventories...................................   (2,029,261)       1,527,477        (992,703)
     Prepaid expenses..............................     (103,315)         122,217         170,463
     Accounts payable and accrued expenses.........      371,226         (766,209)         (4,544)
     Deferred compensation.........................      (17,016)          69,716         307,682
                                                     -----------     ------------     -----------
          Net cash provided by operating
            activities.............................    3,747,433       11,287,310       5,784,833
                                                     -----------     ------------     -----------
Cash Flows From Investing Activities:
Addition to property, plant and equipment..........   (1,170,937)        (943,513)     (1,370,691)
Decrease in escrow funds restricted under bond
  indenture........................................        8,808        1,022,709         335,546
Proceeds from sale of equipment....................       23,840           36,805         200,240
                                                     -----------     ------------     -----------
          Net cash (used in) provided by investing
            activities.............................   (1,138,289)         116,001        (834,905)
                                                     -----------     ------------     -----------
Cash Flow From Financing Activities:
Repayments on notes payables.......................           --               --          (7,299)
Payments for long-term debt........................     (700,000)        (700,000)       (400,000)
Cash remitted to corporate.........................   (1,911,698)     (10,745,605)     (4,544,854)
                                                     -----------     ------------     -----------
          Net cash used in financing activities....   (2,611,698)     (11,445,605)     (4,952,153)
                                                     -----------     ------------     -----------
Net Decrease in Cash:..............................       (2,554)         (42,294)         (2,225)
Cash, Beginning of Period:.........................      111,559          153,853         156,078
                                                     -----------     ------------     -----------
Cash, end of Period:...............................  $   109,005     $    111,559     $   153,853
                                                     ===========     ============     ===========
Supplemental Cash Flow Information Cash paid for
  interest.........................................  $   379,969     $    399,678     $   294,302
                                                     ===========     ============     ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- Elastic Corporation of America ("ECA") is a division of NFA Corp. ("NFA"). ECA is engaged in the manufacture and distribution of narrow elastic and other specialty textiles. On September 19, 1997, NFA entered into a letter of intent to sell the ECA business of NFA.

     The accompanying financial statements include the historical basis financial statements of ECA. ECA has been operated as a division of NFA, sharing corporate services (audit, legal and group administrative functions) with other NFA divisions. The financial statements have been prepared from the separate records maintained for the ECA division for the periods presented, and include the historical assets, liabilities, revenues and expenses related to the ECA division. For the periods presented, selling, general and administrative expenses include a corporate charge which was determined based on 1.5% of sales. In addition, employee pension costs are allocated based on number of personnel. A cost of capital, at prime, is also charged by NFA for the average daily balance of net advances and loans ("divisional equity") in excess of specified amounts (Note 7).

     Management believes that the foregoing allocation for pension costs is reasonable; however, this allocation and the corporate charges do not necessarily equal the costs which would have been incurred on a stand-alone basis.

     The financial information included herein does not reflect any adjustments that may be made by the buyer to record the allocation of purchase price to the assets purchased and liabilities assumed in preparing an opening balance sheet, nor does it reflect what the results of operations are expected to be in the future or what the financial position and results of operations would have been had ECA been a separate stand-alone entity during the periods presented.

     Cash -- ECA was included in the centralized cash management system of NFA, whereby net daily cash activity of ECA's zero balance disbursement account was charged or credited to ECA through its divisional equity account (Note 7 ). Cash balances represent amounts associated with payroll and other miscellaneous bank accounts.

     Inventories -- Inventories are stated at the lower of cost, on a first-in, first-out ("FIFO") method, or market.

     Property, Plant and Equipment -- Property, plant and equipment is recorded at cost. Depreciation and amortization are computed principally by use of the straight-line method over the estimated useful lives (generally three to thirty years).

     Deferred Financing Cost -- The cost relating to long-term debt is capitalized and amortized using the interest method over the maturities of the related obligation.

     Revenue Recognition -- Sales are reflected in the statements of income and divisional equity when products are shipped.

     Income Taxes -- NFA has elected to be an S Corporation for federal income tax purposes. Income earned by NFA is allocated to stockholders who are responsible for the payment of taxes thereon. The states in which ECA operates permit S Corporation status for state income tax purposes. As a result of ECA operating in states which permit S Corporation status, no provision for income taxes has been provided in the accompanying financial statements.

     Use of Estimates -- The preparation of ECA's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                         NOTES TO FINANCIAL STATEMENTS

     Impairment of Long-Lived Assets -- In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." ECA's adoption of SFAS No. 121 in 1996 had no financial statement impact.

     Fiscal Year -- ECA operates on a fifty-two or fifty-three-week year ending on the last Saturday in December. The fiscal years ended December 28, 1996 and December 30, 1995 contained fifty-two weeks and December 31, 1994 contained fifty-three weeks.

2.  INVENTORIES

     Inventories at the balance sheet dates are as follows:

                                                DECEMBER 28,    DECEMBER 30,    DECEMBER 31,
                                                    1996            1995            1994
                                                ------------    ------------    ------------
        Raw materials and supplies...........   $  2,019,078     $2,152,763     $  2,318,698
        Work in process......................      4,774,643      3,968,341        3,830,128
        Finished goods.......................      3,882,440      2,525,796        4,025,551
                                                 -----------     ----------      -----------
                                                $ 10,676,161     $8,646,900     $ 10,174,377
                                                 ===========     ==========      ===========

3.  LONG-TERM DEBT

     Long-term debt at the balance sheet dates consists of the following:

                                                DECEMBER 28,    DECEMBER 30,    DECEMBER 31,
                                                    1996            1995            1994
                                                ------------    ------------    ------------
        Industrial Revenue Bonds, Columbiana,
          Alabama ("IRB-AL") rental payments
          payable $700,000 annually through
          1996, the remaining $6 million is
          due June 1, 2014 plus interest at
          variable rates ranging from
          3.12%-4.15%........................   $  6,000,000     $6,700,000     $  7,400,000
        Less current maturities..............             --       (700,000)        (700,000)
                                                  ----------     ----------       ----------
                                                $  6,000,000     $6,000,000     $  6,700,000
                                                  ==========     ==========       ==========

     In June 1992 NFA entered into a lease agreement ("the Agreement") with the Industrial Development Board of the City of Columbiana ("IDBCC"). Pursuant to the agreement, IDBCC, the issuer of $8,100,000 of Revenue Bonds ("the Bonds") issued for the purpose of financing the cost of acquiring, constructing and equipping an industrial facility ( ECA's Headquarters, "the NFA Project"), leased the NFA Project to NFA. NFA agreed to pay rentals to IDBCC equal to the debt service on the Bonds. The final maturity of the Bonds and the termination of the lease was June 1, 2004. IDBCC assigned and pledged to the bond trustee all of its rights under the lease. As security for the payment of the debt service on the Bonds, NFA entered into a Guaranty Agreement in favor of the bond trustee, guaranteeing payment on the debt service. The Guaranty is supported by an irrevocable direct pay Letter of Credit ("LOC") which permits the bond trustee to draw an amount sufficient to pay, when due, the principal of, and up to 200 days interest on, the bonds. The LOC was established to not exceed $6,333,334. There were no balances drawn or outstanding on this LOC at the balance sheet dates. As security for NFA's obligations under the LOC, NFA and IDBCC executed a mortgage, assignment of leases and security agreement in favor of the bank that issued the LOC, whereby the bank was granted a mortgage, and security interest in the NFA project. Under the terms of the Agreement and bond indenture, funds available to NFA were required to be deposited into an escrow project fund with

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                         NOTES TO FINANCIAL STATEMENTS

the bond trustee. Use of such funds was limited to the NFA Project. NFA is also required to comply with certain affirmative and negative covenants; these covenants restrict NFA from incurring other indebtedness, limit distributions of income and require the maintenance of certain financial ratios. NFA was in compliance with these covenants at the balance sheet dates. The obligation associated with the bond issuance and the related capital costs of the NFA Project have been recorded by ECA.

     The capitalized costs of the NFA project were approximately $7,700,000, $7,700,000 and $7,100,000 at December 28, 1996, December 30, 1995 and December
31, 1994, respectively.

     The net book value of the NFA Project costs was approximately $3,900,000, $4,100,000, and $4,400,000 at December 28, 1996, December 30, 1995, and December
31, 1994, respectively.

     In May 1997 the lease was amended to extend the term of the agreement from June 1, 2004 to June 1, 2014. In conjunction with the execution of the amendment, bond holders approved an amendment to the bond indenture to remove the requirements for scheduled annual mandatory redemption of the bonds on June 1, 1997 and thereafter. The indenture was also amended to extend the final maturity of the bonds from June 1, 2004 to June 1, 2014. The expiration of the LOC has been extended to March 31, 1999. The scheduled maturity of long-term debt as of December 28, 1996 reflects the lease amendment.

4.  RETIREMENT PLANS

     Until December 30, 1995, NFA had a noncontributory defined benefit retirement plan covering substantially all nonunion employees, including employees of ECA. The plan provided benefits to employees upon retirement that were correlated to the Social Security law.

     The benefits under the plan were based on the employee's highest seven years of compensation. NFA's policy was to fund the minimum required contribution necessary to meet the present and future obligations of the plan. Contributions were intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future. Contributions were made to a tax-exempt master trust. Plan assets consisted principally of listed equity securities, corporate obligations and U.S. Government bonds.

     In 1995, NFA adopted a plan amendment, effective December 31, 1995, ceasing the addition of new participants to the plan. The plan obligations were remeasured using an assumed discount rate of 6% and a long-term rate of return of 6%. In 1996 the plan was terminated and the plan obligation was settled in 1997. NFA recognized a curtailment gain of approximately $1,129,000 upon amending the plan. There was no allocation of the curtailment gain to ECA. As all activity determined costs have previously been recorded, NFA believes that it has no further costs relating to this plan after 1995.

     Pension costs for 1995 and 1994 related to the employees of the ECA business were determined based on actuarial calculations and allocations, based on number of employees, as follows:

                                                                 1995          1994
                                                               ---------     ---------
        Service cost -- benefits earned during the
          period...........................................    $ 431,849     $ 358,790
        Interest cost on projected benefit obligation......      362,245       295,712
        Actual return on plan asset........................     (237,710)     (266,630)
        Net amortization and deferral......................          916       (11,743)
                                                                --------      --------
        Net pension expense................................    $ 557,300     $ 376,129
                                                                ========      ========

     NFA maintains a 401(k) defined contribution plan covering substantially all employees. Beginning in 1996, the plan includes an employer annually elective matching contribution provision. The 401(k) expense applicable to ECA employees amounted to $77,115 in 1996.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                         NOTES TO FINANCIAL STATEMENTS

5.  COMMITMENTS

     NFA leases certain equipment and vehicles under noncancelable leases expiring at various dates through 2002. Certain of these leases contain renewal and purchase options. Future minimum rental commitments on leases applicable to the ECA business were as follows:

            1997...................................................    $  801,318
            1998...................................................       603,043
            1999...................................................       561,259
            2000...................................................       551,805
            2001...................................................       493,820
            2002...................................................        97,342
                                                                       ----------
                                                                       $3,108,587
                                                                       ==========

     Rentals charged to operations under these leases were $759,505, $623,772, and $214,177 for 1996, 1995, and 1994, respectively.

     Under patent agreements entered into by NFA, NFA is required to pay royalties relating to the sale of certain ECA products. Royalty amounts charged to selling, general and administrative expenses were $385,200, $381,900, and $460,500 for 1996, 1995, and 1994, respectively.

6.  DEFERRED COMPENSATION AND EMPLOYMENT AGREEMENTS

     NFA has established nonqualified unfunded deferred compensation agreements for certain ECA employees. One agreement provides for fixed monthly benefits payable until February 1, 1997, on which date the remaining balance will be paid out in full. The outstanding unfunded obligation under this agreement amounted to $98,022 and was included in accrued expenses at December 28, 1996. The other agreement is part of an employment agreement and pertains to a bonus arrangement based on ECA's annual pretax income in excess of a specified base, less certain adjustments. The base amounts for periods subsequent to December 31, 1994 were not exceeded and, as such, no accrual has been recorded for 1995 and 1996. The deferred compensation is payable on January 1, 2006, or earlier in the event of termination, and earns interest at 66% of the prime rate (8.5% at December 28, 1996). The employment agreement, which expires on January 1, 2006, provides for an annual base salary of $160,000, effective January 1, 1996 with annual increases based on the greater of the consumer price index or a specified amount. The minimum base salary will be $200,000 through December 31, 2000 and $240,000 thereafter. Provisions of the agreement also provide for the payment by NFA of a portion of the proceeds, subject to certain conditions, from a sale, as defined, of NFA. Proceeds to which the employee would be entitled shall be determined based on a formula as specified in the agreement. As a result of the letter of intent entered into by NFA (Note 1), NFA intends on paying a portion of the proceeds from the proposed sale of ECA to the employee under this provision of his employment agreement. The financial statements do not include any amounts that might be payable upon the sale of ECA. Any amounts paid will be recorded in the period in which a sale is consummated. Severance payments are also provided for under the agreement.

     Deferred compensation expense, including interest, aggregated $43,724, $40,218, and $285,432 in 1996, 1995, and 1994, respectively.

7.  DIVISIONAL EQUITY

     Divisional equity represents NFA's investment in the ECA business and is comprised of permanent loans and advances, net income of the ECA business, intracompany receivables and payables and cumulative

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                         NOTES TO FINANCIAL STATEMENTS

receipts less disbursements through ECA's zero balance cash account. NFA charges ECA an interest (or cost of capital) charge based on the average daily balance of divisional equity in excess of $7,500,000 at prime (8.5%, 8.5%, and 8% at December 28, 1996, December 30, 1995, and December 31, 1994, respectively) (Note
8).

8.  RELATED-PARTY TRANSACTIONS

     ECA is charged a home office service fee of 1.5% of its total sales by NFA. The home office service fee, which is included in selling, general and administrative expense, was $836,922, $870,827, and $920,097 for 1996, 1995, and
1994, respectively.

     ECA is also charged a cost of capital in the form of interest by NFA (Note
7). Total interest expense charged to ECA by NFA was $437,157, $703,282, and $629,063 for 1996, 1995, and 1994, respectively.

9.  SIGNIFICANT CUSTOMERS

     During 1996, 1995, and 1994, one unrelated customer accounted for approximately 13%, 24%, and 29%, and another unrelated customer accounted for approximately 10%, 9%, and 10%, respectively, of ECA's revenues. Additionally, at December 28, 1996, December 30, 1995, and December 31, 1994, accounts receivable from one customer approximated 31%, 31%, and 42%, respectively; accounts receivable from the other customer approximated 6%, 4%, and 4%, respectively, of ECA's accounts receivable.

10.  CONTINGENCIES

     NFA is a defendant in certain litigation relating to counterclaims filed against ECA in connection with patents used by ECA. It is the opinion of management that any losses in connection with this matter will not have a material adverse effect on the financial position or results of operations of ECA. Legal fees associated with certain litigation have been recorded by ECA in the amount of approximately $855,200, $49,000, and $956,700 for 1996, 1995, and
1994, respectively. In addition, in 1995, NFA settled certain litigation pertaining to ECA for $2,000,000. This amount, which was recorded by NFA in 1994, has been allocated to ECA and is included in selling, general and administrative expenses for 1994.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY

                                                                              SEPTEMBER 27, 1997
                                                                              ------------------
                                                                                 (UNAUDITED)
                                  ASSETS
Current assets:
Cash......................................................................       $    179,772
  Accounts receivable less allowance for doubtful accounts of $906,000....         11,826,938
  Employee loans..........................................................            213,544
  Inventories.............................................................         11,752,408
  Prepaid expenses........................................................            506,278
                                                                                    ---------
          Total current assets............................................         24,478,940
                                                                                    ---------
Property, plant and equipment:
  Land....................................................................            159,558
  Building and leasehold improvements.....................................          5,577,360
  Machinery and equipment.................................................         20,154,087
  Construction in progress................................................          1,551,835
                                                                                    ---------
                                                                                   27,442,840
  Less accumulated depreciation...........................................         17,513,209
                                                                                    ---------
                                                                                    9,929,631
                                                                                    ---------
Other assets..............................................................            759,786
                                                                                    ---------
          Total...........................................................       $ 35,168,357
                                                                                    =========
                    LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Accounts payable........................................................       $  2,827,182
  Accrued expenses........................................................          1,365,728
  Current maturities of long-term debt....................................                 --
                                                                                    ---------
          Total current liabilities.......................................          4,192,910
Long-term debt............................................................          6,000,000
Deferred compensation.....................................................            717,496
                                                                                    ---------
          Total liabilities...............................................         10,910,406
                                                                                    ---------
Commitments
Divisional equity.........................................................         24,257,951
                                                                                    ---------
          Total...........................................................       $ 35,168,357
                                                                                    =========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                   STATEMENTS OF INCOME AND DIVISIONAL EQUITY
       THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
                                  (UNAUDITED)

                                                                       1997            1996
                                                                    -----------     -----------
Net sales.......................................................    $52,738,894     $41,779,106
Cost of sales...................................................     38,913,629      31,151,218
                                                                    -----------     -----------
Gross Profit....................................................     13,825,265      10,627,888
                                                                    -----------     -----------
Selling, general and administrative expenses....................      6,447,226       5,241,023
Interest expense................................................        983,361         615,274
                                                                    -----------     -----------
Total expenses..................................................      7,430,587       5,856,297
                                                                    -----------     -----------
Net income......................................................      6,394,678       4,771,591
                                                                    -----------     -----------
Divisional equity, beginning of period..........................     20,942,012      16,361,776
Distributions to corporate......................................     (3,078,739)     (3,335,556)
                                                                    -----------     -----------
Divisional equity, end of period................................    $24,257,951     $17,797,811
                                                                    ===========     ===========

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                            STATEMENTS OF CASH FLOWS
       THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
                                  (UNAUDITED)

                                                                       1997            1996
                                                                    -----------     -----------
Cash flows from operating activities:
  Net income....................................................    $ 6,394,678     $ 4,771,591
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..............................      1,387,502       1,673,151
  Changes in assets and liabilities provided (used) cash:
     Accounts receivable, net...................................     (2,837,327)     (2,424,444)
     Inventories................................................     (1,076,247)     (1,222,345)
     Prepaid expenses...........................................       (208,845)       (108,271)
     Accounts payable and accrued expenses......................      1,663,315       2,102,149
     Deferred compensation......................................             --         (54,533)
                                                                    -----------     -----------
          Net cash provided operating activities................      5,323,076       4,737,298
                                                                    -----------     -----------
Cash flows from investing activities:
  Decrease in escrow funds restricted under bond indenture......             --           4,778
  Additions to property, plant and equipment....................     (2,173,570)       (677,931)
                                                                    -----------     -----------
                                                                     (2,173,570)       (673,153)
                                                                    -----------     -----------
Cash flows from financing activities:
  Cash remitted to NFA Corp.....................................     (3,078,739)     (3,335,556)
  Payments for long term debt...................................             --        (700,000)
                                                                    -----------     -----------
                                                                     (3,078,739)     (4,035,556)
                                                                    -----------     -----------
Net increase cash...............................................         70,767          28,589
Cash, beginning of period.......................................        109,005         111,559
                                                                    -----------     -----------
Cash, end of period.............................................    $   179,772     $   140,148
                                                                    ===========     ===========
Supplemental cash flow information -- cash paid for interest....        240,734         256,878
                                                                    -----------     -----------

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- Elastic Corporation of America ("ECA") is a division of NFA Corp. ("NFA"). ECA is engaged in the manufacture and distribution of narrow elastic and other specialty textiles. On December 1, 1997, NFA sold the ECA business to Worldtex, Inc.

     The accompanying unaudited interim financial statements include the historical basis financial statements of ECA. ECA has been operated as a division of NFA, sharing corporate services (audit, legal and group administrative functions) with other NFA divisions. The financial statements have been prepared from the separate records maintained for the ECA division. Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. As such, these interim financial statements should be read in conjunction with ECA's 1996 financial statements and notes thereto.

     In the opinion of ECA management, the accompanying interim unaudited financial statements as of September 27, 1997 and for the thirty-nine weeks ended September 27, 1997 have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a presentation of the financial position and operating results of ECA for the period in accordance with the basis of presentation described in Note 1 to the audited ECA financial statements.

     Accounts Receivable and Other Assets -- Other assets consist of long term accounts receivable and deferred financing costs. Accounts receivable and Other Assets include approximately $1,900,000 (of which $600,000 was classified as long term accounts receivable) of accounts receivable which were not sold to Worldtex, Inc. At September 27, 1997, ECA provided for an additional allowance of $500,000 for doubtful accounts. Subsequently, in December 1997, the entire amount of accounts receivable not sold were determined to be substantially uncollectible.

2.  INVENTORIES

     Inventories at the balance sheet date are as follows:

                                                                      SEPTEMBER 27,
                                                                          1997
                                                                      -------------
            Raw materials and supplies..............................   $  2,377,046
            Work in process.........................................      5,398,844
            Finished goods..........................................      3,976,518
                                                                       ------------
                                                                       $ 11,752,408
                                                                       ============

3.  LONG-TERM DEBT

     In June 1992 NFA entered into a lease agreement ("the Agreement") with the Industrial Development Board of the City of Columbiana ("IDBCC"). Pursuant to the agreement, IDBCC, the issuer of $8,100,000 of Revenue Bonds ("the Bonds") issued for the purpose of financing the cost of acquiring, constructing and equipping an industrial facility (ECA's Headquarters, "the NFA Project"), leased the NFA Project to NFA. NFA agreed to pay rentals to IDBCC equal to the debt service on the Bonds. The final maturity of the Bonds and the termination of the lease was June 1, 2004. IDBCC assigned and pledged to the bond trustee all of its rights under the lease. As security for the payment of the debt service on the Bonds, NFA entered into a

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

Guaranty Agreement in favor of the bond trustee, guaranteeing payment on the debt service. The Guaranty is supported by an irrevocable direct pay Letter of Credit ("LOC") which permits the bond trustee to draw an amount sufficient to pay, when due, the principal of, and up to 200 days interest on, the bonds. The LOC was established to not exceed $6,333,334. There were no balances drawn or outstanding on this LOC at the balance sheet dates. As security for NFA's obligations under the LOC, NFA and IDBCC executed a mortgage, assignment of leases and security agreement in favor of the bank that issued the LOC, whereby the bank was granted a mortgage, and security interest in the NFA project. Under the terms of the Agreement and bond indenture, funds available to NFA were required to be deposited into an escrow project fund with the bond trustee. Use of such funds was limited to the NFA Project. NFA is also required to comply with certain affirmative and negative covenants; these covenants restrict NFA from incurring other indebtedness, limit distributions of income and require the maintenance of certain financial ratios. NFA was in compliance with these covenants at the balance sheet dates. The obligations associated with the bond issuance and the related capital costs of the NFA Project have been recorded by ECA.

     In May 1997 the lease was amended to extend the term of the agreement from June 1, 2004 to June 1, 2014. In conjunction with the execution of the amendment, bond holders approved an amendment to the bond indenture to remove the requirements for scheduled annual mandatory redemption of the bonds on June 1, 1997 and thereafter. The indenture was also amended to extend the final maturity of the bonds from June 1, 2004 to June 1, 2014. The expiration of the LOC has been extended to March 31, 1999.

4.  DEFERRED COMPENSATION AND EMPLOYMENT AGREEMENTS

     NFA has established nonqualified unfunded deferred compensation agreements for certain ECA employees. One agreement provides for fixed monthly benefits payable until February 1, 1997, on which date the remaining balance was paid out in full. The other agreement is part of an employment agreement and pertains to a bonus arrangement based on ECA's annual pretax income in excess of a specified base, less certain adjustments. The base amounts for periods subsequent to December 31, 1994 were not exceeded and, as such, no accrual has been recorded subsequent to December 31, 1994. The deferred compensation is payable on January 1, 2006, or earlier in the event of termination, and earns interest at 66% of the prime rate. The employment agreement, which expires on January 1, 2006, provides for an annual base salary of $160,000, effective January 1, 1996 with annual increases based on the greater of the consumer price index or a specified amount. The minimum base salary will be $200,000 through December 31, 2000 and $240,000 thereafter. Provisions of the agreement also provide for the payment by NFA of a portion of the proceeds, subject to certain conditions, from a sale, as defined, of NFA. Proceeds to which the employee would be entitled shall be determined based on a formula as specified in the agreement. As a result of the sale of the assets of the ECA business to Worldtex, Inc. on December 1, 1997, amounts due to the employee under the provision of his employment agreement were paid by NFA. The amounts paid were recorded in the period in which the sale was consummated. Severance payments are also provided for under the agreement.

5.  DIVISIONAL EQUITY

     Divisional equity represents NFA's investment in the ECA business and is comprised of permanent loans and advances, net income of the ECA business, intracompany receivables and payables and cumulative receipts less disbursements through ECA's zero balance cash account. NFA charges ECA an interest (or cost of capital) charge based on the average daily balance of divisional equity in excess of $7,500,000 at prime.

6.  CONTINGENCIES

     NFA is a defendant in certain litigation relating to counterclaims filed against ECA in connection with patents used by ECA. It is the opinion of management that any losses in connection with this matter will not have a material adverse effect on the financial position or results of operations of ECA.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                       ------
Prospectus Summary.....................      5
Risk Factors...........................     16
The Company............................     22
Use of Proceeds........................     23
The Exchange Offer.....................     24
Capitalization.........................     32
Pro Forma Combined Financial
  Information..........................     33
Selected Historical Financial
  Information..........................     38
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................     40
Business...............................     49
Description of Other Indebtedness......     57
Description of Notes...................     58
Certain United States Federal Tax
  Considerations.......................     80
Plan of Distribution...................     82
Legal Matters..........................     82
Experts................................     83
Available Information..................     83
Index to Financial Statements..........    F-1

======================================================
                          ======================================================

                                    WORLDTEX
                             OFFER TO EXCHANGE ITS
                          9 5/8% SERIES B SENIOR NOTES
                            DUE 2007 WHICH HAVE BEEN
                              REGISTERED UNDER THE
                           SECURITIES ACT OF 1933, AS
                            AMENDED, FOR ANY AND ALL
                           OF ITS OUTSTANDING 9 5/8%
                         SERIES A SENIOR NOTES DUE 2007
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                                          , 1998

                          ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of a director of the Company shall be eliminated or limited, without further shareholder action, to the fullest extent possible under Delaware law as so amended.

     Section 145 of the Delaware General Corporation Law contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Company's Certificate of Incorporation contains provisions requiring indemnification by the Company of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions will provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

     The Company has a contract for insurance coverage under which the Company's officers and directors (as well as the Company) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

ITEM 21.  EXHIBITS.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          WORLDTEX, INC.

                                          By:      /s/ BARRY D. SETZER
                                            ------------------------------------
                                                      Barry D. Setzer
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

              SIGNATURE                                        TITLE
-------------------------------------  ------------------------------------------------------
         /s/ BARRY D. SETZER           President, Chief Executive Officer and Director
-------------------------------------  (Principal Executive Officer)
           Barry D. Setzer

        /s/ RICHARD J. MACKEY          Chairman of the Board, Chief Financial Officer and
-------------------------------------  Director
          Richard J. Mackey            (Principal Financial and Accounting Officer)
-------------------------------------  Director
           Claude D. Egler

           JOHN B. FRASER*             Director
-------------------------------------
           John B. Fraser

                                       Director
-------------------------------------
          Salim M. Ibrahim

            WILLI ROELLI*              Director
-------------------------------------
            Willi Roelli

         MICHAEL B. WILSON*            Director
-------------------------------------
          Michael B. Wilson

          JOHN K. ZIEGLER*             Director
-------------------------------------
           John K. Ziegler

       BY: /s/ BARRY D. SETZER
-------------------------------------
           Barry D. Setzer
    (Attorney-in-fact for persons
      indicated by an asterisk)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          REGAL MANUFACTURING COMPANY, INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------
             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President, Chief Financial Officer and
---------------------------------------------  Director
              Richard J. Mackey                (Principal Financial and Accounting Officer)

           /s/ KENNETH W. O'NEILL              Director
---------------------------------------------
             Kenneth W. O'Neill

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          WILLCOX & GIBBS FILIX OF DELAWARE,
                                          INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President, Chief Financial Officer and
---------------------------------------------  Director
              Richard J. Mackey                (Principal Financial and Accounting Officer)

           /s/ KENNETH W. O'NEILL              Director
---------------------------------------------
             Kenneth W. O'Neill

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          ELASTIC CORPORATION OF AMERICA, INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President, Chief Financial Officer and
                                               Director
---------------------------------------------  (Principal Financial and Accounting Officer)
              Richard J. Mackey

           /s/ MITCHELL R. SETZER              Director
---------------------------------------------
             Mitchell R. Setzer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          ELASTEX, INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President, Chief Financial Officer and
                                               Director
---------------------------------------------  (Principal Financial and Accounting Officer)
              Richard J. Mackey

           /s/ MITCHELL R. SETZER              Director
---------------------------------------------
             Mitchell R. Setzer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          REGAL YARNS OF ARGENTINA, INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President and Chief Financial Officer
---------------------------------------------  (Principal Financial and Accounting Officer)
              Richard J. Mackey

           /s/ KENNETH W. O'NEILL              Director
---------------------------------------------
             Kenneth W. O'Neill

           /s/ MITCHELL R. SETZER              Director
---------------------------------------------
             Mitchell R. Setzer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          WTX COLOMBIA I, INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President, Chief Financial Officer and
                                               Director
---------------------------------------------  (Principal Financial and Accounting Officer)
              Richard J. Mackey

           /s/ MITCHELL R. SETZER              Director
---------------------------------------------
             Mitchell R. Setzer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on January 30, 1998.

                                          WTX COLOMBIA II, INC.

                                          By:      /s/ BARRY D. SETZER

                                            ------------------------------------
                                                      Barry D. Setzer
                                              Chairman of the Board and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on January 30, 1998.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

             /s/ BARRY D. SETZER               Chairman of the Board,
---------------------------------------------  Chief Executive Officer and Director
               Barry D. Setzer                 (Principal Executive Officer)

            /s/ RICHARD J. MACKEY              Vice President, Chief Financial Officer and
                                               Director
---------------------------------------------  (Principal Financial and Accounting Officer)
              Richard J. Mackey

           /s/ MITCHELL R. SETZER              Director
---------------------------------------------
             Mitchell R. Setzer

                               INDEX TO EXHIBITS

EXHIBIT NUMBER                                 DESCRIPTION                                   PAGE
--------------  -------------------------------------------------------------------------    ----
      2.1       Asset Purchase Agreement, dated as of October 29, 1997, among Elastic
                Corporation of America, Inc. (a wholly-owned subsidiary of Worldtex,
                Inc.), Worldtex, Inc., and NFA Corp. Filed as Exhibit 2.1 to the
                Worldtex, Inc. Current Report on Form 8-K dated December 1, 1997 and incorporated herein by reference.
      4.1       Indenture, dated as of December 1, 1997, by and among Worldtex, Inc.,
                Willcox & Gibbs Filix of Delaware, Inc., Regal Manufacturing Company,
                Inc., Elastic Corporation of America, Inc., Elastex, Inc., Regal Yarns of
                Argentina, Inc., WTX Colombia I, Inc. and WTX Colombia II, Inc.
                (together, other than Worldtex, Inc., the "Guarantors"), and IBJ Schroder
                Bank & Trust Company, as Trustee, with respect to the Series A and Series
                B 9 5/8% Senior Notes due 2007.
      4.2       Purchase Agreement, dated November 20, 1997, by and among Worldtex, Inc.
                and NationsBanc Montgomery Securities, Inc., BancAmerica Robertson
                Stephens and Interstate/Johnson Lane Corporation (the "Initial
                Purchasers").
      4.3       Registration Rights Agreement, dated as of December 1, 1997, by and among
                Worldtex, Inc., the Guarantors and the Initial Purchasers.
      4.4       Form of New Note (contained in Exhibit 4.1).
      5.1       Opinion of Hughes Hubbard & Reed LLP, as to the legality of securities registered hereunder.
     12.1       Computation of ratio of earnings to fixed charges.
     23.1       Consent of Hughes Hubbard & Reed LLP (contained in Exhibit 5.1).
     23.2       Consent of KPMG Peat Marwick LLP.
     23.3       Consent of Deloitte & Touche LLP.
     24.1       Powers of Attorney of certain directors and officers of the Company.
     25.1       Form T-1 Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee.
     99.1       Form of Letter of Transmittal with respect to the Exchange Offer.
     99.2       Form of Letter of Guaranteed Delivery.
     99.3       Form of Letter to Brokers, Dealers.
     99.4       Form of Letter to Clients.
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